   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY   , 1997
                                                       REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             OMNIPOINT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     2000 NORTH 14TH STREET, SUITE 550 ARLINGTON, VA 22201 (703) 522-7778 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

        DELAWARE                       4812                    04-2969720
                                 (PRIMARY STANDARD            (IRS EMPLOYER
     (STATE OR OTHER                INDUSTRIAL             IDENTIFICATION NO.)
     JURISDICTION OF            CLASSIFICATION CODE
    INCORPORATION OR                  NUMBER)
      ORGANIZATION)

                               ----------------

   DOUGLAS G. SMITH OMNIPOINT CORPORATION 2000 NORTH 14TH STREET, SUITE 550
                      ARLINGTON, VA 22201 (703) 522-7778
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                        EDWIN M. MARTIN, JR., ESQUIRE
                        JAY GARY FINKELSTEIN, ESQUIRE
                           PIPER & MARBURY L.L.P.
                           1200 19TH STREET, N.W.
                           WASHINGTON, D.C. 20036
                               (202) 861-3900

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                            PROPOSED         PROPOSED
                               AMOUNT        MAXIMUM         MAXIMUM
  TITLE OF EACH CLASS OF       TO BE        PER NOTE        AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED OFFERING PRICE(1) OFFERING PRICE REGISTRATION FEE
-----------------------------------------------------------------------------------------
 11 5/8% Series A Senior
  Notes due 2006........      200,000        $1,000        $200,000,000      $60,606

================================================================================
(1) The Proposed Maximum Offering Price Per Note is based on the actual
    Offering Price Per Note of $1,000.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, JANUARY   , 1997


                 [LOGO OF OMNIPOINT CORPORATION APPEARS HERE]

         OFFER TO EXCHANGE ITS 11 5/8% SERIES A SENIOR NOTES DUE 2006,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 11 5/8% SERIES A SENIOR NOTES DUE 2006

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON
                             , 1997, UNLESS EXTENDED.

  Omnipoint Corporation (the "Company" or "Omnipoint") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange its 11 5/8% Series A Senior Notes due 2006 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an equal principal amount of its outstanding 11 5/8% Series A Senior Notes due 2006 (the "Old Notes"), of which $200,000,000 aggregate principal amount are outstanding as of the date hereof. The New Notes and the Old Notes are collectively referred to herein as the "Notes."

  The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., Eastern Standard Time, on the date the Exchange Offer expires (the "Expiration Date"), which will be
           , 1997 (20 business days following the commencement of the Exchange Offer), unless the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

  The New Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture (as defined), which governs both the Old Notes and the New Notes. The form and terms of the New Notes are generally the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the New Notes."

  Interest on the New Notes will be payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1997. The New Notes will mature on August 15, 2006 and except as set forth below, the New Notes will not be redeemable at the option of the Company prior to August 15, 2001. On or after August 15, 2001, the Company may redeem the New Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. In addition, at any time prior to August 15, 1999, the Company may redeem up to one-third of the Notes originally outstanding at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net proceeds of one or more Public Equity Offerings or sales of certain capital stock of the Company to one or more Strategic Equity Investors (each as defined); provided that after any such redemption at least two-thirds of the aggregate principal amount of the Notes originally outstanding remains outstanding.

                                                        (continued on next page)

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD NOTES WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE   COMMISSION  OR   ANY   STATE  SECURITIES   COMMISSION  NOR   HAS
   THE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  PASSED  UPON  THE
     ACCURACY OR ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.

                The Date of This Prospectus is January   , 1997.

Upon the occurrence of a Change of Control (as defined), the Company will be required to offer to repurchase the outstanding New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

  The New Notes will be senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future senior indebtedness of the Company and will rank senior to all existing and future subordinated indebtedness of the Company. Since the Company conducts a substantial amount of its business through subsidiaries, the New Notes will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries. As of September 30, 1996, the Company has approximately $1,185.1 million of consolidated indebtedness on a pro forma basis after giving effect to the private placement of the Old Notes, and the Company's subsidiaries have approximately $737.0 million of aggregate indebtedness (including trade payables) to which the New Notes would be effectively subordinated. The indenture pursuant to which the New Notes are to be issued (the "Indenture") permits the Company and its subsidiaries to incur additional indebtedness, including senior and secured indebtedness, subject to certain limitations. See "Description of the New Notes."

  Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement with any person to participate in the distribution of such New Notes. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Notes in exchange for the New Notes, each holder, other than a broker-dealer, will represent to the Company that (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act); (ii) any New Notes to be received by it were acquired in its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  Prior to this Exchange Offer, there has been no public market for the Old Notes or New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. See "Risk Factors--Lack of Public Market."

  Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., BA Securities, Inc. and Montgomery Securities (the "Initial Purchasers") have agreed that one or more of them will act as market-makers for the New Notes. However, the Initial Purchasers are not obligated to so act and they may discontinue any such market-making at any time without notice. The Company will not receive any proceeds from this Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. As used herein, unless otherwise indicated, the terms "Company" and "Omnipoint" refer to Omnipoint Corporation and its subsidiaries, and "OCI" refers to Omnipoint Communications Inc. The term population equivalents ("POPs") means the Paul Kagan Associates 1996 PCS Atlas & Databook estimate of the 1996 population of a particular Major Trading Area ("MTA") or Basic Trading Area ("BTA") or the total U.S. Certain other terms used in this Prospectus are defined in the "Glossary of Terms."

                                  THE COMPANY

  Omnipoint is a leader in commercializing personal communications services ("PCS"). Omnipoint has been awarded PCS licenses for 40.2 million POPs and is the winning bidder on additional PCS licenses for areas that will increase the Company's total holdings to approximately 96.5 million non-overlapping POPs. Over 60% of these POPs are located in a contiguous area in the northeast region of the U.S. from Maine to Virginia. With the completion of the recent auction by the FCC of the D, E and F Block PCS licenses (the "D, E and F Block auction"), Omnipoint will be the fourth largest PCS licensee in the U.S.

  The Company holds a license for the New York MTA, the largest MTA in the U.S., with approximately 26.9 million POPs, and Entrepreneurs' Band C Block PCS licenses for 18 BTAs with approximately 13.3 million POPs, including the Philadelphia, Atlantic City, Buffalo and Rochester BTAs. In the recently completed D, E, and F Block auction, the Company was the winning bidder on 109 licenses (59 D and E Block licenses and 50 Entrepreneurs' Band F Block licenses). The winning bids include licenses in Boston, Providence, Washington D.C., Baltimore, Miami, Detroit, St. Louis, Indianapolis, Norfolk, and other BTAs. The Company will pay an average of $10.75 per POP over periods of five and ten years for its licenses covering 96.5 million POPs. The Company also develops technology and equipment for PCS. The Company's proprietary technology is suitable for a variety of digital wireless applications including wireless local loop ("WLL"). Omnipoint's technology will be integrated with both wireless Global System for Mobile Communications ("GSM") networks and local telephone switching platforms.

  Omnipoint has spent several years developing and refining its core technology based on spread spectrum since the Company's incorporation in 1987. From inception to 1992, the Company developed several working prototypes for various wireless voice, data and digitized compressed video transmission projects. The Company's success in developing its technology for the first digital PCS system at 1.9 GHz during 1991 and 1992 was instrumental in the Federal Communications Commission ("FCC") awarding the Company one of three Pioneer's Preferences in 1993. As a result of the Pioneer's Preference, the FCC issued to the Company in December 1994 a 30 MHz license to provide PCS services for the New York MTA (the "New York MTA License"). See "Business--Regulatory Environment--Pioneer's Preference Program."

  Omnipoint's strategy for its service business is to become a leading provider of wireless services in its markets. The Company commenced operation of the first commercial PCS service in the New York City area at the end of 1996. The Company will continue to build out the New York MTA network and plans to build and operate PCS networks in the areas covered by its BTA licenses, focusing initially on the most densely populated portions of these areas and on major commuting corridors. The Company believes that existing cellular systems in the most densely populated areas, particularly within the New York City metropolitan area, provide inadequate capacity and that the anticipated growth in wireless demand will add to this problem, particularly during peak service hours. The Company intends to use a combination of Omnipoint's proprietary technology system (the "Omnipoint System") and GSM to provide superior wireless services to its customers. The Company plans to offer a variety of services to its customers, including voice and data transmission, call forwarding, call waiting and paging capability. See "Business--Service Business--Marketing Strategy."

  The Company will pay $347.5 million for the New York MTA License. The Company is required to pay only interest on the total amount due until March 8, 1998, and to pay the principal balance and remaining interest during the period March 1998 to March 2001. In the C Block PCS auction for BTA licenses, also consisting of 30 MHz of spectrum (the "Entrepreneurs' Band" C Block), the Company bid successfully for licenses for 18 BTAs with approximately 13.3 million POPs. On September 17, 1996, the FCC granted the Company's 18 Entrepreneurs' Band C Block PCS licenses. The Company has made a 10% down payment, or approximately $51.0 million, to the FCC for these licenses, will pay interest only until 2003 and will pay the principal balance of approximately $458.2 million and remaining interest over the period 2003 to 2006. See "Business--Regulatory Environment."

  In the recently completed auction by the FCC of the D, E and Entrepreneurs' F Block PCS licenses for BTAs, each consisting of 10 MHz of spectrum, the Company was the successful bidder for licenses for 109 10MHz BTAs with approximately
93.8 million POPs. Since the Company was successful in aggregating 10MHz licenses into 20 MHz in several cities, including Boston, Miami, and Detroit, the Company won licenses for 76.6 million non-overlapping POPs in the D, E, and F Block auction. Further, primarily because the Company expanded its spectrum from 30 MHz to 40 MHz in three cities, particularly the New York BTA which has
18.4 million of these POPs, the number of incremental POPs was 56.3 million. Thus, the Company's new combined total will be 96.5 million non-overlapping POPs.

  By January 23, 1997, the Company will make a downpayment of 20% on its 59 D and E Block PCS licenses, or approximately $21.4 million, to the FCC for these licenses, and will pay the 80% balance, or approximately $85.6 million, within five business days after the FCC grants the licenses, which are currently anticipated to be granted before the end of June 1997. As to the Company's Entrepreneurs' F Block licenses, the Company will make a first 10% downpayment by January 23, 1997, or approximately $7.4 million, and a second 10% downpayment of $7.4 million five business days after the FCC grants these licenses, which are also currently anticipated to be granted before the end of June 1997. The company will make interest-only payments on the remaining F Block obligation until 1999 and will pay the principal balance of approximately $59.4 million and remaining interest over the period from 1999 to 2006.

  Omnipoint's strategy for its technology development and equipment business is to establish the Omnipoint System as a leading PCS standard. The Joint Technical Committee on Wireless Access has designated the Omnipoint System as IS-661. The Omnipoint System is one of the competing common air interface ("CAI") standards that have been selected by PCS license holders in the U.S. to serve the PCS market. The Omnipoint System is designed to provide enhanced voice quality, higher speed data transmission rates and increased capacity and service reliability relative to analog systems and certain digital wireless systems. Additionally, the Omnipoint System is designed to have lower infrastructure costs than traditional cellular and other PCS systems.

  The Omnipoint System is particularly well suited for fixed WLL applications. Initially, the Company plans to focus its domestic WLL activities on providing wireless competitive access provider ("CAP") services in the New York MTA and other targeted cities to businesses in small- and medium-sized locations, whose capacity requirements do not justify the expense of alternative bypass technologies, such as leased line, fiber or microwave technologies. In addition, the Company intends to access international markets through sales of equipment (i) to service providers for WLL applications as an alternative to expanding fixed wireline services in countries where telephone services have not been well developed, and (ii) as an adjunct to GSM networks in the 98 countries where GSM has been deployed or selected for deployment.

  The Company has established strategic relationships with Northern Telecom Inc. ("Northern Telecom"), Ericsson Inc. ("Ericsson") and Hansol Paper Co., Ltd. and its telecom affiliates ("Hansol"). A substantial portion of Omnipoint's equipment purchases for the buildout of the New York MTA network has been financed by Northern Telecom under a $382.5 million vendor financing facility (the "NT Credit Facility") and by Ericsson under a $132.0 million vendor financing facility (the "Ericsson Credit Facility"). Northern Telecom and Omnipoint are integrating the Omnipoint System with Northern Telecom's GSM digital switch, with the first integrated system to be deployed in the New York MTA. The Company and Ericsson have agreements involving (i) the purchase and sale of Ericsson-manufactured infrastructure equipment and handsets for the Company's PCS networks, and (ii) a licensing and OEM arrangement relating to the Omnipoint System. The Company and Orbitel Mobile Communications Limited ("Orbitel"), a wholly-owned subsidiary of Ericsson, have entered into a non-binding memorandum of understanding involving Orbitel's development and manufacture of single mode IS-661 and dual mode IS-661/PCS 1900 equipment. The Company has entered into a strategic alliance with Hansol under which it licensed Hansol to manufacture handsets. The two companies also agreed to cooperate on promoting the Omnipoint System in the Republic of Korea and other parts of Asia. In addition, each of Pacific Bell Mobile Services, Inc. ("PacBell"), BellSouth Personal Communications, Inc. ("BellSouth"), Western Wireless Corporation ("Western Wireless"), InterCel, Inc. ("InterCel"), American Personal Communications, Inc. ("APC"), and Aerial Communications, Inc. ("Aerial") has a separate arrangement with the Company to provide subscribers with roaming capabilities and to conduct trials using Omnipoint's equipment in the areas where each has PCS licenses. The Company believes that these arrangements, coupled with the results of the auctions of the C, D, E and F Block licenses, will bring GSM coverage to over 90% of the U.S. population. The Company is in discussions with other equipment vendors and service providers regarding additional strategic relationships.

                               THE EXCHANGE OFFER

Registration Agreement............  The Old Notes were sold by the Company on
                                    December 2, 1996 (the "Issue Date"), to
                                    Donaldson, Lufkin & Jenrette Securities
                                    Corporation, Goldman, Sachs & Co., BA Secu-rities, Inc. and Montgomery Securities (the "Initial Purchasers"), which placed the Old Notes with institutional investors (the "Private Placement"). In connection there-with, the Company executed and delivered for the benefit of the holders of the Old Notes the Registration Rights Agreement (as defined) obligating the Company to file with the Commission within 45 days after the date of issuance of the Old Notes, a registration statement under the Securities Act relating to an exchange offer for the Old Notes (the "Exchange Offer") and will use its best efforts to cause such regis-tration statement to become effective within 90 days after the Issue Date.

The Exchange Offer................  New Notes are being offered in exchange for an equal principal amount of Old Notes. As of the date hereof, $200,000,000 aggregate principal amount of Old Notes are outstand-ing. Since the New Notes will be recorded in the Company's accounting records at the same carrying value as the Old Notes, no gain or loss will be recognized by the Com-pany upon the consummation of the Exchange Offer. See "The Exchange Offer--Accounting Treatment." Holders of the Old Notes do not have appraisal or dissenter's rights in connection with the Exchange Offer under the Delaware General Corporation Law, the governing law of the state of incorporation of the Company.

                                    Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Com-pany believes that holders of Old Notes (other than any holder who is an "affili-ate" of the Company within the meaning of Rule 405 under the Securities Act) who ex-change their Old Notes for New Notes pursu-ant to the Exchange Offer may offer such New Notes for resale, resell such New Notes and otherwise transfer such New Notes with-out compliance with the registration and prospectus delivery provisions of the Secu-rities Act; provided such New Notes are ac-quired in the ordinary course of the hold-er's business and such holders are not en-gaged in, and do not intend to engage in, a distribution of such new Notes and have no arrangement or understanding with any per-son to participate in a distribution of such New Notes. The staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determina-tion with respect to the Exchange Offer.

                                    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of mar-ket-making activities or other trading ac-tivities, must acknowledge that it will de-liver a prospectus in connection with any resale of such New Notes. See "Plan of Dis-tribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securi-ties or "blue sky" laws of such jurisdic-tions as may be necessary to permit the holders of New Notes to trade the New Notes without any restrictions or limitations un-der the securities laws of the several states of the United States. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Of-fer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In gener-al, the Old Notes may not be offered or sold, unless registered under the Securi-ties Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state se-curities laws. See "Risk Factors--Conse-quences of Failure to Exchange" and "De-scription of the New Notes--Exchange Offer; Registration Rights; Liquidated Damages."

Expiration Date...................  5:00 p.m. Eastern Standard Time, on
                                      , 1997 (20 business days following the
                                    commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Conditions to the Exchange Offer..  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer-- Conditions." Except for the requirements of applicable Federal and state securities laws, there are no Federal or state regula-tory requirements to be complied with or obtained by the Company in connection with the Exchange Offer. NO VOTE OF THE COMPANY'S SECURITY HOLDERS IS REQUIRED TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

Procedures for Tendering Old
Notes.............................  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a fac-simile thereof, in accordance with the in-structions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile to-gether with the Old Notes to be exchanged and any other required documentation to the Exchange Agent (as defined) at the address set forth herein and therein. See "The Ex-change Offer--Procedures for Tendering."

Withdrawal Rights.................  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., Eastern Stan-dard Time, on the Expiration Date. To with-draw a tender of Old Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth below under "Exchange Agent" prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date.

Acceptance of Old Notes and
 Delivery of New Notes............  Subject to certain conditions, the Company will accept for exchange any and all Old
                                    Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., on the Expiration Date. The New Notes issued pur-suant to the Exchange Offer will be deliv-ered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Exchange Agent....................  Marine Midland Bank is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

Use of Proceeds...................  There will be no proceeds to the Company from the Exchange Offer. The net proceeds to the Company from the Private Placement were approximately $202.0 million (after deduction of discounts and estimated offer-ing expenses). The Company will continue using such proceeds for working capital and for general corporate purposes, including payments for licenses awarded, if any, through participation in the D, E and F Block auctions. Approximately $37.4 million of such proceeds has been used to fund the Escrow Account (which amount, together with the proceeds from the investment thereof, will be sufficient to pay interest on the Notes through August 15, 1998).

                         SUMMARY OF TERMS OF NEW NOTES

  The Exchange Offer relates to the exchange of up to $200,000,000 aggregate principal amount of Old Notes for an equal aggregate principal amount of New Notes. The New Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the New Notes are generally the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the New Notes."

COMPARISON WITH OLD NOTES

Freely Transferable...............  Generally, the New Notes will be freely transferable under the Securities Act by holders who are not affiliates of the Com-pany. The New Notes otherwise will be sub-stantially identical in all material re-spects (including interest rate and maturi-ty) to the Old Notes. See "The Exchange Of-fer--Terms of the Exchange Offer."

Registration Rights...............  The holders of Old Notes currently are en-
                                    titled to certain registration rights pur-suant to a registration rights agreement (the "Registration Rights Agreement") dated as of December 2, 1996, between the Company and the Initial Purchasers. However, upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subse-quently registered under the Securities Act (which, subject to certain limited excep-tions, the Company will have no obligations to do), except pursuant to an exemption from, or in an transaction not subject to, the Securities Act and applicable state se-curities laws. See "Risk Factors--Conse-quences of Failure to Exchange."

                                 THE NEW NOTES

TERMS OF THE NEW NOTES

Maturity Date.....................  August 15, 2006.

Interest..........................  Interest on the New Notes will be payable at a rate of 11 5/8% per annum.

Interest Payment Dates............  February 15 and August 15 of each year, commencing February 15, 1997.

Ranking...........................  The Notes will rank senior in right of pay-
                                    ment to all subordinated indebtedness of the Company and will rank pari passu in right of payment with all existing and fu-ture senior indebtedness of the Company. The Notes will effectively be subordinated to all existing and future third party indebtedness and other liabili-ties of the Company's subsidiaries. As of September 30, 1996, the Company has approx-imately $1,185.1 million of consolidated indebtedness on a pro forma basis after giving effect to the private placement of the Old Notes, and the Company's subsidiar-ies have approximately $737.0 million of aggregate indebtedness (including trade payables) to which the Notes would have been effectively subordinated. See "Risk Factors--High Leverage; Debt Service; Re-strictive Covenants," "--Dependence Upon Cash Flow from Subsidiaries; Subordination to Subsidiary Liabilities" and "Description of the New Notes--Ranking."

Escrow Agreement..................  The Company has placed approximately $37.4 million of the net proceeds realized from the sale of the Old Notes, representing funds that together with the proceeds from the investment thereof will be sufficient to pay two years' interest on the Notes, into the Escrow Account to be held by the Escrow Agent (as defined) for the benefit of the holders of the Notes. Until dis-bursed in accordance with the Escrow Agree-ment (as defined), the Escrow Account is designed to secure a portion of the Company's obligations under the Notes. Funds will be disbursed from the Escrow Ac-count to reimburse the Company for interest payments the Company makes on the Notes, and in certain circumstances, upon the re-tirement of Notes. Upon acceleration of the maturity of the Notes, the Escrow Agreement will provide for the payment of the amount remaining in the Escrow Account to the Trustee to be applied on account of amounts owing on the Notes. Pending such disburse-ment, all funds contained in the Escrow Ac-count will be invested in Temporary Cash Investments (as defined). See "Description of the New Notes--Disbursement of Funds-- Escrow Account" and "--Escrow Agreement-- Security."

Optional Redemption...............  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2001 at the re-demption prices set forth herein, plus ac-crued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, at any time and from time to time prior to August 15, 1999, the Company may redeem up to one-third of the Notes originally outstanding at a redemption price of 111.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption with the net proceeds of one or more Public Equity Offerings or sales of certain capital stock of the Company to one or more Strategic Equity Investors (each as defined); provided that after any such re-demption at least two-thirds of the aggre-gate principal amount of Notes originally outstanding remains outstanding. See "De-scription of the New Notes--Optional Re-demption."

Change of Control.................  Upon the occurrence of a Change of Control, the Company is required to make an offer to purchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liqui-dated Damages, if any, to the date of re-purchase. See "Description of the Notes-- Covenants--Repurchase of Notes upon a Change of Control."

Certain Covenants.................  The Indenture will contain certain cove-
                                    nants that will, among other things, limit the ability of the Company and its subsidi-aries to: (i) make restricted payments;
                                    (ii) incur additional indebtedness and is-sue certain redeemable stock; (iii) create liens; (iv) enter into agreements that would limit the ability of the Restricted Subsidiaries to make distributions, loans and other payments to the Company; (v) en-ter into consolidations or mergers or sell all, or substantially all, of their assets;
                                    (vi) make asset sales; (vii) enter into
                                    certain sale-leaseback transactions and
                                    (viii) enter into transactions with affili-ates. See "Description of the New Notes-- Covenants."

  For additional information concerning the New Notes, see "Description of the New Notes."

                                  RISK FACTORS

  See "Risk Factors" for certain factors that should be considered by holders of Old Notes before tendering their Old Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

  The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                               NINE MONTHS
                                                                  ENDED
                               YEARS ENDED DECEMBER 31,       SEPTEMBER 30,
                               ---------------------------  ------------------
                                1993      1994      1995      1995      1996
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
 Revenues..................... $ 1,618  $  3,000  $     --  $     --  $     --
 Operating expenses:
  Research and development....   4,593     7,018    14,345     8,820    21,669
  Sales, general and
   administrative.............   2,974     6,290    12,619     8,098    21,457
  Depreciation and
   amortization...............     246     1,125    11,038     8,288     9,374
                               -------  --------  --------  --------  --------
   Total operating expenses...   7,813    14,433    38,002    25,206    52,500
                               -------  --------  --------  --------  --------
 Loss from operations.........  (6,195)  (11,433)  (38,002)  (25,206)  (52,500)
 Net loss.....................  (6,227)   (9,330)  (37,770)  (49,232)  (65,264)
 Pro forma net loss per common
  share(1)....................                    $  (0.96)
 Pro forma weighted average
  number of common shares
  outstanding(1)..............                      39,529
 Net loss per common share....                              $  (1.28) $  (1.44)
 Weighted average common
  shares outstanding..........                                38,597    45,458

                                                      AS OF SEPTEMBER 30, 1996
                                                      -------------------------
                                          AS OF
                                    DECEMBER 31, 1995   ACTUAL   AS ADJUSTED(2)
                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
 Working capital (deficit).........     $ (1,410)     $  219,999   $ 400,119(3)
 FCC licensing costs...............      338,402         743,241     743,241
 Total assets......................      474,990       1,205,826   1,414,781
 FCC license obligations...........      347,518         707,960     707,960
 Other long-term debt..............       48,349         268,148     477,103
 Total stockholders' equity
  (deficit)........................      (30,548)        194,792     194,792

--------------------
(1) Gives effect to the conversion of all outstanding shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and accrued dividends thereon into 10,605,591 shares of Common Stock and conversion of the convertible subordinated notes in the aggregate principal amount of $25.0 million (the "Convertible Subordinated Notes") into 1,562,500 shares of Common Stock at the closing of the Company's initial public offering on January 31, 1996 (the "IPO").
(2) Gives effect to the sale of the Old Notes.
(3) Includes the short term portion of the proceeds from the sale of the Old Notes placed in the Escrow Account. See "Use of Proceeds."

                                 RISK FACTORS

  Holders of Old Notes should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Notes in the Exchange Offer. The risk factors below (other than "Consequences of Failure to Exchange") are generally applicable to Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holder thereof (other than any such holder that is an "affiliate" of the issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement or understanding with any person to participate in the distribution of such New Notes. The staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning or the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption for registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and the tendered but unaccepted Old Notes could be adversely affected.

HIGH LEVERAGE; DEBT SERVICE; RESTRICTIVE COVENANTS

  The Company is, and will continue to be, highly leveraged and subject to significant financial restrictions and limitations. As of September 30, 1996, on a pro forma basis after giving effect to the sale of the Old Notes, the Company's total indebtedness was $1,185.1 million or approximately 85.9% of its total capitalization. See "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of the New Notes."

  There can be no assurance that the Company will generate sufficient cash flow from operating activities and/or other sources to meet its working capital requirements and debt service obligations, including those on the Notes. Based upon historical operating results, without a substantial increase in the operating results of its subsidiaries, the Company anticipates that it will be unable to generate sufficient cash flow to permit dividends to the Company in amounts sufficient to meet the Company's interest payment obligations under the Notes which begin after the depletion of the Escrow Account. In that event the Company anticipates that such obligations will only be met by seeking additional financing or refinancing existing indebtedness. There can be no assurance that the Company will be successful in generating sufficient cash flow or raising debt or equity capital in sufficient amounts on terms acceptable to it, if at all. The failure to generate sufficient cash flow or to raise sufficient funds may require the Company to delay or abandon some or all of its development and expansion plans, including the buildout of its networks, which could have a material adverse effect on growth, its ability to compete in PCS and its ability to service its debt, including the Notes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The Company believes that its present funds, borrowings available under the NT Credit Facility, the Ericsson Credit Facility and parallel vendor financing facilities relating to the Entrepreneurs' Band BTA networks currently under negotiation and the proceeds from the sale of the Old Notes will be sufficient to fund operating losses, capital expenditures and working capital through 1997. To the extent that the build-out of the networks is faster than expected, the costs are greater than anticipated or the Company takes advantage of opportunities, including those that may arise through current and future FCC auctions or otherwise, the Company may require additional funding to implement its business strategy. There can be no assurance that the Company will be able to obtain such financing on acceptable terms and in adequate amounts to accomplish its objectives, if at all.

  The NT Credit Facility, the Ericsson Credit Facility, and the Company's indenture with respect to its 11 5/8% Senior Notes due 2006 issued in August 1996 (the "August Notes") contain, the Indenture for the Notes will contain, and any additional financing agreements may contain, certain restrictive covenants. The NT Credit Facility requires and the Indenture will require the Company to comply with certain financial and operational performance covenants, and, while the Company expects to remain in compliance with such covenants, there can be no assurance to that effect. The restrictions contained in the NT Credit Facility and the Indenture will affect, and in some cases will significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, create liens, sell assets and engage in mergers and consolidations. In addition, the NT Credit Facility requires the Company to maintain certain financial ratios. An event of default under each of the NT Credit Facility and the Indenture would allow the respective lenders thereunder to accelerate the maturity of the indebtedness thereunder. The Ericsson Credit Facility contains similar covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of the New Notes."

  The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including, but not limited to, the following: (i) increasing the Company's vulnerability to adverse changes in market conditions or increases in the prevailing interest rates; (ii) limiting the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes, including the buildout of the networks; (iii) requiring a substantial portion of the Company's cash flow from operations to be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities; and (iv) increasing the Company's exposure to increases in interest rates given that certain of the Company's borrowings may be at variable rates of interest. Further, a substantial portion of the indebtedness of the Company is expected to mature prior to the maturity of the Notes. In addition, the Company may under certain circumstances be obligated to offer to repurchase its outstanding debt securities prior to maturity and there can be no assurances that the Company will have the financial resources necessary or otherwise be able to repurchase these securities in such circumstances.

DEPENDENCE UPON CASH FLOW FROM SUBSIDIARIES; SUBORDINATION TO SUBSIDIARY LIABILITIES

  The Company conducts most of its operations through its direct and indirect subsidiaries. The exception is the Company's technology business (see "Business--Technology Business") which currently operates as a division of the parent company. It is expected that the technology business will be transferred to a new subsidiary in the near future. Accordingly, other than the technology business, the Company holds only its investments in and advances to its subsidiaries and is dependent upon receipt of sufficient funds from its subsidiaries to meet its own obligations, including the Notes. The Notes are not secured by any of the assets of the Company and will not initially be guaranteed by any of the Company's subsidiaries (although under certain circumstances the Company's subsidiaries may be required to guarantee the Notes). See "Description of the Notes--Covenants-- Limitation on Guarantees of Indebtedness by Restricted Subsidiaries." The ability of the Company and its creditors, including holders of the Notes, to benefit in the distribution of assets of any of the Company's subsidiaries upon any liquidation of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors and, to the extent that such subsidiary is not directly owned by the Company, to the prior claims of any other persons directly or indirectly owning such subsidiary. The ability of the Company to pay interest on the Notes or to repay the Notes at maturity or otherwise, will be dependent upon the cash flows of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of repayment of loans, dividends or otherwise. The Company's subsidiaries have no obligation, contingent or otherwise, to pay amounts due pursuant to the Notes or to make funds available for those payments, whether in the form of loans, dividends or otherwise. In addition, the creditors of the Company's subsidiaries may impose restrictions on the rights of the Company to receive from its subsidiaries repayment of or interest in respect of intercompany loans. Certain of the Company's subsidiaries may be prevented from paying dividends or making other distributions. Therefore, the Company's ability to make interest and principal payments when due to holders of the Notes or other indebtedness of the Company and the Company's ability to purchase the Notes and other debt that may become payable or repurchaseable upon a Change of Control is dependent upon the receipt of sufficient funds from its subsidiaries, which may be restricted by the terms of future indebtedness of the Company's subsidiaries.

  Each of the Company's subsidiaries is a Delaware corporation and may pay dividends, under the Delaware General Corporation Law (the "DGCL"), only out of its surplus, or, in the circumstances prescribed by the DGCL, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

  The Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries. The total liabilities of the Company's subsidiaries as of September 30, 1996, was approximately $737.0 million. In addition, the Indenture permits subsidiaries of the Company to incur additional indebtedness to finance the construction and working capital needs of the PCS networks and the acquisition of assets or the acquisition of certain businesses, subject to certain limitations. See "Description of the Notes." In light of the Company's strategy of continued growth, in part through acquisitions, the Company and its subsidiaries may incur substantial indebtedness in the future. A substantial portion of the Company's and its subsidiaries' existing and future indebtedness (other than the Notes) is expected to be secured by liens over the assets of the Company's subsidiaries and the shares of the Company's subsidiaries. In addition, the ability of the Company and its creditors, including the holders of the Notes, to benefit from distributions of assets of the Company's subsidiaries may be limited to the extent that the outstanding shares of any of its subsidiaries are pledged to secure other debt of the Company or its subsidiaries. The principal fixed assets of the Company's subsidiaries are highly specialized to the PCS industry and, taken individually, can be expected to have limited marketability. Consequently, in the event that secured creditors seek to realize on the collateral securing debt of the Company's subsidiaries, these creditors would be likely to seek to sell the business as a going concern (possibly through a sale of pledged shares of subsidiaries), either in its entirety, or by franchise or other business unit, in order to maximize the proceeds realized.

  Therefore, for the reasons described above, there can be no assurance that the Company will be able to receive any cash flow from its subsidiaries in a timely manner or at all.

LIMITED OPERATING HISTORY; PAST AND CURRENT LOSSES; UNCERTAINTY OF FUTURE OPERATING RESULTS

  The Company was founded in 1987 and has incurred cumulative net losses from inception through September 30, 1996 of approximately $124.8 million and expects such losses to continue for several years. The continuation of losses will depend in part on the timing and amount of revenues generated from the operation of the Company's networks and sales of Omnipoint System equipment, as well as other factors. These losses resulted primarily from expenditures associated with the development of the New York MTA Network, research and development of the Company's products and equipment and from expenditures associated with the Company's pursuit of the Pioneer's Preference from the FCC. See "Business-- Regulatory Environment-- Pioneer's Preference Program." The Company continues to develop its products and equipment while focusing on marketing activities and the buildout of the networks in its markets. To date, the Company has sold PCS equipment only for trials, and the Company does not expect to have significant PCS equipment revenue before 1998.

  The Company believes that its future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include the cost of buildout of the networks (including any unanticipated costs associated therewith), fluctuating market demand for the Company's equipment and services, establishment of a market for PCS, pricing, competitive services, the timing of significant orders for its equipment, delays in the introduction of the Company's equipment, competitive equipment introductions, changes in the regulatory environment, the cost and availability of equipment components and general economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EMERGING MARKET FOR PCS SERVICE

  The Company's success in the implementation and operation of its networks is subject to certain factors beyond the Company's control. These factors include, without limitation, changes in the general and local economic conditions, availability of equipment, changes in communications service rates charged by others, changes in the supply and demand for PCS and the commercial viability of PCS systems as a result of competition from wireline and wireless operators in the same geographic region, changes in the federal and state regulatory schemes affecting the operation of PCS systems (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations) and changes in technology that have the potential of rendering obsolete the Omnipoint/GSM system planned for deployment. In addition, the extent of the potential demand for PCS in the Company's markets cannot be estimated with any degree of certainty. There can be no assurance that one or more of these factors will not have an adverse effect on the Company's financial condition and results of operations.

CONTINUED BUILDOUT OF THE NEW YORK MTA NETWORK

  The Company recently commenced commercial operation of the New York MTA network and will continue with its acquisition and buildout of the New York MTA network. The Company anticipates that it will take several years to substantially complete the Company's targeted buildout over the geographic area of the New York MTA. The New York MTA License is subject to a requirement that the Company construct network facilities that offer coverage to at least one-third of the population in the New York MTA within five years of the grant of the New York MTA License, by December 1999 (the "Five-Year Buildout Requirement"), and to at least two-thirds of the population within 10 years, by December 2004 (the "10-Year Buildout Requirement"). Should the Company fail to meet these coverage requirements, the New York MTA License may be subject to forfeiture. See "Business--Regulatory Environment--Conditions on Licenses." The complete buildout of the network is subject to successful continued completion of network design, site and facility acquisitions, purchase and installation of network equipment, network testing and satisfactory accommodation of microwave users currently using the Company's spectrum. Delays in any of these areas might have a material and adverse effect on the Company's ability to complete the buildout in a timely manner. See "Business-- Service Business--Overview."

  As the New York MTA network continues in the acquisition and buildout phases, the capital cost of completing the project could vary materially from the Company's current estimates. If adequate funds are not available from its existing capital resources, including the financing provided by Northern Telecom and Ericsson, the Company may be required to curtail its service operations or to obtain additional funds on terms less favorable than those contained in the Company's current arrangements.

  In addition, the completion of the New York MTA buildout plan is subject to the availability from suppliers of the infrastructure equipment and subscriber equipment the Company plans to use. There are risks associated with the completion of development, timely manufacture and successful implementation of newly developed complex telecommunications equipment in the buildout of the network. The Company has entered into agreements with Northern Telecom and Ericsson for infrastructure equipment and with Orbitel for subscriber equipment. While the Company has signed a non-binding memorandum of understanding with Orbitel to develop dual mode phones that allow users to access both GSM networks and Omnipoint System networks, there can be no assurance that such phones will be successfully developed and manufactured or that the Company will obtain such phones at competitive prices. See "Business--Service Business" and "--Strategic Relationships."

  To secure a sufficient amount of unencumbered spectrum to operate its PCS system efficiently, the Company is negotiating with incumbent microwave operators to relocate their operations. While the Company successfully negotiated the relocation of microwave operations in order to commence commercial operations, there can be no assurance that the Company will be successful in reaching timely agreements with the remaining microwave licensees or that such agreements will be on terms favorable to the Company. Delay in the relocation of such remaining licensees may adversely affect the Company's ability to expand its commercial operations in the New York MTA. See "Business--Regulatory Environment--PCS Licensing."

BUILDOUT OF THE ENTREPRENEURS' BAND C BLOCK BTA NETWORKS

  The Entrepreneurs' Band C Block BTA licenses are subject to buildout requirements substantially equivalent to the Five-Year Buildout Requirement and 10-Year Buildout Requirement. The buildout of each of the Entrepreneurs' Band BTA networks involves risks of delay and unanticipated costs similar to those described above for the New York MTA. The Company is currently in the engineering and design phases and the selection and acquisition of sites for these networks. The Company's agreements with Northern Telecom and Ericsson regarding the supply of infrastructure equipment and subscriber equipment for the New York MTA network contemplate purchases or parallel agreements for these BTA networks. The Company has received non-binding commitment letters from both Northern Telecom and Ericsson regarding the provision of vendor financing for equipment purchases for these networks. However, there can be no assurance that such agreements for the supply of infrastructure and subscriber equipment or the financing thereof will be consummated.

CONTROL GROUP REQUIREMENT

  The Company qualified as an Entrepreneur and a Small Business, as such terms are defined by the FCC rules and regulations, for participation in the Entrepreneurs' Band auction and payment for its Entrepreneurs' Band licenses. To retain its Entrepreneurs' Band licenses and its favorable government financing, the Company must maintain such status (the "Designated Entity Status"). It may also assign or transfer its licenses to another entity qualifying for Designated Entity Status, subject to prior FCC approval. To maintain all of the benefits of its Designated Entity Status, the Company's control group and qualifying investors must retain certain minimum stock ownership and voting stock of the Company as well as de jure and de facto control of the Company for 10 years from the date of grant of its C Block PCS licenses. The FCC has indicated that it will not rely solely on de jure control in determining whether the control group and its qualifying investors are truly in control of an entity. Even if the control group (and the qualifying investors) holds the requisite percentages of equity and voting control, the FCC may still engage in a fact-specific inquiry to determine whether actual control exists.

  The Company believes it has taken steps to comply with and prevent violation of such regulatory requirements, but there can be no assurance that the Company's ownership and control structure will not be challenged. If such challenges are successful, the Company could be required to restructure or recapitalize, and possibly forfeit its C Block PCS licenses. Failure by the Company to maintain its Designated Entity Status could result in the imposition of less favorable schedules for or the acceleration of payments due under the government financing or revocation of its licenses. The inability of non-control group stockholders to gain control of the

Company could negatively impact the Company's ability to attract additional capital. This control requirement may also discourage certain transactions involving an actual or potential change of control of the Company.

MARKET ACCEPTANCE OF THE OMNIPOINT SYSTEM

  When the FCC first licensed cellular systems in the U.S., it mandated all technical aspects of system operation and protocol to ensure nationwide compatibility between all cellular carriers. In sharp contrast, the FCC has avoided mandating the technology protocols for PCS operations, leaving each licensee free to select among competing technologies that have sufficient technological differences to preclude their interoperability without dual mode operation. The Company has chosen its own technology in conjunction with GSM for deployment in its PCS markets in a manner which will allow roaming with other GSM-based networks. However, there are technological and market risks associated with the deployment of this integrated Omnipoint/GSM system, including lack of previous commercial scale operation, the possible selection by the PCS industry of a universal competing and incompatible technology and the ability of the Company to offer roaming service.

 COMMERCIAL OPERATIONS

  A risk associated with the deployment of the integrated system is that the Company's IS-661 technology has not been implemented on a commercial scale in an operational PCS system. The successful implementation and operation of such a system will be a complex process requiring coordination of a number of factors, including the successful interface between infrastructure and subscriber equipment and the public wireline network. There can be no assurance that unforeseen complications will not arise in the scale-up and operation of commercial IS-661-based PCS systems and subscriber equipment that could materially delay or limit the commercial use of the IS-661 technology or render it unable to perform at the quality, capacity and cost levels required for success.

  To the extent that the rest of the PCS industry agrees in the future upon a universal competing technology that is not compatible with the Omnipoint/GSM system, the Company's financial condition and results of operations would be adversely affected and the Omnipoint System would only be useful for fixed WLL applications or in markets deploying compatible technologies. In addition, the Company's ability to market the Omnipoint System as an augmentation to GSM systems outside the U.S. may require the approval of various GSM standards bodies and such approval may not be available on a timely basis.

 LIMITED ROAMING

  A further risk associated with the Company's selection of the integrated Omnipoint/GSM system is the ability of the Company to offer PCS roaming service to its customers and obtain PCS roaming service from other markets. In order for the Company's subscribers to roam in other wireless markets (and vice-versa), at least one PCS licensee in the other market must utilize either an Omnipoint or GSM protocol, or the subscribers must use a dual frequency phone that would permit the subscriber to use the cellular system existing in the other market. The Company has been advised that such dual frequency phones are not expected to be available until late 1997 at the earliest, and then only in limited quantities. The fact that the Company's early PCS subscribers will not be able to roam into regions not served by either Omnipoint or GSM systems, unless the subscribers use dual frequency phones that would permit them to use the existing cellular wireless system, may adversely affect the Company's ability to establish a PCS customer base and to successfully compete in the PCS business with those PCS operators offering greater roaming capabilities. Based on the technology preferences indicated by the A, B and C Block license holders and by the successful bidders in the D, E and F Block auction, GSM will be deployed by license holders with licenses covering over 90% of the total U.S. population. However, there can be no assurance that all these licenses will be successfully built out. The Company and certain other PCS license holders are currently exploring alternatives to ensure that the GSM protocol will be available in all markets. There can be no assurance that the Company or others will be successful in this endeavor. The Company's reduced ability to compete for PCS customers may have a material adverse effect on its financial condition and results of operations. See "Business-- Service Business" and "--Strategic Relationships."

COMPETITION

 SERVICE BUSINESS

  PCS is a new technology and service and, as a result, the level and timing of development of a customer base for PCS applications, on which the Company's future revenues depend significantly, is uncertain. In development of the PCS market, the Company and other PCS licensees are competing with the more established cellular industry, as well as other wireless communications technologies, existing and future, with similar applications. Many of the Company's PCS and cellular telephone competitors, including joint ventures involving some of the nation's largest regional and long distance telephone carriers, have substantially greater access to capital than the Company, substantially greater technical, marketing, sales and distribution resources than those of the Company and significantly greater experience than the Company in providing wireless services.

  The success of the Company's PCS service business will depend upon its ability to compete, especially with respect to features, such as data and voice transmission, call waiting, call forwarding and paging capability, pricing, availability and reliability of its service, with two cellular operators, two other existing PCS licensees and one or more winners of future PCS spectrum auctions and other potential future wireless communications providers. The Bell Atlantic Corporation ("Bell Atlantic")/NYNEX Corporation ("NYNEX") consortium and AT&T Corp.'s wireless services operations, including McCaw Cellular Communications, Inc. ("AT&T Wireless"), currently provide cellular services in the New York MSA and surrounding areas. Sprint Telecommunications Venture, operating as Sprint Spectrum ("Sprint Spectrum"), holds the B Block New York MTA license, and NextWave Telecom, Inc. ("NextWave") holds the Block C New York BTA PCS license. A variety of companies, including AT&T Wireless and Sprint Spectrum, provide cellular service or have PCS licenses in the various markets in which the Company intends to compete.

  The Company also faces competition from other communications technologies such as SMR, ESMR and paging services. ESMR is a "cellular-like" communications service supplied by converting analog SMR services into an integrated, digital transmission system providing for call hand-off, frequency reuse and wide call delivery networks. The FCC has licensed current SMR operators to construct ESMR systems on existing SMR frequencies in many major metropolitan areas in the U.S. See "Business--Service Business--Competition." In the future, PCS will also compete more directly with traditional landline telephone service providers and with cable operators who expand into the offering of traditional communications services over their cable systems and may face competition from other technologies including mobile satellite systems.

 TECHNOLOGY BUSINESS

  Competition in the communications equipment industry is intense. The industry consists primarily of major domestic and international companies which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than those of the Company. In the cellular, PCS and WLL markets, the Company competes against analog and various digital technologies, the most prominent of which are either TDMA-based or CDMA-based systems. In addition, a number of private and publicly held telecommunications companies, including Northern Telecom and Ericsson, are developing digital telecommunications systems and products implementing competing digital wireless technologies. There can be no assurance that the Company's competitors will not devote significantly greater financial, technical, marketing and other resources to aggressively market competitive communications systems or develop and adopt competitive digital cellular technologies, and that such efforts will not materially adversely affect the Company's financial condition and results of operations in the future. See "Business--Technology Business--Competition."

RELIANCE ON NORTHERN TELECOM AND ERICSSON RELATIONSHIPS

  The Company substantially relies upon its relationship with Northern Telecom. The Company has entered into a series of OEM and equipment supply agreements, a collaborative development agreement and a vendor financing agreement with Northern Telecom. The Company has agreed to purchase from Northern Telecom

$250.0 million of equipment and services over the next five years. The Company relies substantially on the $382.5 million NT Credit Facility for the buildout of the New York MTA network, including for the purchase of equipment. The NT Credit Facility is secured by a pledge of the Company's stock in Omnipoint Communications Inc. ("OCI"), which is a 95.58% owned subsidiary of the Company, and substantially all of OCI's assets. Under the terms of the NT Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on the payment of dividends, restrictions on additional indebtedness and financial maintenance obligations. Although the Company is currently in compliance with such covenants, there can be no assurance that the Company will be able to continue to comply with such covenants in the future. A portion of the NT Credit Facility will mature on June 30, 1997, with the remaining principal balance under the facility due in installments beginning March 31, 2000. The final payment of principal and interest is due December 31, 2004. The termination of the OEM and supply agreements or the NT Credit Facility would have a material and adverse affect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Strategic Relationships--Northern Telecom Relationship."

  The Company also substantially relies on its relationship with Ericsson. The Company has entered into agreements to sell IS-661 base stations to Ericsson and to license to Ericsson Omnipoint's technology relevant to integrating such base stations into networks. The Company has also entered into agreements for Ericsson to supply GSM and IS-661 infrastructure equipment and to supply GSM handsets for the Company's markets. The parties have entered into the Ericsson Credit Facility through which Ericsson provides up to $132.0 million in vendor financing for the New York MTA network including for the purchase of equipment. The Ericsson Credit Facility is secured by a pledge of the Company's stock in OCI and substantially all of OCI's assets. Under the terms of the Ericsson Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on the payment of dividends, restrictions on additional indebtedness and financial maintenance obligations. Although the Company is currently in compliance with such covenants, there can be no assurance that the Company will be able to continue to comply with such covenants in the future. A portion of the Ericsson Credit Facility will mature on June 30, 1998, with the remaining principal balance under the facility due in installments beginning in 2000. The final payment of principal and interest is due December 31, 2004. The Company and Orbitel have entered into a non-binding memorandum of understanding for Orbitel to develop and manufacture single mode IS-661 and dual mode IS-661/PCS 1900 handsets. Ericsson has agreed to support this effort. There can be no assurance that the Company will consummate definitive agreements with Orbitel with respect to the handsets in a timely manner or at all. The termination of the agreements with Ericsson including the Ericsson Credit Facility would have a material and adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Strategic Relationships--Ericsson Relationship."

  The Company has had limited revenues and has been dependent on a limited number of customers for its revenues in the last three fiscal years. In 1994, the Company received all of its revenue, $3.0 million, from Northern Telecom, representing a non-refundable license fee received upon entering into a non-exclusive OEM agreement. Under the terms of the agreement, Northern Telecom may pay up to an aggregate of $12.0 million in license and OEM fees under certain circumstances. In April 1996, the Company and Ericsson entered into an agreement for the sale of IS-661 base stations to Ericsson and to license Omnipoint's relevant technology as described above. If either agreement were terminated, the lack of revenues from sales to Northern Telecom or Ericsson would have a material adverse effect upon the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

  The Company will require future capital for principal and interest payments for the Company's licenses and for the buildout of the Company's networks. In addition, the Company expects to require substantial additional capital beyond the proceeds of the sale of the Old Notes to continue the development, production, sales and marketing of Omnipoint System equipment. The amount of such required capital will depend on many factors, including buildout costs, the market acceptance of Omnipoint System equipment, the resources required to launch the sale of its equipment and attain a competitive position in the marketplace, the extent to which the Company invests in new technology and improvements to its existing RF technology and the response of competitors to Omnipoint System equipment and the Company's services. In addition to the funds provided by the Offering, the public equity offerings, the NT Credit Facility, the Ericsson Credit Facility and various private debt placements, the Company will need to raise additional funds through private financings, including strategic partnerships, or public financings. No assurance can be given that additional financing will be available or that, if available, such funding can be obtained on terms favorable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

RAPID TECHNOLOGICAL CHANGE; MANUFACTURING OF IS-661 EQUIPMENT

  The wireless PCS products industry is embryonic and is experiencing very rapid technological change. To remain competitive, the Company's technology business must develop or gain access to new technologies in order to increase product performance and functionality, continue to reduce product size and increase cost-effectiveness. Given the emerging nature of the wireless PCS industry, there can be no assurance that the Company's products or technology will not be rendered obsolete by alternative technologies. The development of new wireless PCS products is highly complex and the Company could experience delays in developing and introducing its equipment.

  Additional software and hardware development must be completed by the Company before its subscriber and infrastructure products will be available for commercial sale. The Company is investing substantial funds to complete these development efforts. There can be no assurance that the Company will be able to complete these development efforts within the time frames required to enable it to establish customers for its commercial equipment business. In addition, the Company may spend substantially more on such software and hardware development than currently anticipated. The Company has limited manufacturing capability and has no experience in large scale manufacturing. The Company plans to subcontract and/or license to others the manufacturing of commercial volumes of its equipment. There can be no assurance that the Company will be able to manage the manufacture of commercial quantities of its products by subcontractors or licensees at commercially acceptable costs in a timely manner to meet industry requirements. Any delays or difficulties could have a material adverse effect on the Company's financial condition and results of operations. If the Company is unable to provide IS-661 subscriber and infrastructure equipment at commercially acceptable costs, the Company's competitive position and ability to achieve a profitable return on its technology business will be materially impaired. See "Business--Technology Business."

OTHER LICENSE RISKS

  The Company, through its subsidiary, Omnipoint PCS Entrepreneurs, Inc. ("OPCSE"), participated in the Entrepreneurs' Band C Block auction that ended on May 6, 1996. As of the completion of the auction, the Company successfully bid for PCS licenses in 18 BTAs, including Philadelphia, Atlantic City, Buffalo and Rochester covering an aggregate of approximately 13.4 million POPs. On September 17, 1996, the FCC granted the Company's 18 Entrepreneurs' Band C Block PCS licenses. The total purchase price for these licenses, after discounts, is approximately $509.1 million, or an average of $38.13 per POP. The Company has made a 10% down payment, or approximately $51.0 million, to the FCC for these licenses. The remaining 90%, or approximately $458.2 million, will be due over the seventh through the tenth year of the license and will bear interest until paid at 7%. The Company has filed with the FCC a formal request that the interest rate be set at 6.5%. On December 31, 1996, the Company made an initial interest-only payment for the Block C licenses of approximately $9.2 million. In the recently completed auction by the FCC of the D, E and F Block licenses for BTAs, the Company won 109 licenses for an aggregate of $181.4 million (net of the 25% small business discount). Under the terms established by the FCC, the Company must make a downpayment by January 23, 1997 of approximately $28.8 million, and another $93.1 million shortly after the licenses are issued. The remaining $59.4 million for the Block F licenses is payable over the next ten years. There can be no assurance that the funds necessary to make these payments will be available from the operations of the Company or, if not, if they will be available from third parties on favorable terms or at all. See "Business--Service Business--Omnipoint's PCS Markets."

GOVERNMENT REGULATION

  The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC and, depending on the jurisdiction, also may be regulated by state regulatory agencies. State agencies having jurisdiction over the Company's license areas have generally not sought to regulate PCS to date. There can be no assurance that either the FCC or such state agencies will not adopt regulations or take other actions that would adversely affect the business of the Company. In addition, FCC licenses to provide cellular and PCS services are subject to renewal and revocation. The New York MTA License will expire in December 2004 and the Entrepreneurs' Band PCS licenses will expire in 2006. There may be competition for the Company's PCS licenses upon their expiration, and there can be no assurance that the licenses will be renewed.

  On March 8, 1996, the FCC adopted an order establishing the interest rate and timing of principal and interest payments for the New York MTA License, which contains the following terms and conditions: (i) a five-year payment period with interest accruing at 7.75% from the order adoption date with the first payments due on April 8 and April 30, 1996 and subsequent quarterly payments due on April 30, July 31, October 31 and January 31, (ii) interest only payments for the first two years, and (iii) principal and interest payments for the remaining three years.

  The New York MTA License is subject to three specific conditions. The first condition is the Five-Year Buildout Requirement and the 10-Year Buildout Requirement; the second condition is that the license may not be assigned nor may control of the licensee be transferred until the earlier of three years after the date the license was awarded or the date when the Five-Year Buildout Requirement is satisfied; and the third condition is that the network deployed "substantially uses" the design and technology upon which the Pioneer's Preference award was based, which is included in the Omnipoint System, until the Five-Year Buildout Requirement is satisfied. The FCC has never defined the phrase "substantially uses." In January 1996, Wireless Communications Council ("WCC"), a trade association with only one disclosed member, who is a proponent of IS-95 CDMA technology, filed a petition with the FCC seeking clarification of the phrase. In August 1996, the FCC denied the petition noting that (a) using tests required by federal courts, WCC lacked standing, (b) the petition was premature because the Company's compliance with the five-year buildout condition should not be evaluated until December 1999, and (c) compliance with the condition would involve consideration of several complex factors. There can be no assurance as to how the FCC will in the future construe the phrase "substantially use" and, accordingly, there can be no assurance that the Company's plan for deployment in the New York MTA will be deemed to satisfy the condition. The Company believes that its network design and buildout plans and its financing plans will satisfy the conditions on the New York MTA License. However, there is risk that subsequent FCC action or unanticipated delays or difficulties in deployment of parts of the Company's planned Omnipoint/GSM system may result in the Company not satisfying one or more such conditions or needing to expend resources in connection with FCC proceedings regarding such issues.

  Under existing law, no more than 20% of any subsidiary of the Company that holds an FCC license may be owned directly by non-U.S. citizens or their representatives; the FCC has no discretion to depart from that limit. Foreign ownership of up to 25% is permitted in the Company and its subsidiaries that have a direct or indirect ownership interest in an FCC licensee; however, upon request, the FCC has the discretion to allow a licensee to exceed the 25% benchmark if so doing is in the public interest. If an FCC licensee exceeds the benchmark without express permission, the FCC may deny or revoke the license if such a denial or revocation would be in the public interest. The restrictions on foreign ownership could also adversely affect the ability of the Company to attract additional equity financing from entities that are, or are owned, by non-U.S. persons. See "Business--Regulatory Environment."

  Finally, the PCS industry is subject to continually evolving regulation. There are a number of issues on which various parties have or may in the future suggest regulation. These include the effect of cellular and digital wireless telephony on hearing aids, electromagnetic interference and cancer, as well as interference between types of wireless systems. As new regulations are promulgated on these subjects or other subjects, the Company may be required to modify its business plans or operations in order to comply with any such regulations. There can be no assurance that the Company will be able to do so in a cost effective manner, if at all. See "--Radio Frequency Emission Concerns; Medical Device Interference."

DEPENDENCE UPON KEY EMPLOYEES; RECENT MANAGEMENT ADDITIONS

  The Company is highly dependent upon the technical and management skills of its key employees, especially Douglas G. Smith, Chairman and CEO, and George F. Schmitt, President of OCI and Executive Vice President of the Company. The Company has an employment agreement with Mr. Schmitt but not with Mr. Smith. The loss of the services of any key employee could adversely affect the Company's financial condition and results of operations. There can be no assurance that the Company will be successful in retaining its key employees or that it can attract or retain additional skilled personnel. See "Management." The Company maintains key man life insurance on the lives of Messrs. Smith and Schmitt.

  The Company's expected growth may cause a significant strain on its management, operational and financial resources. The Company's ability to manage its growth effectively will require it to continue to implement and improve its operational and financial systems. The Company's success also depends in large part on a limited number of key technical, marketing and sales employees and on the Company's ability to continue to attract and retain additional highly talented personnel. Competition for qualified personnel in the PCS equipment and service industries is intense. These demands would require the addition of new management personnel and the development of additional expertise by existing management. The failure of the Company's management team to effectively manage growth could have a materially adverse impact on the Company's financial condition and results of operations. In this regard, Mr. Schmitt and Bradley E. Sparks, Chief Financial Officer of the Company, joined the Company during 1995. See "Management."

UNCERTAINTY OF PROTECTION OF PATENTS AND PROPRIETARY RIGHTS

  The Company's technology business relies on a combination of patents, trademarks and non-disclosure and development agreements in order to establish and protect its proprietary rights. The Company has filed and intends to continue to file applications as appropriate for patents covering its technology and products. There can be no assurance that additional patents will issue, that the existing patents and such additional patents allowed will be sufficiently broad to protect the Company's technology or that the confidentiality agreements and other methods on which the Company relies to protect its trade secrets and proprietary information will be adequate. The Company's 15 issued patents will expire between 2008 and 2015. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection to the Company. Litigation to defend and enforce the Company's intellectual property rights could result in substantial costs and diversion of resources and could have a materially adverse effect on the Company's financial condition and results of operations regardless of the final outcome of such litigation. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. If existing or future patents containing broad claims are upheld by the courts, the holders of such patents might be in a position to require companies to obtain licenses. There can be no assurances that licenses which might be required for the Company's products would be available on reasonable terms, if at all. To the extent that licenses are unavailable, or not available on acceptable terms, no assurance can be made that the failure to obtain a license would not adversely affect the Company. See "Business--Patents and Other Intellectual Property Rights."

RADIO FREQUENCY EMISSION CONCERNS; MEDICAL DEVICE INTERFERENCE

  Media reports have suggested that certain RF emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over RF emissions may have the effect of discouraging the use of wireless handsets, which could have an adverse effect on the Company's business. On August 1, 1996, the FCC adopted rules which update the guidelines and methods it uses for evaluating RF emissions from radio equipment, including wireless handsets. While the adopted rules impose more restrictive standards on RF emissions from lower power devices such as wireless handsets, it is believed that all wireless handsets to be marketed and to be used by the Company's subscribers, comply with such new standards.

  Certain interest groups have requested that the FCC investigate claims that the GSM technology poses health concerns and causes interference with hearing aids and other medical devices. The Center for the Study of Electromagnetic Compatibility at the University of Oklahoma, which was founded in 1994 with funds from the wireless industry, is studying this issue. In addition, the Personal Communications Industry Association ("PCIA") announced in July 1995 that it was undertaking an industry-wide study to gather information on possible PCS interference with medical devices for all PCS standards. There can be no assurance that the findings of such studies or any governmental regulations that may result therefrom will not have an adverse effect on the Company's business (including its use of GSM technology). See "Business-- Governmental Regulation."

LIMITATIONS ON REPURCHASE OF NOTES UPON CHANGE OF CONTROL

  Upon a Change of Control, each holder of the Notes will have certain rights to require the Company to repurchase all or a portion of such holder's Notes. See "Description of the Notes--Covenants--Repurchase of Notes upon a Change of Control." If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the repurchase price for the Notes tendered by the holders thereof. In addition, the Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between the Company and the Initial Purchasers and is not the result of management's knowledge of any specific effort to obtain control of the Company by means of accumulating shares of common stock of the Company or by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

BANKRUPTCY RISK RELATED TO ESCROW ACCOUNT

  The right of the Trustee under the Indenture and the Escrow Agreement to foreclose on the Escrow Account upon the occurrence of an Event of Default on the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company. In addition, payments of interest from the Escrow Account may possibly be considered to be preferences in the event of subsequent bankruptcy proceedings and therefore recoverable from recipients in certain circumstances. Payments of interest from the Escrow Account may be considered to be preferences in the event of subsequent bankruptcy proceedings only if bankruptcy occurs within 90 days of execution of the Escrow Agreement.

ABSENCE OF PUBLIC MARKET

  The Notes are a new issue of securities for which there is currently no established market. There can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of the holders of Notes to sell their Notes, or (iii) the price at which the holders of Notes would be able to sell their Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than their purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and the financial performance of the Company. The Company does not presently intend to apply for listing of the Notes on any national securities exchange or on the Nasdaq National Market System; however, the Notes have been designated for trading in the PORTAL market. See "Description of the New Notes--Exchange Offer; Registration Rights; Liquidated Damages."

                                USE OF PROCEEDS

  There will be no cash proceeds to the Company from the issuance of the New Notes pursuant to the Exchange Offer. Approximately $37.4 million of the net proceeds of the offering of the Old Notes, representing funds that (together with the proceeds from the investment thereof) will be sufficient to pay two years' interest on the Notes, has been deposited in the Escrow Account and, pending disbursement, the Escrow Agent, for the benefit of the holders of the Notes, will have a first priority lien on the Escrow Account. Funds may be disbursed from the Escrow Account to reimburse the Company for interest payments the Company makes on the Notes, and, in certain circumstances, upon the retirement of Notes. See "Description of the Notes--Disbursement of Funds-- Escrow Account." Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity, the Escrow Agreement will provide for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. See "Description of the Notes--Escrow Agreement--Security." The balance of the net proceeds of the offering of the Old Notes, together with the Company's existing funds, will be used for working capital and general corporate purposes, including payments for licenses awarded, if any, through participation in the D, E and F Block auctions. The Company expects that it will require further investment for the foregoing activities beyond the funds provided by the sale of the Notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

  Earnings were inadequate to cover fixed charges for each of the five years in the period ended December 31, 1995 and for the nine month period ended September 30, 1996. The following table sets forth these deficiencies.

                             FOR THE YEAR ENDED DECEMBER 31,     FOR THE NINE
                            ---------------------------------    MONTHS ENDED
                            1991  1992  1993   1994    1995   SEPTEMBER 30, 1996
                            ------------------------- ------- ------------------
                                     (IN THOUSANDS)
Earnings deficiency........  $15   $19   $233  $1,519  $1,493      $22,246

  The Company's earnings consist of pre-tax earnings from continuing operations before fixed charges. Fixed charges consist of interest on indebtedness, including any capitalized interest, interest associated with the New York MTA License obligation, amortization of debt discounts and related expenses and a portion of rent expenses which is deemed representative of an interest factor.

                                CAPITALIZATION

  The following table sets forth the consolidated cash and short-term investments and capitalization of the Company as of September 30, 1996 and as adjusted to give effect to the sale of the Old Notes. This table should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                                                       AS OF SEPTEMBER 30,
                                                               1996
                                                      -----------------------
                                                        ACTUAL    AS ADJUSTED
                                                      ----------  -----------
                                                          (IN THOUSANDS)
Cash and short-term investments(1)................... $  218,692  $  382,817(2)
                                                      ==========  ==========
Long-term debt:
  FCC license obligations............................ $  707,960  $  707,960
  Notes offered hereby...............................         --     208,955
  Other long-term debt...............................    268,148     268,148
                                                      ----------  ----------
    Total long-term debt.............................    976,108   1,185,063
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares
   authorized, no shares issued and outstanding......        --          --
  Common stock, $.01 par value, 75,000,000 shares
   authorized, 50,456,561 shares issued and
   outstanding.......................................        505         505
  Additional paid-in capital.........................    321,078     321,078
  Notes receivable...................................     (1,198)     (1,198)
  Unearned compensation..............................       (831)       (831)
  Accumulated deficit................................   (124,762)   (124,762)
                                                      ----------  ----------
    Total stockholders' equity.......................    194,792     194,792
                                                      ----------  ----------
Total capitalization................................. $1,170,900  $1,379,855
                                                      ==========  ==========

---------------------
(1) Does not include approximately $53.5 million deposited in an escrow account to pay interest on the August Notes through August 15, 1998.
(2) Does not include approximately $37.4 million deposited in the Escrow Account to pay interest on the Notes through August 15, 1998.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Offering Memorandum. The selected consolidated financial data as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, have been derived from the Company's audited Consolidated Financial Statements included elsewhere in this Offering Memorandum, which have been audited by Coopers & Lybrand L.L.P., independent accountants, whose reports thereon are also included in this Offering Memorandum. The selected consolidated financial data for the nine months ended September 30, 1995 and 1996 have been derived from the Company's unaudited Consolidated Financial Statements, which in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the full year or for any future period.

                                                                            NINE MONTHS ENDED
                                 YEARS ENDED DECEMBER 31,                     SEPTEMBER 30,
                         ---------------------------------------------  --------------------------
                          1991     1992     1993      1994      1995       1995          1996
                                         (AUDITED)                             (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 Revenue................ $ 2,075  $ 3,399  $ 1,618  $  3,000  $    --   $      --     $      --
 Operating expenses:
  Research and
   development..........   1,826    3,700    4,593     7,018    14,345       8,820        21,669
  Sales, general and
   administrative.......   2,054    2,475    2,974     6,290    12,619       8,098        21,457
  Depreciation and
   amortization.........      38      101      246     1,125    11,038       8,288         9,374
                         -------  -------  -------  --------  --------  ----------    ----------
    Total operating
     expenses...........   3,918    6,276    7,813    14,433    38,002      25,206        52,500
                         -------  -------  -------  --------  --------  ----------    ----------
 Loss from operations...  (1,843)  (2,877)  (6,195)  (11,433)  (38,002)    (25,206)      (52,500)
 Interest income
  (expense), net........      61       82      (32)   (1,156)      232     (24,026)      (12,764)
 Miscellaneous income...     --       --       --         65       --          --            --
 Gain on sale of
  subsidiary stock......     --       --       --      3,194       --          --            --
                         -------  -------  -------  --------  --------  ----------    ----------
 Net Loss............... $(1,782) $(2,795) $(6,227) $ (9,330) $(37,770) $  (49,232)   $  (65,264)
                         =======  =======  =======  ========  ========  ==========    ==========
 Pro forma net loss per
  common shares(1)......                                      $  (0.96)
 Pro forma weighted
  average number of
  common shares
  outstanding(1)........                                        39,529
 Net loss per common
  share.................                                                $    (1.28)   $    (1.44)
 Weighted average common
  shares outstanding....                                                    38,597        45,458
                                    AS OF DECEMBER 31,                  AS OF SEPTEMBER 30, 1996
                         ---------------------------------------------  --------------------------
                          1991     1992     1993      1994      1995      ACTUAL    AS ADJUSTED(2)
                                         (AUDITED)                             (UNAUDITED)
                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
 Working capital
  (deficit)............. $ 4,339  $ 1,340  $ 9,055  $  3,094  $ (1,410) $  219,999    $  400,119(3)
 FCC licensing costs....     --       --       --    347,090   338,402     743,241       743,241
 Total assets...........   4,991    2,540   14,465   360,946   474,990   1,205,826     1,414,781
 FCC license
  obligations...........     --       --       --    347,518   347,518     707,960       707,960
 Other long-term debt...     --       --       --      1,688    48,349     268,148       477,103
 Preferred Stock........   1,500    1,500   15,902    15,902    44,127         --            --
 Total stockholders'
  equity (deficit)......   2,813      101   (6,031)   (7,416)  (30,548)    194,792       194,792

---------------------
(1) Gives effect to the conversion of all outstanding shares of Preferred Stock and accrued dividends thereon into 10,605,591 shares of Common Stock and the Convertible Subordinated Notes into 1,562,500 shares of Common Stock at the closing of the IPO on January 31, 1996.
(2) Gives effect to the sale of the Old Notes.
(3) Includes the short term portion of the proceeds from the sale of the Old Notes placed in the Escrow Account. See "Use of Proceeds."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this Prospectus contain forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

OVERVIEW

  The Company was incorporated in Delaware in June 1987 to design, develop, manufacture and market wireless digital communications products. From inception to 1991, the Company focused primarily on developing its core technologies. The Company used its core technologies to generate revenues from the production of prototype equipment pursuant to agreements with companies in the communications industry. In 1992, the principal focus of the Company shifted from performing such activities to the development of its PCS business.

  Since 1992, the Company has generated limited revenues primarily from license fees, research and development services and prototype equipment sales related to its proprietary technology. As the principal focus of the Company has been the development of its PCS business, there has been minimal contract and license fee activity. The Company expects to continue this focus and anticipates that revenues in 1996 will be minimal. The Company believes that period-to-period revenue comparisons are not necessarily meaningful as an indication of future performance. In the future, the Company expects to derive additional revenues from the sale of its equipment and the provision of PCS service in the Company's markets.

RESULTS OF OPERATIONS

 NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

  Research and development expenses increased by 146.6%, or approximately $12.9 million, to $21.7 million for the nine months ended September 30, 1996 compared to $8.8 million for the nine months ended September 30, 1995. The increase was due primarily to an increase of $1.5 million in the purchase of research and development components and non-recurring engineering, an increase of $1.0 million for the development and delivery of a pilot IS-661 mobility system, an increase of $1.3 million for project management and other costs associated with the buildout of the IS-661 pilot system and New York MTA PCS 1900 infrastructure, an increase of $1.2 million for equipment leases and rentals and an increase of $5.7 million in payroll and related taxes, employee benefits and employee recruiting costs associated with the Company's continued growth and its development of the IS-661 technology. The Company expects that research and development expenses will continue to increase significantly during the remainder of 1996 as compared to 1995.

  Sales, general and administrative expenses increased by 165.4%, or approximately $13.4 million, to $21.5 million for the nine months ended September 30, 1996 compared to $8.1 million for the nine months ended September 30, 1995. Of this increase, $4.1 million was due to payroll related expenses associated with increases in headcount resulting from the expansion of the Company's operations. The remaining increase consists primarily of increases of $1.2 million in consulting service fees, $2.1 million in rent, utilities and other building expenses, $342,000 in legal fees, $1.8 million in advertising and promotions, $887,000 in equipment rentals and leases and $224,000 in travel expense. The Company expects that such expenses will continue to increase significantly during 1996, as the Company continues to expand its operations.

  Depreciation and amortization increased by 13.3%, or approximately $1.1 million to $9.4 million for the nine months ended September 30, 1996 compared to $8.3 million for the nine months ended September 30, 1995. The increase in the 1996 period was due to a general increase in depreciation related to the Company's research and development equipment.

  Interest and other income increased approximately $5.3 million to $5.8 million for the nine months ended September 30, 1996 compared to $579,000 for the nine months ended September 30, 1995. The increase was due to the increase in interest earned on interest bearing cash and cash equivalents. The increase in cash and cash equivalents resulted from the issuance of $25.0 million in senior notes in November 1995, $25.0 million in convertible notes in November and December 1995 and the proceeds of $118.4 million received from the Company's IPO in January 1996, $110.7 million from a follow-on offering in July 1996 and $188.1 million from a sale of the August Notes in August 1996.

  Interest expense decreased by 24.4% or approximately $6.0 million, to $18.6 million for the nine months ended September 30, 1996 as compared to $24.6 million for the nine months ended September 30, 1995. The interest expense for the nine months ended September 30, 1995 included $24.0 million of accrued estimated interest expense related to the New York MTA License. On March 8, 1996, the FCC adopted an order setting the interest rate for such License at 7.75% per annum accruing from March 8, 1996. As a result, the Company reversed $33.5 million of accrued interest related to the New York MTA License during December 1995. Had this adjustment been retroactively recorded in the nine months ended September 30, 1995, the net loss and loss per share would have been $25.2 million and $0.65, respectively.

  Net loss increased approximately $16.1 million to $65.3 million for the nine months ended September 30, 1996 compared to $49.2 million for the nine months ended September 30, 1995. This increase was due primarily to a general increase in operating expenses, partially offset by a decrease of approximately $11.3 million in net interest expense.

 YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  There were no revenues during the year ended December 31, 1995 as compared to $3.0 million for the year ended December 31, 1994, consisting of a license fee from Northern Telecom.

  Research and development expenses increased by 104.3%, or approximately $7.3 million, to $14.3 million for the year ended December 31, 1995 compared to $7.0 million for the year ended December 31, 1994. The increase was due primarily to an increase of $3.1 million in the purchase of research and development components and an increase of $3.3 million in payroll and related payroll taxes and employee benefits associated with the Company's continued growth and its development of the IS-661 technology.

  Sales, general and administrative expenses increased by 100.0%, or approximately $6.3 million, to $12.6 million for the year ended December 31, 1995 compared to $6.3 million for the year ended December 31, 1994. Of this increase, $2.5 million was due to increases in management headcount resulting from the expansion of the Company's operations. The remaining increase consists primarily of increases of $1.1 million in legal fees, $300,000 in accounting fees, $402,000 in rent expense and utilities, $664,000 in consulting service fees and $530,000 in travel expenses.

  Depreciation and amortization increased approximately $9.9 million to $11.0 million for the year ended December 31, 1995 compared to $1.1 million for the year ended December 31, 1994. The increase in the 1995 period was due primarily to 12 months of the amortization of the New York MTA License, which is being amortized using the straight-line method over a period of 40 years.

  Net interest income was $232,000 for the year ended December 31, 1995 compared to $1.2 million of net interest expense for the year ended December 31, 1994. The net interest expense for the year ended December 31, 1994 included $1.5 million of interest expense related to the New York MTA License.

  Net loss increased approximately $28.5 million to $37.8 million for the year ended December 31, 1995 compared to $9.3 million for the year ended December 31, 1994. This increase was due primarily to an increase of $8.7 million in amortization associated with the New York MTA License and a general increase in operating expenses.

 YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

  Revenues increased by 87.5%, or approximately $1.4 million, to $3.0 million in 1994 from $1.6 million in 1993. Northern Telecom accounted for 100% of the Company's revenues in 1994, which represented a nonrefundable license fee received upon entering into an OEM agreement. Three customers accounted for 90.2% of the revenues in 1993. The 1993 revenues were derived from contracts related to research and development, prototype equipment sales and related services in the field of wireless digital communications.

  Research and development expenses increased by 52.2%, or approximately $2.4 million, to $7.0 million in 1994 from $4.6 million in 1993. These expenses consisted primarily of payroll and related payroll taxes and employee benefits of employees engaged in ongoing research, design and development activities and the Company's continued growth and developing and testing of prototypes. The increases in 1994 were primarily due to an increase of $1.6 million in payroll and related payroll taxes and employee benefits, specifically in the digital and software engineering departments, and an increase of $474,000 in the purchases of research and development components.

  Sales, general and administrative expenses increased by 110.0%, or approximately $3.3 million, to $6.3 million in 1994 from $3.0 million in 1993. These expenses consisted primarily of salaries and related payroll taxes and employee benefits for management, finance and accounting, legal and other professional services. The increase in 1994 is due to an increase of $800,000 in legal costs, primarily in connection with the New York MTA License, an increase of $480,000 in office related expenses including utilities, office supplies, postage and rent, an increase of $822,000 in payroll and related payroll taxes and employee benefits and an increase of $276,000 in sales and marketing costs due to increases in headcount combined with higher involvement and attendance at tradeshows.

  Depreciation and amortization increased by 357.7%, or approximately $880,000, to $1.1 million in 1994 from $246,000 in 1993. The increase in 1994 was due primarily to amortization of the New York MTA License of $428,000.

  Interest income (expense), net includes $1.5 million of interest expense in 1994 related to the New York MTA License, which was partially offset by interest income of $360,000.

  Net loss increased by 50.0%, or approximately $3.1 million, to $9.3 million in 1994 from $6.2 million in 1993. The increase in net loss in 1994 was primarily due to the $1.5 million of interest expense associated with the New York MTA License and $428,000 of amortization of the New York MTA License. The net loss was partially offset by $3.2 million of gain on the sale of stock of its subsidiary during 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Since its formation through September 30, 1996, the Company has financed its operations and met its capital requirements primarily through the IPO, a follow-on public offering, sale of the August Notes, three Preferred Stock offerings, borrowings under a bridge loan, sale of stock of its subsidiary, vendor financing and, to a lesser extent, equipment lease arrangements. These financing activities provided net cash of $4.7 million in 1991, $17.4 million in 1993, and $116.0 million in 1995. The Company received gross proceeds of $50.0 million through the sale of the Senior Notes, the Convertible Subordinated Notes and associated warrants in November and December 1995. The Convertible Subordinated Notes were subsequently converted into 1,562,500 shares of Common Stock at the closing of the IPO.

  Operating activities used net cash of $5.0 million in 1993, $7.9 million in 1994, and $19.7 million in 1995. These increases resulted from the Company's increased activity and corresponding growth to support product development and to commence the buildout of the New York MTA network. Investing activities used net cash of $480,000 in 1993, provided net cash of $720,000 in 1994, and used net cash of $44.0 million in 1995, which consisted of capital expenditures for office equipment, computers and related equipment used in engineering and manufacturing, and the purchase of New York MTA infrastructure related products.

  For the nine months ended September 30, 1996, the Company has financed its operations and met its capital requirements primarily through its initial public offering and follow-on public offering, vendor financing and the August Notes. These financing activities provided net cash of $360.0 million for the nine months ended September 30, 1996 compared to $27.8 million for the nine months ended September 30, 1995. Operating activities used net cash of $56.5 million for the nine months ended September 30, 1996 compared to $17.4 million for the nine months ended September 30, 1995. The increase resulted from the Company's additional activity relating to supporting product development and commencement of the New York MTA network buildout. Investing activities, network assets, licenses, and lab equipment used net cash of $199.7 million for the nine months ended September 30, 1996 compared to using $1.3 million for the nine months ended September 30, 1995. The increase consists of $64.6 million for purchases of New York MTA infrastructure related items and lab equipment used in engineering and manufacturing, and $50.9 million for the down payment on the Entrepreneurs' Band licenses, $20.0 million in additional FCC deposits and $62.1 million for short and long term investments.

  As of September 30, 1996, the Company had working capital of approximately $220.0 million. In January 1996, working capital increased by $135.4 million from a deficit of $1.4 million at December 31, 1995 to $134.0 million upon receipt of $118.4 million of proceeds, net of expenses, from the issuance of 8,050,000 shares of Common Stock in the IPO, the reduction of current liabilities of $36.5 million and $16.3 million related to the repayment of debt outstanding pursuant to a certain credit agreement, and the conversion of $25.0 million of Convertible Subordinated Notes upon the IPO, respectively. This increase in working capital was partially offset by the cash used to repay a short-term credit agreement debt. In July 1996, the Company received approximately $110.8 million of proceeds, net of expenses, from the issuance of 4,500,000 shares of Common Stock. The Company sold $250.0 million of August Notes in August 1996, yielding the Company $188.1 million after deducting expenses and $53.3 million in escrowed funds. Items reducing working capital include an additional $20.0 million in FCC deposits, $50.9 million for a 10% down payment on the Entrepreneurs' Band C Block licenses, and a $75.2 million repayment of vendor financing debt.

  In 1993, the Company, through its subsidiary, OCI, was awarded a final Pioneer's Preference for the New York MTA License that required no license fee. Subsequent legislation mandated a methodology for charging for such License and required that the FCC adopt an order setting forth the terms of the principal and interest payments for such License. In accordance with terms defined in that legislation, the Company is obligated to pay a license fee of $347.5 million to the FCC for the New York MTA License. On March 8, 1996, the FCC adopted such an order, the terms and conditions of which are as follows:
(i) a five-year payment period with interest accruing at 7.75% from the order adoption date with the first payment due on the 30th day following such date and subsequent quarterly payments due on April 30, July 31, October 31 and January 31, (ii) interest only payments for the first two years and (iii) principal and interest payments for the remaining three years. Through September 30, 1996, the Company had made interest payments totaling $13.4 million representing interest expense through September 30, 1996.

  The Company has an agreement to purchase $250.0 million of equipment and services over the next five years from Northern Telecom. The Company has purchased approximately $61.0 million of equipment and services under such agreement. The Company has a $382.5 million credit facility with Northern Telecom to finance purchases and installations of telecommunications equipment, engineering services, certain related construction costs, third-party equipment and other expenses. The Company also has an OEM agreement to sell certain equipment, hardware and software to Northern Telecom at its normal selling prices, which will result in licensing fees and revenues.

  The NT Credit Facility is secured by a pledge of all capital stock of OCI owned by a wholly-owned subsidiary of the Company (which constitutes a 95.58% ownership interest) and substantially all of OCI's assets.

Under the terms of the NT Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on OCI's ability to pay dividends, restrictions on indebtedness and certain financial maintenance requirements. Additionally, the NT Credit Facility provides that, among other events, the failure of OCI to pay when due amounts owing the FCC shall constitute an event of default. Interest on the NT Credit Facility is payable quarterly.

  The principal amount of the non-working capital portions of the NT Credit Facility is payable in installments beginning in 2000, with the final payment due on December 31, 2004. As of September 30, 1996, OCI repaid all outstanding balances (principal and accrued interest) of approximately $58.9 million outstanding under the non-working capital portions of the facility.

  A portion of the NT Credit Facility, which may be used for working capital purposes including interest payments on the principal of such facility, matures on June 30, 1997. Borrowings for working capital purposes which are repaid may be subsequently borrowed for the other purposes allowed under the NT Credit Facility. As of September 30, 1996, the Company repaid the entire outstanding balance of approximately $14.9 million of the working capital portion of the NT Credit Facility.

  Northern Telecom has executed a non-binding commitment letter to extend the NT Credit Facility from $382.5 million to $612.0 million on substantially the same terms. Such extension is subject to approval by the Board of Directors of Northern Telecom. If a definitive agreement is reached, the Company expects to use these funds in the New York MTA or other markets which the Company acquired in the Entrepreneurs' Band auction.

  Subsequent to September 30, 1996, the Company has not initiated any additional draws on the NT or Ericsson Credit Facilities.

  On November 22, 1995, the Company sold variable interest rate Senior Notes in the aggregate amount of $25.0 million, together with warrants to purchase 625,000 shares of Common Stock at an exercise price of $.004 per share. The Senior Notes mature in five years and may be prepaid at any time. The note purchase agreement contains certain covenants and restrictions on the Company, including a restriction on the payment of cash dividends and the requirement that any indebtedness of the Company be pari passu or subordinate to the Senior Notes.

  On November 29, 1995, the Company sold Convertible Subordinated Notes in the aggregate amount of $15.0 million, together with warrants to purchase 375,000 shares of Common Stock at an exercise price of $.004 per share. On December 18, 1995, the Company sold Convertible Subordinated Notes in the aggregate amount of $10.0 million to Hansol, together with warrants to purchase 250,000 shares of Common Stock at an exercise price of $.004 per share. The Convertible Subordinated Notes were converted upon the closing of the IPO into 1,562,500 shares of Common Stock.

  On January 31, 1996, the Company completed its IPO of 8,050,000 shares of Common Stock resulting in proceeds, net of related expenses, of approximately $118.4 million. In connection with the IPO, the Preferred Stock was converted into 10,605,591 shares of Common Stock and the Convertible Subordinated Notes were converted into 1,562,500 shares of Common Stock. The Company used a portion of the net proceeds to pay down the outstanding balance of $36.5 million due pursuant to a credit agreement related to its participation in the Entrepreneurs' Band auction.

  On July 3, 1996, the Company completed a public offering of 4,500,000 primary shares of Common Stock resulting in proceeds, net of related expenses, of approximately $110.7 million. The net proceeds are expected to be used principally for the second required principal payment and subsequent interest payments for the Entrepreneurs' Band licenses, for working capital and capital expenditures related to the Entrepreneurs' Band networks and for the New York MTA operations.

  The Company entered into a credit facility with Ericsson, dated as of August 7, 1996, to provide financing to the Company for up to $132.0 million for the purposes of financing the purchase of equipment and services from Ericsson for the New York MTA market. A portion of the Ericsson Credit Facility, which may be used for interest payments accruing under such facility, and a portion which may be used to purchase handsets, mature on June 30, 1998. The principal amount on other portions of the facility is payable in installments beginning in 2000, with the final payment due on December 31, 2004. Amounts borrowed and repaid are not available for reborrowing except for the $2.1 million repaid by the Company during the third quarter of 1996. Interest on the Ericsson Credit Facility is payable quarterly.

  Under the terms of the Ericsson Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on OCI's ability to pay dividends, restrictions on indebtedness and certain financial maintenance requirements. Additionally, the Ericsson Credit Facility provides that, among other events, the failure of OCI to pay when due amounts owing the FCC shall constitute an event of default. The Ericsson Credit Facility is secured by substantially all of the assets of OCI, including a pledge of all capital stock of OCI owned by a wholly-owned subsidiary of the Company (which constitutes a 95.58% ownership interest). All collateral is held by a collateral agent and is shared on a pari passu basis with Northern Telecom pursuant to an inter-creditor arrangement.

  The Company paid all outstanding balances, approximately $2.1 million, to Ericsson on September 30, 1996.

  On September 17, 1996, the Company was awarded 18 Entrepreneurs' Band BTA C Block licenses for an aggregate price of $509.1 million. The Company made its down payment of 10%, or $51.0 million in two equal installments, on May 14, 1996 and September 24, 1996. The remaining 90% of the license payments, or $458.2 million, will be due in quarterly installments beginning in the year 2003 and continuing until 2006 and will bear interest until paid at 7%. The Company has filed with the FCC a formal request that the interest rate be set at 6.5%. On December 31, 1996, the Company made an initial interest-only payment for the Block C licenses of approximately $9.2 million. The Entrepreneurs' Band BTA licenses are accounted for in accordance with the recently SEC mandated industry practices. Accordingly, the licenses were recorded at a net present value of $411.0 million. Interest incurred for such licenses will be capitalized during the buildout phase and amortization of such license costs will begin with the commencement of service to customers. Based on the Company's estimate of borrowing costs for debt with terms similar to the U.S. government financing, the Company used an 11% discount rate.

  In the recently completed auction by the FCC of the D, E and F Block licenses for BTAs, the Company won 109 licenses for an aggregate of $181.4 million (net of the 25% small business discount). Under the terms established by the FCC, the Company must make a downpayment by January 23, 1997 of approximately $28.8 million, and another $93.1 million shortly after the licenses are issued. The remaining $59.4 million for the Block F licenses is payable over the next ten years.

  The Company believes that access to capital and financial flexibility are necessary to successfully implement its strategy. On August 27, 1996, the Company completed the sale of $250.0 million of the August Notes which provided the Company with net proceeds of approximately $188.1 million, net of offering expenses and cash of $53.3 million deposited in escrow to pay the first two years' interest. The Company believes these proceeds, in combination with the NT Credit Facility and Ericsson Credit Facility, will be sufficient to fund operating losses, capital expenditures and working capital necessary for the initial buildout of the Company's PCS networks. To the extent that the buildout of these networks is faster than expected, the costs are greater than anticipated or the Company takes advantage of other opportunities, including those that may arise through current and future FCC auctions, the Company may require additional funding to implement its business strategy. See "Use of Proceeds."

  The Company's future capital requirements will depend upon many factors, including the successful development of new products, the extent and timing of acceptance of the Company's equipment in the market, requirements to maintain adequate manufacturing facilities, the progress of the Company's research and development efforts, expansion of the Company's marketing and sales efforts, the Company's results of operations and the status of competitive products. The Company believes that cash and cash equivalents on hand, including proceeds from the private placement of the Old Notes and the August Notes, anticipated revenues, vendor financing and additional strategic partnerships will be adequate to fund its operations through 1997. There can be no assurance, however, that the Company will not require additional financing prior to such date to fund its operations. The Company believes that it will require substantial amounts of additional capital over the next several years and anticipates that this capital will be derived from a mix of public offerings and private placements of debt or equity securities or both.

                              THE EXCHANGE OFFER

TERMS OF EXCHANGE OFFER

 GENERAL

  In connection with the sale of the Old Notes pursuant to a Purchase Agreement dated as of November 21, 1996, between the Company and the Initial Purchasers, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement, dated December 2, 1996.

  Under the Registration Rights Agreement, the Company is obligated to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of New Notes with terms substantially identical in all material respects to the Old Notes (except that such New Notes will not contain terms with respect to transfer restrictions) within 45 days after December 2, 1996, the date the Old Notes were issued (the "Issue Date"), and (ii) use its best efforts to cause the Registration Statement to be declared effective with 90 days after the Issue Date. For each Old Note surrendered pursuant to the Exchange Offer, the holder of such Old Note will receive the New Notes having a principal amount equal to that of the surrendered Old Note. The Exchange Offer being made hereby if commenced and consummated within such applicable time periods will satisfy those requirements under the Registration Rights Agreement. See "Description of New Notes--Exchange Offer, Registration Rights."

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. The Company will issue New Notes in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer.

  As of the date of this Prospectus $200,000,000 aggregate principal amount of Old Notes were outstanding. This Prospectus, together with the Letter of
Transmittal, is being sent to all registered holders as of        , 1997. The
Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain condition as set forth herein under "-- Conditions."

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Company and delivering New Notes to such holders.

  In the event the Exchange Offer is consummated, subject to certain limited exceptions, the Company will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the U.S. securities laws. See "Risk Factors--Consequences of Failure to Exchange."

 EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean         , 1997 (20 business days
following the commencement of Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange offer is extended. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

  Notwithstanding any extension of the Exchange Offer, if for any reason the Exchange offer is not consummated before February 28, 1997, the Company will, at its own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause a Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Registration Statement and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of 36 months following the Issue Date and such time as all of the Old Notes have been sold thereunder, or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement). The Company will, in the event a Shelf Registration Statement is required to be filed, provide to each holder of the Old Notes copies of the prospectus which is part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of the Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a holder (including certain indemnification and contribution rights and obligations).

  The Company reserves the right (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to 10 business day period.

  Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

  NO VOTE OF THE COMPANY'S SECURITY HOLDERS IS REQUIRED UNDER APPLICABLE LAW TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEGIN SOUGHT HEREBY.

  Holders of Old Notes do not have any appraisal of dissenters' rights in connection with the Exchange Offer under the Delaware General Corporation Law, the state in which the Company is incorporated.

INTEREST ON THE NEW NOTES

  Interest on the New Notes will be payable at a rate of 11 5/8% per annum, paid semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1997.

PROCEDURES FOR TENDERING

  To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m. Eastern Standard Time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS, IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. To be tendered effectively, the Old Notes, Letter of Transmittal and all other required documents must be received by Exchange Agent prior to 5:00 p.m., Easter Standard Time, on the Expiration Date. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

  The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth therein and in the Letter of Transmittal.

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the U.S. (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

  If the Letter of Transmittal of any Old Notes bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted by the Company, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old notes.

The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act);
(ii) any New Notes to be received by it were acquired in the ordinary course of its business; and (iii) at the time of commencement of the Exchange Offer, it was not engaged in, and did not intend to engage in, a distribution of such New Notes and had no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes. If a holder of Old Notes is an affiliate of the Company, and is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any secondary resale transaction. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities, or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

  For each Old Note for exchange, the holder of such Old Notes will receive a New Note having a principal amount equal to that of the surrendered Old Note. If (a) neither of registration statement for the Exchange Offer (the "Exchange Offer Registration Statement") of which this Prospectus is a part nor the Shelf Registration Statement described above is filed on or before January 16, 1997 (45 days following the Issue Date), (b) neither of such registration statements is declared effective by the Commission on or prior to February 28, 1997 (the 90th day after the Issue Date) (the "Effectiveness Target Date"), (c) the Exchange Offer Registration Statement is declared effective and the Company fails to consummate the Exchange offer within 45 days of the earlier of the effectiveness of such registration statement or the Effectiveness Target Date, or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the period specified in the Registration Rights Agreement (each such event referred to the clauses (a) through (d) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each holder of the Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of the

Notes held by such holder. Upon a Registration Default, liquidated damages will accrue at the rate specified above until such Registration Default is cured and the amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Notes (regardless of whether one or more than one Registration Default is outstanding). All accrued liquidated damages will be paid by the Company on February 15 and August 15 of each year to the holders of Notes.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer facility for purposes of the Exchange Offer within two business days after the date of the Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Notes desires to tender such Old Notes, the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed an duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the named and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form to transfer, or a Book-Entry Confirmation , as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificate for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. Eastern Standard Time, on the Expiration Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for the Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by the Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedures of book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, from and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under the "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any changes in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. In addition, the Company has no obligation to, and will not knowingly, accept tenders of Old Notes from affiliates of the Company (within the meaning of Rule 405 under the Securities
Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradeable by such holder without restriction under the Securities Act and the Exchange Act and without material restriction under the "blue sky" or securities law of substantially all of the states.

EXCHANGE AGENT

  Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                        By Registered or Certified Mail;
                       By Overnight Courier; or By Hand:
                              Marine Midland Bank
                             140 Broadway--Level A
                         New York, New York 10005-1180
                    Attention: Corporation Trust Operations

                          By Facsimile: (212) 658-2292
                     Attention: Corporate Trust Operations

                           Telephone: (212) 658-5931

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tender pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

  The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for it reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

  The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee (as hereinafter defined) and accounting, legal printing and related fees and expenses.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded in the Company's accounting records at the same carrying value as the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The expense of the Exchange Offer will be amortized by the Company over the term of the New Notes in accordance with generally accepted accounting principles.

                                   BUSINESS

  In addition to the historical information contained herein, this Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this Prospectus.

OVERVIEW

  Omnipoint is a leader in commercializing personal communications services ("PCS"). Omnipoint has been awarded PCS licenses for 40.2 million POPs and is the winning bidder on additional PCS licenses for areas that will increase the Company's total holdings to approximately 96.5 million non-overlapping POPs. Over 60% of these POPs are located in a contiguous area in the northeast region of the U.S. from Maine to Virginia. With the completion of the recent auction by the FCC of the D, E and F Block PCS licenses (the "D, E and F Block auction"), Omnipoint will be the fourth largest PCS licensee in the U.S.

  The Company holds a license for the New York MTA, the largest MTA in the U.S., with approximately 26.9 million POPs, and Entrepreneurs' Band C Block PCS licenses for 18 BTAs with approximately 13.3 million POPs, including the Philadelphia, Atlantic City, Buffalo and Rochester BTAs. In the recently completed D, E, and F Block auction, the Company was the winning bidder on 109 licenses (59 D and E Block licenses and 50 Entrepreneurs' Band F Block licenses). The winning bids include licenses in Boston, Providence, Washington D.C., Baltimore, Miami, Detroit, St. Louis, Indianapolis, Norfolk, and other BTAs. The Company will pay an average of $10.75 per POP over periods of five and ten years for its licenses covering 96.5 million POPs. The Company also develops technology and equipment for PCS. The Company's proprietary technology is suitable for a variety of digital wireless applications including wireless local loop ("WLL"). Omnipoint's technology will be integrated with both wireless Global System for Mobile Communications ("GSM") networks and local telephone switching platforms.

  Omnipoint has spent several years developing and refining its core technology based on spread spectrum since the Company's incorporation in 1987. From inception to 1992, the Company developed several working prototypes for various wireless voice, data and digitized compressed video transmission projects. The Company's success in developing its technology for the first digital PCS system at 1.9 GHz during 1991 and 1992 was instrumental in the FCC awarding the Company one of three Pioneer's Preferences in 1993. As a result of the Pioneer's Preference, the FCC issued to the Company in December 1994 the New York MTA License. Omnipoint's strategy for its service business is to become a leading provider of wireless services in its markets. The Company commenced operations of the first commercial PCS service in the New York City area at the end of 1996. The Company will continue to build out the New York MTA network and plans to build and operate PCS networks in the areas covered by its BTA licenses, focusing initially on the most densely populated portions of these areas and on major commuting corridors. The Company believes that existing cellular systems in the most densely populated areas, particularly within the New York City metropolitan area, provide inadequate capacity and that service during peak hours for current cellular users and the anticipated growth in wireless demand will add to this problem. The Company intends to use a combination of the Omnipoint System and GSM to provide superior wireless services to its customers. The Company offers a variety of services to its customers, including voice and data transmission, call forwarding, call waiting and paging capability.

  The Company will pay $347.5 million for the New York MTA License. The Company is required to pay only interest on the total amount due until March 8, 1998, and to pay the principal balance and remaining interest during the period March 1998 to March 2001. In the recently completed auction by the FCC of the Entrepreneurs' Band licenses, the Company bid successfully for licenses for 18 BTAs with approximately 13.4 million POPs. On September 17, 1996, the FCC granted the Company's 18 Entrepreneurs' Band C Block PCS licenses. The total purchase price for these licenses after discount, is approximately $509.1 million. The Company has made a 10% down payment, or approximately $51.0 million, to the FCC for these licenses, will pay interest only until 2003 and will pay the principal balance of approximately $458.2 million and remaining interest in the period 2003 to 2006. See "Business-- Regulatory Environment."

  In the recently completed auction by the FCC of the D, E and Entrepreneurs' F Block PCS licenses for BTAs, each consisting of 10 MHz of spectrum, the Company was the successful bidder for licenses for 109 10MHz BTAs with approximately 93.8 million POPs. Since the Company was successful in aggregating 10MHz licenses into 20 MHz in several cities, including Boston, Miami, and Detroit, the Company won licenses for 76.6 million non-overlapping POPs in the D, E, and F Block auction. Further, primarily because the Company expanded its spectrum from 30 MHz to 40 MHz in three cities, particularly the New York BTA which has 18.4 million of these POPs, the number of incremental POPs was 56.3 million. Thus, the Company's new combined total will be 96.5 million non-overlapping POPs.

  By January 23, 1997, the Company will make a downpayment of 20% on its 59 D and E Block PCS licenses, or approximately $21.4 million, to the FCC for these licenses, and will pay the 80% balance, or approximately $85.6 million, within five business days after the FCC grants the licenses, which are currently anticipated to be granted before the end of June 1997. As to the Company's Entrepreneurs' F Block licenses, the Company will make a first 10% downpayment by January 23, 1997, or approximately $7.4 million, and a second 10% downpayment of $7.4 million five business days after the FCC grants these licenses, which are also currently anticipated to be granted before the end of June 1997. The company will make interest-only payments on the remaining F Block obligation until 1999 and will pay the principal balance of approximately $59.4 million and remaining interest over the period from 1999 to 2006.

  Omnipoint's strategy for its technology development and equipment business is to establish the Omnipoint System as a leading PCS standard. The Joint Technical Committee on Wireless Access has designated the Omnipoint System as IS-661. The Omnipoint System is one of four competing CAI standards that have been selected by PCS license holders in the U.S. to serve the mobile PCS market. The Omnipoint System is designed to provide enhanced voice quality, higher speed data transmission rates and increased capacity and service reliability relative to analog systems and certain digital wireless systems. Additionally, the Omnipoint System is designed to have lower infrastructure costs than traditional cellular and other PCS systems.

  The Omnipoint System is also particularly well suited for fixed WLL applications. Initially, the Company plans to focus its domestic WLL activities on providing wireless CAP services in the New York MTA and other targeted cities to businesses in small- and medium-sized business locations, whose capacity requirements do not justify the expense of alternative bypass technologies, such as leased line, fiber or microwave technologies. In addition, the Company intends to access international markets through sales of equipment (i) to service providers for WLL applications as an alternative to expanding fixed wireline services in countries where telephone services have not been well developed, and (ii) as an upgrade to GSM networks in the 98 countries where GSM has been deployed or selected for deployment.

  The Company has established strategic relationships with Northern Telecom, Ericsson and Hansol. A substantial portion of Omnipoint's equipment purchases for the buildout of the New York MTA network is being financed by Northern Telecom under the $382.5 million NT Credit Facility and by Ericsson under the $132.0 million Ericsson Credit Facility. Northern Telecom and Omnipoint are integrating the Omnipoint System with Northern Telecom's GSM digital switch, with the first integrated system to be deployed in the New York MTA. The Company and Ericsson have agreements involving (i) the purchase and sale of Ericsson-manufactured infrastructure equipment and handsets for the Company's PCS networks, and (ii) a licensing and acquisition arrangement relating to the Omnipoint System. The Company and Orbitel have entered into a non-binding memorandum of understanding involving Orbitel's development and manufacture of single mode IS-661 and dual mode IS-661/PCS 1900 handsets. The Company has entered into a strategic alliance with Hansol under which it licensed Hansol to manufacture handsets. The two companies also agreed to cooperate on promoting the Omnipoint System in the Republic of Korea and other parts of Asia. In addition, each of PacBell, BellSouth, Western Wireless, InterCel, APC and Aerial has a separate arrangement with the Company to provide subscribers with roaming capabilities and to conduct trials using Omnipoint's equipment in the areas where each has PCS licenses. The Company believes that these arrangements, coupled with the results of the auction of the C, D, E and F Block licenses, will bring GSM coverage to over 90% of the U.S. population. The Company is in discussions with other equipment vendors and service providers regarding additional strategic relationships.

  Omnipoint Corporation consists of a technology division and several subsidiaries. Omnipoint PCS, Inc. ("OPI"), a wholly owned subsidiary of the Company, has as its sole asset a 95.58% ownership interest in OCI. OCI is the holder of the New York MTA License and operates the service business in the New York MTA. OPCS Corp., a wholly owned subsidiary of Omnipoint Corporation, has as its sole asset 100% of the stock of OPCSE. Through OPCSE, the Company bid successfully for 18 BTA licenses in the Entrepreneurs' Band auction. Through Omnipoint PCS Entrepreneurs Two, Inc., the Company bid successfully for 109 10 MHz BTA licenses in January 1997.

  The Company was incorporated in 1987 in the State of Delaware. Its principal executive offices are at 2000 North 14th Street, Arlington, Virginia 22201, and its telephone number is (703) 522-7778.

STRATEGY

  Omnipoint's strategy is to become a leading provider of wireless services and products by deploying and operating PCS networks, providing wireless CAP/WLL services, establishing the Omnipoint System as a leading PCS standard and capitalizing on opportunities in developing international markets for wireless applications.

 WIRELESS CAP/WLL SERVICES

  Omnipoint plans to introduce wireless CAP/WLL services to businesses in small- and medium-sized locations whose capacity requirements do not justify the expense of alternative bypass technologies, such as leased line, fiber or microwave technologies. Omnipoint's wireless CAP/WLL services would allow customers to bypass the local telephone exchange to complete calls with wireline quality at discounts to prices such customers pay today. The Company's wireless CAP/WLL services will operate through radio units installed by the Company on customers' premises which will communicate wirelessly with the Company's base stations.

 LEADING PCS STANDARD

  The Company intends to establish the Omnipoint System as a leading PCS standard through sales to other PCS service providers. The Company has an agreement with Northern Telecom for the two companies to market an integrated Omnipoint/GSM system throughout North America to prospective license holders and to existing PCS license holders who deploy PCS 1900 systems. The Company has entered into a non-binding memorandum of understanding with Orbitel for Orbitel to develop and manufacture single mode IS-661 and dual mode IS-661/PCS 1900 equipment and an agreement with Ericsson to sell Omnipoint base stations for a variety of applications. The Company intends to enter similar arrangements with other manufacturers from time to time.

 INTERNATIONAL MARKETS

  The Company is also developing international markets for its equipment particularly for WLL telephone service. Many developing countries have a very limited wireline telephone infrastructure, and the cost and time required to expand or upgrade a traditional telephone infrastructure is often prohibitive. The Company will offer the Omnipoint System in such countries on a cost-efficient, easily deployable basis to provide basic telephone service wirelessly. The Company is also marketing the Omnipoint System to augment GSM networks.

INDUSTRY BACKGROUND

  Since 1983, the demand for wireless telecommunications services has grown dramatically as cellular, paging and other emerging wireless communications services have become widely available and increasingly affordable. This growth in wireless services has been driven by technological advances and changes in both telecommunications regulations and consumer preferences. Mobile cellular telephone service has been one of the fastest growing market segments within the telecommunications industry. According to the Cellular Telecommunications Industry Association, the number of cellular users in the U.S. grew from 340,000 at the end of 1985 to over 40 million at December 1996. According to industry estimates, there are now over 100 million cellular users worldwide. Most industry analysts forecast that U.S. penetration rates for mobile wireless service will reach between 40% and 50% of the population by 2005.

  Although analog cellular is the most widely deployed two-way wireless service available today, it has several limitations, including inconsistent service quality, lack of privacy, limited capacity and, currently, the inability to transfer data without a modem. Most current cellular services transmit voice and data signals over analog-based systems, which use one continuous electronic signal that varies in amplitude or frequency over a single radio channel. Digital systems, on the other hand, convert voice or data signals into a stream of digits and typically use voice compression and other techniques to allow a single radio channel to carry multiple simultaneous signal transmissions. Digital technologies are expected to offer new services, improved system flexibility, greater efficiency and increased capacity.

  PCS is a second generation comprehensive wireless communications service that offers services generally comparable to or exceeding existing digital cellular services. PCS systems in the U.S. are expected to operate under one of four principal digital signal transmission technologies, or standards, that have been proposed by various operators and vendors for use in PCS systems: the Omnipoint System, GSM (known as PCS 1900 in the U.S.), CDMA or TDMA. See "--Technology Business" and "--Strategic Relationships." GSM and TDMA are both "time division-based" standards but are incompatible with each other and with CDMA. The Omnipoint System is compatible with GSM and is being integrated with GSM for deployment in the Company's markets. See "--Technology Business-- Competition."

  GSM is the leading digital wireless technology in the world, with approximately 175 networks being built or operating in 98 countries, including all of western Europe. According to industry estimates, GSM networks serve over 25 million subscribers worldwide as of December 1996, and are adding over one million subscribers per month. APC introduced the first GSM network in the U.S. in the Baltimore/Washington D.C. MTA in November 1995 and, according to APC reports, as of September 1, 1996, the network served between 100,000 and 150,000 subscribers. In addition to New York, GSM systems were also introduced in cities located in various states including, California, Hawaii, Iowa, New Mexico, North Carolina, Oregon and Utah in 1996. An important benefit associated with GSM technology is its use of an open system architecture that will allow operators to purchase network equipment from a variety of vendors that share standard interfaces for operation. This open architecture provides significant flexibility by the operator in vendor cost leveraging, and provisioning of features, products and services.

SERVICE BUSINESS

 OVERVIEW

  The Company's service business provides mobile and fixed communications service in its markets. The Company's wireless service provides private, secure and enhanced voice, high-speed data, paging services and imaging capabilities for both the office environment and outdoor mobile coverage with enhanced features including voice mail, call forwarding and call waiting. The Company has initiated its pilot system in Manhattan comprised of a limited number of Omnipoint IS-661 based stations. Additionally, the Company intends to introduce a wireless CAP/WLL service in the New York City metropolitan area.

  Since securing the Pioneer's Preference award, the Company has been actively designing, planning and building its network system in the New York MTA. During the next 24 months, the Company plans to continue to install equipment and establish additional marketing and distribution channels in its markets. The Company commenced operation of the first commercial PCS service in the New York City area at the end of 1996. The Company will continue to build out the New York MTA network and plans to build and operate PCS networks in the areas covered by its BTA licenses, focusing initially on the most densely populated portions of these areas and major commuting corridors.

  One of the Company's objectives is to reduce the risk of cell site related delays during the buildout of its networks. The Company is locating as many sites as possible for its base stations and antennas where zoning approvals and other necessary permits are not needed or are likely to be obtained more easily than for traditional cellular equipment. Where high antenna sites are required, the Company intends to facilitate the buildout through the use of existing towers and structures occupied by telecommunications service providers, utility companies and others. The site selection process will require the continued successful negotiation of use agreements for or acquisitions of numerous additional sites and may require the Company to obtain zoning variances or other governmental or local regulatory approvals. The Company is currently designing and planning its other networks and intends to use a similar cell site acquisition approach.

  The Company's buildout schedule may be revised as a result of changing circumstances. The Company's ability to proceed with the buildout of its networks is subject to continued site acquisitions or leases, the availability of equipment and financing, the receipt of local governmental approvals where required and the relocation of incumbent microwave users of the Company's spectrum.

 MARKETING STRATEGY

  The Company's marketing objective is to stimulate demand for PCS voice and data service and attract subscribers by providing superior service and reliability at attractive prices. Omnipoint intends to initially generate demand by introducing a better alternative to cellular service. The Company intends to concentrate its PCS marketing efforts on the following key customer segments: (i) large, communications-intensive corporate accounts, currently using or considering cellular or private radio systems, that would value the improved quality and security and would benefit from the Company's enhanced products and services; (ii) high-mobility customers using or considering cellular telephones who would benefit from fewer dropped or blocked calls; and
(iii) low-mobility customers attracted to PCS as a more convenient alternative to their landline telephones, particularly those who have multiple telephone lines to their home or business and who have a need for high speed data transmission.

  In marketing its service, the Company believes it offers competitively priced service that emphasizes voice clarity, reliability and a low probability of blocked calls. The Company includes certain enhanced features including call waiting, call forwarding, voice mail and paging as part of its product offerings. The Company also promotes the improved call security resulting from the use of digital technology which should encourage users to make confidential professional and personal calls that they might otherwise make only on landline telephones. In addition, the convenience of a single telephone number for mobile, home and office use available to the customer throughout the Omnipoint service area and the use of menu-driven subscriber functions should enhance the convenience and usage of the Company's services.

  The Company's strategy is to pursue multiple distribution channels through which to market its services, generally on a non-exclusive basis, including a direct sales force, retail stores and third party distributors or agents. In addition to these traditional distribution channels, the Company is evaluating and experimenting with other, less traditional methods of marketing the Company's services such as telemarketing and direct mail.

 OMNIPOINT'S PCS MARKETS

  The Company has PCS licenses to provide wireless communications services in areas covering approximately 40.2 million POPs, excluding the 56.2 million (non-overlapping) POPs covered by the D, E and F Block licenses, for which the Company has recently successfully bid, but has not been formally awarded. The Company's licenses include the New York MTA, which includes 20 BTAs with approximately 26.9 million POPs, and 18 BTAs with approximately 13.3 million POPs and including the Philadelphia, Atlantic City, Buffalo and Rochester BTAs. Thirty-five of the Company's 38 BTAs, which contain 97.1% of its POPs, are contiguous in the northeast region of the U.S. The Company's other three BTAs border BTAs in which other licensees intend to deploy GSM networks. The Company's markets cover large areas with attractive demographic characteristics including growing populations, high population densities, favorable commuting patterns, high household incomes and favorable business climates. The following table sets forth all of the Company's BTAs and their respective POPs.

                                                                      1996 POPS
New York MTA:
 New York, NY........................................................ 18,419,000
 Hartford, CT........................................................  1,117,000
 Albany-Schenectady, NY..............................................  1,049,000
 New Haven-Waterbury-Meriden, CT.....................................    975,000
 Syracuse, NY........................................................    812,000
 Allentown-Bethlehem-Easton, PA......................................    725,000
 Scranton-Wilkes Barre-Hazleton, PA..................................    684,000
 Poughkeepsie-Kingston, NY...........................................    442,000
 Burlington, VT......................................................    389,000
 Binghamton, NY......................................................    360,000
 New London-Norwich, CT..............................................    352,000
 Elmira-Corning-Hornell, NY..........................................    320,000
 Utica-Rome, NY......................................................    317,000
 Watertown, NY.......................................................    311,000
 Plattsburgh, NY.....................................................    126,000
 Glens Falls, NY.....................................................    125,000
 Stroudsburg, PA.....................................................    113,000
 Oneonta, NY.........................................................    111,000
 Rutland-Bennington, VT..............................................    100,000
 Ithaca, NY..........................................................     98,000
                                                                      ----------
  Subtotal........................................................... 26,945,000
Other:
 Philadelphia, PA-Wilmington, DE-Trenton, NJ.........................  5,991,000
 Buffalo-Niagara Falls, NY...........................................  1,236,000
 Rochester, NY.......................................................  1,154,000
 Harrisburg, PA......................................................    688,000
 Springfield-Holyoke, MA.............................................    683,000
 Wichita, KS.........................................................    630,000
 York-Hanover, PA....................................................    449,000
 Amarillo, TX........................................................    381,000
 Reading, PA.........................................................    355,000
 Atlantic City, NJ...................................................    339,000
 Dover, DE...........................................................    276,000
 Sunbury-Shamokin, PA................................................    192,000
 Lebanon-Claremont, NH...............................................    170,000
 Williamsport, PA....................................................    166,000
 Pine Bluff, AR......................................................    153,000
 Pottsville-Frackville, PA...........................................    151,000
 Pittsfield, MA......................................................    135,000
 State College, PA...................................................    130,000
                                                                      ----------
  Subtotal........................................................... 13,279,000
                                                                      ----------
    Total............................................................ 40,224,000
                                                                      ==========

  The New York MTA is an attractive wireless market due to its size, density and demographics. In addition, the New York MTA is the country's largest telecommunications market and has a disproportionately high share of all voice and data traffic relative to its population, particularly with respect to international calls placed to or from the U.S. New York is the largest MTA in the U.S., with approximately 26.9 million POPs or approximately 10.2% of the U.S. population, and is comprised of 20 BTAs, including New York, NY (which includes northern New Jersey), Hartford, CT, Albany, NY, New Haven, CT and Syracuse, NY. The New York MTA has a high share of households with annual incomes of over $50,000, with 41.8% versus a nationwide average of 31.0%.

  The two cellular systems operating in the New York area are capacity constrained over the most densely populated traffic areas during peak hours. Based on direct testing as well as information from a number of sources, the Company believes that a significant number of the call attempts during peak hours in certain areas of Manhattan fail to gain access to the cellular networks due to capacity constraints in the networks. In addition, a large percentage of calls that initially connect are dropped because of hand-off failures between base stations due to the same capacity issues. The Company believes that inherent capacity limits of existing cellular architectures will allow new PCS entrants in New York to attract a large share of high-end wireless users. Moreover, due to nationwide churn rates of the existing installed cellular subscriber base of approximately 25% per year, the Company believes the market shares of new PCS competitors are likely to rise significantly over time.

  In the Entrepreneurs' C Band auction the Company bid successfully for licenses for 18 BTAs with approximately 13.3 million POPs. The Entrepreneurs' Band auction afforded the Company the opportunity to expand its planned PCS services to additional markets. Fifteen of the Company's 18 Entrepreneurs' Band Markets are contiguous to the New York MTA which should provide the Company with operating efficiencies. In addition, the Company believes these markets have favorable demographics, including the percentage of households with annual incomes over $50,000. Philadelphia, Atlantic City, Buffalo and Rochester are the principal BTAs for which the Company successfully bid. Because of the Company's success in the Entrepreneurs' Band auction at assembling contiguous BTAs, the Company was able to acquire licenses covering 95.1% of the POPs in the Philadelphia MTA and 84.8% of the POPs in the Buffalo MTA.

  Since the Company successfully bid for 109 licenses in the recently completed auction of the D, E and F Block licenses, the Company's total licenses will cover 96.5 million (non-overlapping) POPs.

 COMPETITION

  The success of Omnipoint's PCS service business will depend upon its ability to compete with the two cellular operators, at least two other PCS licensees and potential future wireless communications providers. The Bell Atlantic/NYNEX consortium and AT&T Wireless currently provide cellular services in the New York Metropolitan Statistical Area (MSA) and surrounding areas. Sprint Spectrum was the winner of the B Block New York MTA PCS license. NextWave was the successful bidder in the Entrepreneurs' Band C Block auction for the New York BTA PCS license. See "Regulatory Environment--PCS Licensing." No competing operator has announced an intention to use PCS 1900 in the New York BTA. The Company's Entrepreneurs' Band C Block networks will face similar PCS and cellular competition including competition in certain BTAs from AT&T Wireless, Sprint Spectrum, Cellular One, COMCAST and Metrophone, among others. The recently completed D, E and F Block auction will bring the Company into competition with other providers. ESMR will also have a competitive impact. However, ESMR operators are currently targeting only certain market niches and have less spectrum in dense urban areas. In the future, PCS will also compete more directly with traditional landline telephone service providers and with cable operators who expand into the offering of traditional communications services over their cable systems and may face competition from other technologies including mobile satellite systems.

 WIRELESS CAP/WLL PROVIDER SERVICE

  Omnipoint plans to introduce wireless CAP/WLL services to businesses in small- and medium-sized locations allowing customers to bypass the local telephone exchange to complete certain calls at lower prices than such customers currently pay. The wireless CAP/WLL services will operate through radio units installed by the Company on customers' premises which will communicate wirelessly with the Company's base stations. The Company plans to initially target business locations for which alternative bypass facilities are not as economical.

  The Telecommunications Act of 1996 (the "Telecom Act"), enacted on February 8, 1996, has created new opportunities for fixed WLL applications. Historically, regulations have protected the regulated telephone monopolies from competition in switched local exchange markets. In the past 12 months, many states, including New York and Connecticut, began permitting local loop competition by operators other than the local exchange carrier. Other states, such as New Jersey, have initiated proceedings to do the same.

  On August 1, 1996, the FCC adopted rules requiring incumbent LECs to provide reasonable reciprocal compensation arrangements for wireless carriers and not charge wireless carriers for terminating LEC-originated traffic. Previously, LECs generally charged wireless carriers for calls initiated on the wireless network and terminated on a LEC's network, while wireless carriers could not charge the LEC for calls initiated on a LEC's network and transported to and terminated on the wireless network. The FCC's order will likely result in significantly reduced termination fees for wireless to LEC calls. Several companies have initiated federal court challenges to the Commission's rules.

 ROAMING ARRANGEMENTS

  The Company has roaming arrangements with a number of different U.S. GSM-based PCS providers, including PacBell, BellSouth, Western Wireless, InterCel, APC and Aerial, to provide subscribers with roaming capability in the markets where these parties will operate PCS services. While roaming across the companies' GSM-based networks, subscribers will be able to place and receive calls and maintain their customized profiles and features without specific customer prior request. Additionally, the Company and these GSM-based PCS providers will conduct joint tests of the Omnipoint System and have agreed to work together on PCS infrastructure and handset standards and to establish complementary marketing programs. The Company believes that these arrangements, coupled with the results of the auctions for the C, D, E and F Block licenses, will bring GSM coverage to over 90% of the U.S. population. The Company and certain other PCS license holders are currently exploring alternatives to ensure that the GSM protocol will be available in all markets. In addition, the Company is in discussions with other GSM-based PCS providers regarding additional strategic relationships.

TECHNOLOGY BUSINESS

 OVERVIEW

  Manufacturers of PCS equipment compete in a high-growth, cost-competitive market in which they must offer compact, cost-effective solutions. Due to evolving industry standards and the rapid introduction of new services, the success of PCS equipment manufacturers will also depend on their ability to bring new products to market quickly.

  Customer acceptance and usage rates will drive PCS equipment revenues. Based on projections by EMCI, Inc., cumulative PCS equipment sales for infrastructure and handsets in the U.S. are anticipated to reach approximately $25.4 billion by the end of 2000. The international market for WLL equipment was estimated in 1996 by Herschel Shosteck Associates, LTD. to reach $86.0 billion by the end of 2000.

  The Omnipoint System, officially designated as IS-661 by the Joint Technical Committee on Wireless Access, is a proprietary CAI system using spread spectrum, a technology originally developed for military applications. The Omnipoint System is one of the competing CAI standards that have been selected by PCS license holders. The Company designed its technology so that its infrastructure costs will be lower than those of other PCS and cellular technologies. Furthermore, because of the Omnipoint System's design features, voice quality, data rates, small cell size and high capacity, the Omnipoint System will be particularly well suited for WLL services. The Omnipoint System will offer the ability to deliver both wireline voice quality and the enhanced services being sought by customers.

  The Company designs and tests its equipment and software at its engineering facilities in Colorado Springs, Colorado. Manufacturing and assembly will be subcontracted to third parties whenever possible. Currently, the Company and Northern Telecom are integrating Omnipoint's RF access system and equipment which provides communication between subscriber equipment and base stations, primarily radio and digital cards for base stations, with Northern Telecom's switches. This integrated system will be used in the New York MTA and marketed to other domestic and international operators.

  The Company has operated trial networks during the past three years in Colorado Springs, New York City and northern New Jersey. Through these trials, as well as independent system tests, the Company has verified the central features of the Omnipoint System.

  The Company believes that for many applications, its proprietary technology will provide a number of advantages over cellular and other PCS technologies, including:

  . Lower infrastructure costs resulting in reductions in per minute costs and facilitating competition with wireline telephone systems for certain market segments.

  . Compatibility with GSM and central office switch infrastructures.

  . Wireline quality voice and enhanced data capabilities.

  The Company's technology is flexible enough to be deployed in both large, developed, metropolitan centers and less developed, rural areas, both domestically and internationally. The Company believes that the technical characteristics and low cost of the Omnipoint System allow for the widespread deployment of telecommunications services while avoiding the high cost of wire-based infrastructure, making the Omnipoint technology particularly well suited for many countries which are currently upgrading or developing their telecommunications infrastructure.

 OMNIPOINT SYSTEM ARCHITECTURE

  The Omnipoint System is the result of technology developed by the Company, particularly in the areas of protocol design and spread spectrum. The Company's research and field testing of the Omnipoint System have provided an understanding of the technical and business challenges facing PCS providers. As a result, the Company has designed a system that it believes has several architectural advantages.

  The Omnipoint System architecture utilizes the benefits of CDMA, TDMA and FDMA technologies for multiple-user access to PCS networks, while reducing many of the problems inherent in these techniques as used in traditional wireless systems. Omnipoint's unique approach combines the major advantages of these technologies in a hybrid solution that should provide significant price and performance advantages over systems that rely upon only one technology for separating users and cells. In particular, the cost of radio infrastructure hardware should be significantly reduced. Omnipoint's use of wide band spread spectrum will minimize the effects of interference and allow for the use of a high data transmission rate. Instead of implementing spread spectrum for classic CDMA reasons, i.e., to separate simultaneous users within a cell by using different codes, the Omnipoint System uses spread spectrum to reduce the cost of enhancing capacity using TDMA within a cell, while using CDMA between cells that use the same frequencies.

  The Omnipoint System has an expected cell radius ranging from several miles to a few hundred feet. The Base Station in each cell is connected by microwave, fiber optic cable or telephone wires to the BSC. The BSC in turn connects to the PCSS which uses adjunct computers to control the operation of the wireless telephone system for its entire service area.

  The following diagram illustrates the Omnipoint System as deployed in a complete network environment:


                             [Diagram appears here]

 COMPONENTS                      DESCRIPTION

 Base Station (BS)               Base station radio equipment located at a
                                 "cell site" can support up to 32 full duplex voice channels per 3.75 MHz of RF bandwidth or 16 voice channels per 1.875 MHz. The base station connects to the BSC or directly to the network using standard telecommunications interfaces. A cell's radius can range from several miles to as little as a few hundred feet depending on the nature of the area being served (urban, suburban or rural).

 Base Station Controller (BSC)   The BSC receives inputs from multiple base
                                 stations, converts and formats channel and signaling information for presentation to the network, manages visiting subscribers, and provides multiple network interfaces and basic administrative features.

 Home Location Register (HLR)    A home location register records subscriber
                                 and usage information.

 Visitor Location Register (VLR) The location register typically located at the
                                 BSC or BS other than the HLR.

 PCS Switching System (PCSS)     The PCSS provides connection and advanced
                                 switching of traffic to and from BSCs and provides interconnection to the PSTN and long-distance carrier networks.

 Mobility Control Point (MCP)    The MCP coordinates and executes
                                 communications between switches.

 Subscriber Units                The subscriber units can scan to any of the RF
                                 channel center frequencies within the 1850-
                                 1990 MHz band.

 OA&M Position                   Operations, Administration and Maintenance
                                 position is the human component of the
                                 operational support system which incorporates a plan designed to preserve network integrity, monitor, test, administer and manage traffic and billing information.

 Operational Support System      The operational support system supports the
                                 OA&M position and covers diagnostics,
                                 maintenance, internal messaging, preventive maintenance and billing. Centralized databases and switching control centers permit real-time trouble detection and analysis.

 COMPETITION

  Competition in the wireless telecommunications equipment industry is intense. The industry consists of major domestic and international companies, including those companies currently providing equipment to cellular providers, most of which have substantially greater financial, technical, marketing, sales, manufacturing, distribution and other resources than those of the Company. The Company will compete with these other companies primarily by selling equipment that provides enhanced features at a lower cost. Given the rapid advances in the wireless telecommunications industry, there can be no assurances that new technologies will not evolve that will compete with the Company's products.

  In addition to the Company's technology standard, other competing technology standards have emerged in the mobile PCS industry.

  PCS 1900 is a modified version of the European RF technology used to access the standard GSM network for digital 900 MHz cellular telephones. PCS 1900 is a TDMA-based technology supported by Ericsson, Motorola, NOKIA Mobile Phones and Northern Telecom. Several U.S. service operators with licenses covering approximately 200 million POPs have committed to this technology, and it is widely believed to be a leading contender for further deployment. Based on the technology preferences indicated by the A, B and C Block license holders and the successful bidders in the D, E and F Block auction, GSM will be deployed by license holders with licenses covering over 90% of the U.S. population. APC introduced the first commercial PCS system in the U.S. in the Baltimore/Washington, D.C. MTA in November 1995 using PCS 1900 equipment. Because Omnipoint is integrating its system with GSM, Omnipoint System equipment can be combined with PCS 1900/GSM equipment in a single network. Accordingly, operators that select PCS 1900 represent additional potential customers for Omnipoint System equipment.

  IS-95 CDMA is the CDMA standard proposed as an upgrade for existing analog cellular service to digital service. Qualcomm is the primary proponent of IS-95 CDMA for PCS service. IS-95 has also received support from Motorola, AT&T Wireless and Northern Telecom. IS-95's PCS service supporters include Sprint Spectrum and Bell Atlantic, NYNEX, US West and AirTouch Communications Inc., through their consortium, PCS PrimeCo, L.P., which have begun to deploy a modified version of this technology at 1.9 GHz.

  IS-54 TDMA is the TDMA standard that several cellular carriers are implementing as they upgrade to digital service. Primary network suppliers are Lucent Technologies, Inc., Ericsson and Hughes. AT&T Wireless, SBC Communications, Inc. ("SBC") and Bell Telephone Co. of Canada are the primary 800 MHz service supporters. AT&T Wireless and SBC have declared that they will deploy systems based on IS-54 at 1.9 GHz, defined as IS-136 TDMA. IS-54 TDMA, like PCS 1900, faces no major technological hurdles in upbanding to 1.9 GHz PCS. Upbanded IS-54 TDMA equipment is expected to become generally available in 1997.

STRATEGIC RELATIONSHIPS

 NORTHERN TELECOM RELATIONSHIP

  In 1994, the Company entered into a non-exclusive agreement to integrate its technology with Northern Telecom's established network architectures. Pursuant to the agreement, the parties will integrate the Omnipoint System with Northern Telecom's digital GSM and Advanced Intelligent Network ("AIN") central office switches. Omnipoint will deploy the Omnipoint/GSM integrated system in the New York MTA and has also agreed to jointly market integrated systems throughout North America.

  The system will initially use a GSM interface between Omnipoint's RF access technology and the digital switches. Use of an available network interface such as GSM should ensure the timely deployment of PCS systems utilizing Omnipoint's technology. Omnipoint and Northern Telecom also plan to integrate Omnipoint's technology with Northern Telecom's AIN Class 5 switches, which today are primarily sold to Regional Bell Operating Companies for their central office switching.

  Northern Telecom and the Company have signed a series of equipment OEM and supply agreements, as well as the NT Credit Facility. Northern Telecom will make varying payments as it purchases core electronics and software from the Company. Northern Telecom has made an initial $3.0 million license payment (part of up to $12.0 million in licensing and OEM fees to be paid to the Company under certain circumstances) and may make additional royalty payments based upon shipments of Omnipoint products. Northern Telecom will then sell Omnipoint/Northern Telecom integrated systems to PCS operators, including the Company. A substantial portion of the Company's purchases to build out the New York network will be financed by Northern Telecom under the NT Credit Facility. Northern Telecom has executed a non-binding commitment letter to extend the NT Credit Facility from $382.5 million to $612.0 million on substantially the same terms. Such extension is subject to approval by the Board of Directors of Northern Telecom. If a definitive agreement is reached, the Company expects to use these funds in the New York MTA or other markets which the Company acquired in the Entrepreneurs' Band auction.

  The pilot network has been delivered and installed in Manhattan using the Omnipoint System. Omnipoint and Northern Telecom have announced that their integrated systems will be introduced commercially for sale to other PCS operators in 1998.

 ERICSSON RELATIONSHIP

  On April 16, 1996, Ericsson and the Company and their respective affiliates entered into a series of definitive agreements including: (i) a licensing and OEM agreement relating to the Omnipoint System; (ii) a GSM handset supply agreement; and (iii) a supply agreement for infrastructure equipment to be deployed as part of the Company's networks. Each of these agreements has a term of five years commencing on the date on which it was executed. In addition, Ericsson and the Company have entered into the Ericsson Credit Facility for the New York MTA network.

  Under the non-exclusive licensing and OEM agreement, Ericsson will purchase from the Company base stations for resale worldwide as part of Ericsson wireless systems in the 1850-1990 MHz frequency band. For the rights granted under the licensing and OEM agreement, Ericsson will pay license fees and royalties, including an initial $4.5 million license fee.

  Under the agreement for the sale of Ericsson infrastructure equipment, the Company and its affiliates, subject to certain conditions, have committed to purchasing up to $250.0 million of a mix of IS-661 and PCS 1900 infrastructure equipment, with a portion of such commitment being dependent on the licenses that affiliates of the Company acquire through the Entrepreneurs' Band auction. The Company will also purchase GSM handsets from Ericsson in accordance with the terms of the GSM handset supply agreement.

  Pursuant to the Ericsson Credit Facility, Ericsson will provide up to $132.0 million of vendor financing for the New York MTA network to OCI for (i) amounts owed to Ericsson under the infrastructure supply agreement, and (ii) amounts owed to Ericsson under the handset agreement, so long as these latter amounts do not exceed 50% of the amounts owed to Ericsson for infrastructure equipment.

  Also in April 1996, the Company and Orbitel entered into a non-binding memorandum of understanding regarding the development and manufacture of single mode IS-661 and dual mode IS-661/PCS 1900 equipment. Under this memorandum of understanding, Orbitel will develop, manufacture and provide dual mode IS-661/PCS 1900 equipment in accordance with a mutually-agreed upon timetable commencing at the time OCI shall agree to a minimum purchase commitment to be determined after the parties have ascertained the resources necessary for the development and manufacture of such equipment.

  The definitive agreements contemplate other cooperation between the parties, including assistance on IS-661 integration with the GSM interface and related systems, cooperation on new applications for the Omnipoint System, including data services, developmental efforts relating to equipment, technical trials of IS-661 technology and the establishment of GSM standards. In addition, the memorandum of understanding between the Company and Ericsson signed in November 1995 contemplates an option for Ericsson to purchase up to 9.9% of a subsidiary created by Omnipoint to pursue the Company's technology and equipment business.

 HANSOL RELATIONSHIP

  On December 12, 1995, the Company granted a non-exclusive license to Hansol to manufacture Omnipoint System subscriber equipment and entered into a strategic alliance with Hansol for the promotion of the Omnipoint System in the Republic of Korea and other parts of Asia. The agreement provides that, subject to certain preconditions such as competitive pricing, quality and availability, Omnipoint will purchase Hansol manufactured subscriber equipment for sale to subscribers in areas covered by the Company's Entrepreneurs C Band markets. Hansol has the right to designate management representatives and may have engineers and other personnel working with Omnipoint to develop the Company's networks.

 ROAMING ARRANGEMENTS

  The Company has roaming arrangements with GSM-based PCS providers PacBell, BellSouth, Western Wireless, InterCel, APC and Aerial, to provide subscribers with roaming capability in the markets where these parties will operate PCS services. The Company and these GSM-based PCS providers will conduct joint tests of Omnipoint's technology and plan to work together to establish PCS infrastructure and handset standards and conduct joint marketing efforts. The Company believes that these arrangements, coupled with the results of the C, D, E and F Block auction will bring GSM coverage to over 90% of the U.S. population. The Company and certain other PCS license holders are currently exploring alternatives to ensure that the GSM protocol will be available in all U.S. markets. There can be no assurance that the Company or others will be successful in this endeavor. In addition, the Company is in discussions with other GSM-based PCS providers regarding additional strategic relationships.

REGULATORY ENVIRONMENT

  The FCC regulates the licensing, construction, operation and acquisition of wireless telecommunications systems in the U.S. pursuant to the Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies promulgated by the FCC thereunder. Under the Communications Act, the FCC is authorized, among other things, to allocate, grant, rescind and deny licenses for PCS frequencies, establish regulations governing the interconnection of PCS systems with wireline and other wireless carriers, grant or deny license renewals and applications for transfer of control or assignment of PCS licenses, establish other regulations governing the operations of PCS and other telecommunications carriers and impose fines and forfeitures for any violations of FCC regulations.

 PCS LICENSING

  The FCC established PCS service areas in the U.S. based upon Rand McNally's market definition of 51 MTAs comprised of 493 smaller BTAs. In June 1994, the FCC finalized the allocations of the 1.85 to 1.99 GHz bands for broadband PCS services. The Commission distinguished the licenses along four dimensions, including (i) the amount of RF spectrum-30 MHz versus 10 MHz, (ii) the size of geographic area-MTA versus BTA, (iii) the eligibility to hold the license and participate in the specific auction for each type of license, and (iv) the timing of the auctions regarding each of the above categories.

  The FCC decided that two 30 MHz licenses, designated as Blocks A and B, would be allocated geographically by MTAs (these include the Block A licenses granted to the Pioneers in their respective MTAs). The 30 MHz MTA auction ended in March 1995, and the FCC granted those licenses in June 1995. Four licenses designated as Blocks C, D, E and F are allocated by BTAs. The C and F Block licenses are allocated 30 MHz and 10 MHz of spectrum, respectively, and reserved for "Entrepreneurs." Eligibility to bid for and hold licenses in the C and F Blocks is limited to entities that, together with their affiliates and certain investors, have gross revenues of less than $125 million in each of the last two years and total assets of less than $500 million. Eligible bidders in the Entrepreneurs' Band are given certain bidding credits and successful bidders are given favorable installment payment terms. The most favorable bidding credits and installment payment options are available only to C Block applicants that qualify as small businesses, and to F Block applicants that qualify as very small businesses. Generally, a small business is an entity that has average annual gross revenues of not more than $40 million for the preceding three relevant years while a very small business is an entity that has average annual gross revenues of not more than $15 million for the preceding three relevant years.

  In determining whether a C or F Block applicant meets the financial caps for qualification as an Entrepreneur, a small business or a very small business, the FCC examines, individually and cumulatively, the assets and revenues of the applicant, its affiliates, investors with more than 25% or 49.9% (depending on which of the two control group equity structures is used) of the applicant's fully-diluted equity or voting stock and its control group members. Applicants seeking to qualify as an Entrepreneur, a small business or a very small business, must be controlled by a control group made up principally of individuals or entities who meet the financial qualifications applicable to Entrepreneurs. Only certain non-qualifying investors may be in the control group, such as members of the entity's management team or qualifying institutional investors. The control group must hold at least 25% or 50.1% (depending on which control group equity structure is used) of the applicant's total equity during the first three years and 50.1% of the applicant's voting stock for the initial term of the license.

  Over time, C and F Block licensees (as well as their affiliates and investors) may exceed the gross revenue caps through equity investment by non-attributable investors, debt financing, revenue from operations, business development and expanded service. Furthermore, after three years from the date of the license grant, the qualifying members of the control group will be required to hold only 10% or 20% of the total equity (depending on which control group equity structure is used). The control group must retain at least 50.1% of the ownership of voting stock, however, for the duration of the initial license term, and the control group must exercise de facto as well as de jure control over the Company. The FCC has stated that it will conduct audits to ensure compliance with Entrepreneurs' Band regulations.

  The Entrepreneurs' Band auction for the C Block licenses ended in May 1996. The auction for the D, E and F Block licenses ended on January 14, 1997. The remaining 20 MHz of the 140 MHz of PCS spectrum available was allocated for unlicensed PCS applications such as wireless PBX adjuncts, LANs and home cordless phones. All PCS licenses will be granted for a 10-year period, at the end of which they must be renewed. Licenses may be revoked at any time for cause.

  The Company's New York MTA and Entrepreneurs' Band networks will operate in the spectrum now partially occupied by private and common carrier fixed microwave users. Many of these microwave incumbents provide services that may interfere with or receive interference from the operation of PCS networks and, as a result, will have to be negotiated with or relocated. In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees, the FCC has adopted a transition plan to relocate such microwave operators to other spectrum blocks. In the event the Company displaces a microwave incumbent, the Company must pay at least the microwave incumbent's relocation expenses, and may be required to take actions necessary to put the microwave incumbent's new facility into operation. The Company may also be required to reimburse other entities for the relocation by such entities of microwave incumbents that the Company would have displaced. The Company expects to implement a frequency plan that will minimize to the extent possible the number of existing microwave users that need to be relocated.

 PIONEER'S PREFERENCE PROGRAM

  Omnipoint is one of only three recipients of a broadband PCS Pioneer's Preference license. Under the terms of the FCC's Pioneer's Preference program and pursuant to an FCC order, Omnipoint was awarded a preference to apply for a license not subject to competing applications to provide service in the New York MTA. The Company received the New York MTA License consisting of 30 MHz of PCS spectrum (1850 to 1865 MHz and

1930 to 1945 MHz) in December 1994. The final terms of the Pioneer's Preference awards are contained in the GATT legislation. All of the litigation related to the GATT legislation has been dismissed and all appeal rights have expired.

  Pursuant to the terms of the GATT legislation, each of the Pioneers is required to pay for its license a sum equal to 85% of the product of (i) the average per POP price paid in the auctions for the licenses in the top 20 MTAs based on population, not including the three MTAs in which only one 30 MHz license was to be auctioned due to the Pioneers' Preferences (i.e., the average is based on the per POP prices for 40 licenses), times (ii) the number of 1996 POPs in each of the Pioneer's MTAs. Based on the final round of the A and B Block auctions, the Company will pay $347.5 million or $12.88 per POP for the New York MTA License.

  The GATT legislation prohibits the FCC from reconsidering its December 1993 Report and Order granting final preference awards to the three Pioneers. The legislation also mandates that the decision is not subject to further administrative or judicial review. GATT also provides that the FCC establish by order the interest rate and the timing of principal and interest payments. On March 8, 1996, the FCC adopted such an order, the terms and conditions of which are as follows: (i) a five-year payment period with interest accruing at 7.75% from the order adoption date with the first payments due on April 8 and April 30, 1996 and subsequent quarterly payments due on April 30, July 31, October 31 and January 31, (ii) interest only payments for the first two years, and (iii) principal and interest payments for the remaining three years.

 CONDITIONS ON LICENSES

  The FCC has placed certain conditions on the Company's New York MTA License, some of which will also apply to the Company's Entrepreneurs' Band C Block licenses. The conditions include the requirement that the Company construct network facilities that offer coverage to at least one-third of the population in the particular MTA or BTA service area within five years of the grant of the license (the "Five-Year Buildout Requirement") and to at least two-thirds of the population within 10 years (the "10-Year Buildout Requirement"), assignment and change of control restrictions and substantial use requirements. Violations of any of these conditions could result in license revocations, forfeitures or fines.

  The New York MTA License and the Company's Entrepreneurs' Band C Block licenses are subject to the Five-Year Buildout Requirement and the 10-Year Buildout Requirement. In the case of the New York MTA License, the Five-Year Buildout Requirement must be met by December 1999 and the 10-year Buildout Requirement by December 2004. The Company believes it can achieve these requirements as well as the buildout requirements that apply to its Entrepreneurs' Band licenses. Licensees that fail to meet their respective coverage requirements may be subject to forfeiture of the license.

  The Pioneer's Preference PCS licenses contain a provision prohibiting an assignment of the license or a transfer of control of the licensee until the earlier of three years after the license grant (i.e., not before December
1997) or the date on which the Company has provided coverage for one-third of the license area's population. In addition, the Communications Act requires the FCC's prior approval of the assignment or transfer of control of a PCS license. Furthermore, the FCC has established transfer disclosure requirements that require licensees who transfer control of or assign a PCS license within the first three years to file associated contracts for sale, option agreements, management agreements or other documents disclosing the total consideration that the applicant would receive in return for the transfer or assignment of its license. Non-controlling interests in an entity that holds a PCS license or PCS system generally may be bought or sold without prior FCC approval.

  The Entrepreneurs' Band licensees are prohibited from voluntarily assigning or transferring control of their licenses for five years after grant date except to assignees or transferees that satisfy the financial criteria established for the Entrepreneurs' Band. Any transfers or assignments during the 10-year initial license term are subject to unjust enrichment penalties including the forfeiture of any bidding credits and the acceleration of any installment payment plans if the assignee or transferee does not qualify for the same benefits. In addition, licensees must maintain their Entrepreneurs' Band eligibility for five years from the date of initial license grant.

In that regard, however, increased gross revenues, increased total assets from non-attributable equity investments, debt financing, and revenue from operations, business development or expanded service are not considered by the FCC. The FCC has announced that it may conduct audits to ensure compliance with all license conditions.

  The New York MTA License contains a condition that requires the Company to construct a PCS system that "substantially uses" the design and technology upon which the Pioneer's Preference award was based. The condition expires upon the system providing coverage for one-third of the population of the MTA. The FCC has never specifically defined the phrase "substantial use." In January 1996, Wireless Communications Council ("WCC"), a trade association with only one disclosed member, who is a proponent of IS-95 CDMA technology, filed a petition with the FCC seeking clarification of the phrase. In August 1996, the FCC denied the petition noting that (a) using tests required by federal court, WCC lacked standing, (b) the petition was premature because the Company's compliance with the five-year buildout condition should not be evaluated until December 1999, and (c) compliance with the condition would involve consideration of several complex factors. Although there can be no assurance as to whether or how the FCC will in the future construe the phrase "substantial use", the Company believes, on the basis of prior FCC pronouncements, that its present plan to use the Omnipoint/GSM System to build out the New York MTA network will satisfy the "substantial use" condition. The Entrepreneurs' Band licenses will not contain a similar condition.

  In addition, to maintain all of the benefits of its Designated Entity Status, the Company's control group and qualifying investors must retain certain minimum stock ownership and voting stock of the Company and meet certain other criteria. See "Risk Factors--Control Group Requirement."

 CITIZENSHIP REQUIREMENTS

  Under existing law, no more than 20% of any subsidiary of the Company that holds an FCC license may be owned directly by non-U.S. citizens or their representatives; and the FCC has no discretion to depart from that limit. Foreign ownership of up to 25% is permitted in the Company and its subsidiaries that have a direct or indirect ownership interest in an FCC licensee; however, upon request, the FCC has the discretion to allow a licensee to exceed the 25% benchmark if so doing is in the public interest. If an FCC licensee exceeds the benchmark without express permission, the FCC may deny or revoke the license if such a denial or revocation would be in the public interest. The restrictions on foreign ownership could also adversely affect the ability of the Company to attract additional equity financing from entities that are, or are owned, by non-U.S. persons.

  Failure to comply with these requirements may result in the FCC issuing an order to the entity requiring divestiture of alien ownership to bring the entity into compliance with the Communications Act. In addition, fines, a denial of renewal or revocation of the license are possible. The Company has no knowledge of any present foreign ownership in violation of the Communications Act.

 TELECOMMUNICATIONS ACT OF 1996

  The Telecom Act is the first comprehensive legislation changing telecommunications regulation in over 60 years. In general, its goal is to remove the statutory, regulatory and court-ordered barriers that historically prohibited new entrants into many segments of the telecommunications industry. The Telecom Act enables LECs, long distance carriers, cable companies, broadcasters and others to compete directly. The Telecom Act attempts to create opportunities for competition within the local loop, while allowing monopoly LECs eventually to enter the long distance market. It requires the BOCs and other incumbent LECs to permit competitors to interconnect with their local loop networks through unbundled network elements, resale and collocation. The passage of the Telecom Act will affect the business of the Company because of the likely creation of more opportunities to compete in both the local exchange and long distance markets for the same or similar types of services that the Company plans to offer as well as the specific treatment of commercial mobile radio service operators such as the Company. However, the Company cannot predict the exact nature and extent of this competition. On August 1, 1996, the FCC adopted rules implementing the interconnection provisions of the

Telecom Act that provide for unbundled interconnection at the incumbent LEC's long run incremental costs plus a reasonable share of forward-looking joint and common costs ("total element long run incremental cost") and for resale of incumbent LEC retail services at substantial discounts off of retail rates (with a default range of 17-25%). On October 15, 1996, the U.S. Court of Appeals for the Eighth Circuit issued a stay of FCC's interconnection and resale pricing rules pending final determination of the challenges brought against FCC's August 1 interconnection Order. In November 1996, the stay was partially lifted with respect to rules governing interconnection between LEC and wireless carriers. In addition, the FCC has adopted rules regarding telephone number portability pursuant to which subscribers will be able to migrate their landline and cellular telephone numbers to a PCS carrier, and from a PCS carrier to another service provider. The FCC is also conducting or planning to conduct a number of rulemaking proceedings, including proceedings anticipated to establish rules expected to result in an overhaul of the access charges paid by long-distance carriers to LECs and the funding mechanisms for universal service which may require PCS licensees such as the Company to pay charges to support universal service.

PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS

  As of December 31, 1996, Omnipoint has received 15 patents on its technology, has 13 patent applications which have been allowed, and has 53 U.S. and 84 foreign patent applications pending. The issued patents will expire between 2008 and 2015. The Company will continue to file patent applications as engineering developments occur. The policy of the Company is to apply for patents or other appropriate or statutory protection when it develops valuable new or improved technology. The Company believes, however, that the successful development of its technology generally depends more upon the experience, technical know-how and creative ability of its personnel rather than on ownership of patents.

  The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, there can be no assurance that patent applications filed by the Company will result in patents being issued or that its patents, and any patents that may be issued to it in the future, will afford protection against competitors with similar technology; nor can there be any assurance that patents issued to the Company will not be infringed upon or designed around by others or that others will not obtain patents that the Company would need to license or design around. If existing or future patents containing broad claims are upheld by the courts, the holders of such patents might be in a position to require companies to obtain licenses. There can be no assurances that licenses that might be required for the Company's products would be available on reasonable terms, if at all. To the extent that licenses are unavailable, or are not available on acceptable terms, no assurance can be made that the failure to obtain a license would not adversely impact the Company.

  In addition to seeking patent protection, the Company relies on trade secrets to protect its proprietary rights. The Company attempts to protect its trade secrets and other proprietary information through agreements with customers and suppliers, non-disclosure and non-competition agreements with employees and consultants and other security measures. Although the Company intends to protect its rights vigorously, there can be no assurance that these measures will be successful.

FACILITIES

  The Company's principal administrative offices are located in leased space in Arlington, Virginia and its sales, marketing, support, research and development personnel occupy two facilities in Colorado Springs, Colorado. The largest facility is located in approximately 68,512 square feet of subleased space. Another facility is located in approximately 54,850 square feet of leased space. The Virginia lease and the Colorado sublease and lease are pursuant to agreements which expire in February 1998, August 1997 and September 2000, respectively. The Company recently leased a 20,000 square foot facility in Fort Worth, Texas, which expires March 31, 1999.

  In November 1995, the Company acquired a building with approximately 24,000 square feet in Wayne, New Jersey to house OCI's network control center. OCI leases a 12,000 square foot facility in Mountain Lakes, New Jersey, on a short-term basis. In August 1996, OCI leased approximately 24,000 square feet in Bethelehem, Pennsylvania to house its customer care/administrative support center, and also leased approximately 24,000 square feet for additional administrative purposes. The Company also has acquired the rights to more than 5,000 sites in the New York MTA as possible locations for cell sites.

EMPLOYEES

  As of December 31, 1996, the Company had a total of 706 employees, including 307 in engineering, 138 in sales, marketing and product management and 261 in customer support, administration and finance. The Company's future success will depend in significant part on the continued service of its key technical, sales and senior management personnel. Competition for such personnel is intense and there can be no assurance that the Company can retain its key managerial, sales and technical employees, or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future. None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

 LITIGATION

  The Company is not currently aware of any pending or threatened litigation that could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

                                  MANAGEMENT

OFFICERS AND DIRECTORS

  The table below sets forth the names, ages and titles of the officers and directors of the Company.

               NAME              AGE                  POSITION
   Douglas G. Smith.............  43 President, Chief Executive Officer,
                                      Chairman of the Board and Director
   George F. Schmitt............  53 President of Omnipoint Communications Inc.,
                                      Executive Vice President and Director of
                                      Omnipoint Corporation
   Bradley E. Sparks............  50 Chief Financial Officer
   Randall R. Meals.............  40 Chief Operating Officer of Omnipoint
                                      Technology Division
   Evelyn R. Goldfine...........  49 Chief Administrative Officer and Director
   Robert C. Dixon..............  64 Chief Scientist
   Harry Plonskier..............  44 Vice President, Finance of Omnipoint
                                      Communications Inc.
   Arthur A. Pumo...............  57 Vice President, Human Resources
   Richard L. Fields(1).........  40 Director
   Paul J. Finnegan(2)..........  43 Director
   Arjun Gupta(1)...............  36 Director
   James N. Perry, Jr.(1).......  36 Director
   James J. Ross(2).............  58 Director and Vice Chairman of the Board
   Edwin M. Martin, Jr..........  54 Secretary

---------------------
(1) Member, Compensation Committee
(2) Member, Audit Committee

  Douglas G. Smith founded the Company in June 1987 and has continuously served as Chairman, President and Chief Executive Officer. From 1985 to 1987, he was one of four professionals in a small venture capital fund focusing on opportunities in the electronic information industry. From 1980 to 1985, he founded and managed the Investment Data Systems Division of Strategic Information (a division of Ziff-Davis Publishing). He received his M.B.A. from the Harvard Business School, an M.A. from Oxford University and his B.A. from Georgetown University.

  George F. Schmitt has served as President of Omnipoint Communications Inc. and Executive Vice President of the Company since October 1, 1995. From November 1994 to September 1995, Mr. Schmitt was President and Chief Executive Officer of PCS PrimeCo, a PCS partnership formed by AirTouch Communications, Bell Atlantic, NYNEX and US West. From November 1993 to November 1994, Mr. Schmitt was Executive Vice President, International Operations of AirTouch Communications. From January 1990 to March 1994 he served as Vice President of Pacific Telesis Group, a predecessor to AirTouch and was given the responsibility of building and operating the first digital cellular system in the world, the D2 GSM network in Germany in 1990. Prior to January 1990, Mr. Schmitt held various senior management positions with Pacific Telesis Group and Pacific Bell. Mr. Schmitt is a member of the Board of Directors of Objective Systems Integrators, Inc. Mr. Schmitt received his MSM degree from the Stanford University School of Business and a B.A. from St. Mary's College of California.

  Bradley E. Sparks became the Chief Financial Officer of Omnipoint Corporation upon joining the Company in April 1995. Prior to that time, he was employed by MCI Communications Corporation, an international telecommunications company where, from 1993 to 1995, he held the position of Vice President and Controller and, from 1988 to 1993, served as Vice President and Treasurer. Prior to MCI, he worked for Ryder System,

Inc. for over twelve years in various financial management positions. Mr. Sparks holds a B.S. degree from the U.S. Military Academy at West Point and a M.S. degree in Management from the Alfred P. Sloan School of Management at MIT. He is also a certified public accountant.

  Randall R. Meals was named Chief Operating Officer for the Technology Division in December 1994. Prior to joining the Company, from 1991, he was the General Manager of Hewlett Packard's Information Networks Division and managed a 600-person division addressing communications, networking, systems I/O and peripherals for Hewlett Packard's computer systems business. Prior to joining Hewlett Packard in 1991, Mr. Meals spent 14 years with ATT/NCR Corp. where he held a number of positions. Mr. Meals received a B.S. degree from Iowa State University, an M.S. degree from Kansas State University and an M.B.A. from Wichita State University.

  Evelyn R. Goldfine is a private venture investor who joined the Company as Director of Administration in 1990, became a Director in late 1991 and become Chief Administrative Officer in 1994. She is a certified public accountant and holds a B.A. degree from the City University of New York and an accounting degree from Bentley College.

  Robert C. Dixon joined the Company as its Chief Scientist in July 1989. Mr. Dixon has held various senior positions with many of the country's largest defense contractors and technology companies since 1958, including Senior Research Engineer for Northrop Corporation and Chief Scientist for Hughes Aircraft. Mr. Dixon has also served as a consultant in the area of spread spectrum technology.

  Harry Plonskier became Vice President, Finance of OCI in July 1994. From April 1992 to June 1994, he was Vice President of Dyson Kissner Corporation. From 1986 to 1992 Mr. Plonskier served as Chief Financial Officer of Cellular One of New York (the McCaw/LIN cellular system) and prior to that, he served as Controller. Mr. Plonskier holds an M.B.A. and a B.A. degree from the University of Michigan.

  Arthur A. Pumo has served as Vice President, Human Resources of the Company since September 1995. From January 1993 through April 1995, he served as Vice President of Human Resources for Legent Corporation. From May through December 1992, he was the Manager, National Benefits Center for IBM Corp. From March 1990 through April 1992, Mr. Pumo was the Human Resource Director, North Carolina Area, for IBM.

  Richard L. Fields has served as Director of the Company since September 1991. Since February 1994, Mr. Fields has been a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), and prior to such time he was a Vice President of Allen.

  Paul J. Finnegan, a Director of the Company since August 1993, has been Vice President of Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners, L.P, since January 1993. Previously, he served in various positions at First Capital Corporation of Chicago and its affiliates. Mr. Finnegan currently serves as a director of The Skyline Fund.

  Arjun Gupta has served as a Director of the Company since August 1995. From August 1994 to December 1996, Mr. Gupta has been a Vice President of Chatterjee Management Company. From November 1993 to July 1994, Mr. Gupta was a private consultant. Prior to that, from June 1993 he was with Kleiner Perkins Caufield & Byers and from October 1989 through June 1993, Mr. Gupta was with McKinsey & Company. Mr. Gupta received an M.B.A. from the Stanford University School of Business in 1989.

  James N. Perry, Jr. has been a Director of the Company since August 1993. In January 1993, he became Vice President of Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners, L.P. Previously, Mr. Perry served in various positions at First Capital Corporation of Chicago and its affiliates. Mr. Perry currently serves as a director of Clearnet Communications, Inc.

  James. Joss Ross. Vice-Chairman and Director of the Company since 1989, is a private venture investor. Since February 1995, Mr. Ross has been Of Counsel in the law firm of Becker Ross Stone DeStefano & Klein and for more than five years prior to such time, he was a partner at such firm.

  Edwin M. Martin, Jr. has served as Secretary of the Company since 1987. Since 1993, Mr. Martin has been a partner of the law firm of Piper & Marbury L.L.P., which has provided legal services to the Company and which the Company has retained to provide legal services in fiscal year 1996. Mr. Martin was formerly a partner in the law firms of Pepper, Hamilton & Scheetz and Hale and Dorr.

  The Company currently has authorized eight directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board.

                             EXECUTIVE COMPENSATION

  The following table sets forth certain annual compensation information for the Company's Chief Executive Officer and each of the other executive officers of the Company whose annual salary exceeded $100,000 as of December 31, 1995 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                  ANNUAL COMPENSATION                  COMPENSATION
                         ----------------------------------------- ---------------------
                                                                          AWARDS
                                                                   ---------------------
                                                                   RESTRICTED  OPTIONS
   NAME AND PRINCIPAL                               OTHER ANNUAL     STOCK    (IN NUMBER
        POSITION         YEAR  SALARY  BONUS(1)    COMPENSATION(2)   AWARDS   OF SHARES)
Douglas G. Smith(3)..... 1995 $175,625 $100,350        $28,928          --         --
 President and Chief
  Executive Officer      1994  110,000  115,000(4)      15,996          --         --
                         1993  110,000   56,000(5)      19,258          --         --
Evelyn Goldfine......... 1995  100,625   20,000         28,615(6)       --      25,420(7)
 Chief Administrative
  Officer                1994   84,000   16,800         21,353          --         420
                         1993   62,900   14,000          6,976          --         --
Randall R. Meals........ 1995  175,000   66,250(8)      57,680(9)       --     125,000(11)
 Chief Operating
  Officer,               1994   12,676        0            263       $ 0(10)   125,000(12)
 Technology Division     1993      --       --             --           --         --
Harry Plonskier......... 1995  127,312   25,925         13,986          --      37,759(11)
 Vice President--
  Finance,               1994   62,500   12,500         16,904          --      37,759(12)
 Omnipoint
  Communications         1993      --       --             --           --         --
Bradley E. Sparks....... 1995  100,938   28,500          5,298         0(13)   100,000
 Chief Financial Officer 1994      --       --             --           --         --
                         1993      --       --             --           --         --

---------------------
 (1) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate and individual performance objectives determined by the Compensation Committee; however, certain bonuses are specified in employment agreements.
 (2) Includes amounts reimbursed in connection with a supplemental benefit program and premiums on life insurance.
 (3) "Other Annual Compensation" includes office allowances for all years and relocation expenses for 1993.
 (4) Represents several bonuses earned in 1994 based on performance goals and paid in July 1995.
 (5) Represents several bonuses earned in 1993 based on performance goals and paid in July 1995.
 (6) Includes $22,000 of reimbursement for non-recurring expenses.
 (7) Includes options to purchase 420 shares of Common Stock originally granted in 1994 and repriced during 1995.
 (8) Includes $54,250 for forgiveness of a loan in accordance with Mr. Meals' employment Agreement. See "Certain Transactions--Loans to Certain Officers."
 (9) Includes $53,315 for relocation expenses in accordance with Mr. Meals' employment agreement.
(10) Represents 25,000 shares of Common Stock at a value of $10.00 per share on the date of the restricted stock grant, net of $10.00 per share paid by the Named Officer. Such shares vest in annual installments over five years, beginning December 1995. The aggregate value of such shares at December 31, 1995, based on a fair market value of $14.00 per share, net of consideration, was $100,000. See "Certain Transactions--Loans to Certain Officers."
(11) Represents the repricing in 1995 of options which were originally granted in 1994 and which vest over five years.
(12) Represents options which were subsequently canceled in connection with their repricing in 1995.
(13) Represents 12,500 shares of Common Stock at a value of $6.00 per share on the date of the restricted stock grant, net of $6.00 per share paid by the Named Officer. Such shares vest in annual installments over five years, beginning April 1996. The aggregate value of such shares at December 31, 1995, based on a fair market value of $14.00 per share, net of consideration was $100,000. See "Certain Transactions--Loans to Certain Officers."

  The following table contains further information concerning the stock option grants made to each of the Named Officers during the fiscal year ended December 31, 1995.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------  POTENTIAL REALIZABLE
                                     % OF TOTAL                                  VALUE AT ASSUMED
                         NUMBER OF    OPTIONS                                  ANNUAL RATES OF STOCK
                         SECURITIES  GRANTED TO                                PRICE APPRECIATION FOR
                         UNDERLYING  EMPLOYEES   EXERCISE OR                        OPTION TERM(4)
                          OPTIONS    IN FISCAL   BASE PRICE                    -----------------------
     NAME                GRANTED(1)   YEAR(2)     ($/SH)(3)   EXPIRATION DATE     5%         10%
Douglas G. Smith........      --         --           --            --               --           --
Evelyn Goldfine.........   25,420       1.38%       $6.00     8/1/04-12/31/04   $ 95,919   $  243,078
Randall R. Meals........  125,000       6.78         6.00         1/5/05         471,671    1,195,307
Harry Plonskier.........   37,759       2.05         6.00     8/5/04-12/31/04    142,479      361,069
Bradley E. Sparks.......  100,000       5.42         6.00     4/17/05-5/17/05    377,337      956,245

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

---------------------
(1) Stock options vest over five years, 20% in the first year and monthly thereafter on a pro rata basis, provided that such officer remains continuously employed by the Company.
(2) Based on options to purchase 1,844,888 shares granted in fiscal 1995, including repriced options to purchase 380,750 shares.
(3) All stock options were granted with exercise prices equal to the fair market value, as determined by the Board of Directors, on the grant date. Following the Company's financing in June 1995, the Board of Directors repriced the stock options at $6.00 to reflect the adjusted fair market value of the Common Stock.
(4) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the 10-year term of the options, are mandated by rules of the Securities and Exchange Commission and are not indicative of expected stock performance. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

  The following table sets forth certain information regarding options to purchase Common Stock held as of December 31, 1995 by each of the Named Officers. None of such Named Officers exercised any options during the year ended December 31, 1995.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                              OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                                        END               FISCAL YEAR END(1)
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
Douglas G. Smith............       --           --            --           --
Evelyn Goldfine.............   235,745       25,330    $3,300,430   $  354,620
Harry Plonskier.............    17,248       20,511       241,472      287,154
Randall R. Meals............    25,000      100,000       350,000    1,400,000
Bradley E. Sparks...........         0      100,000             0    1,400,000

---------------------
(1) Calculated on the basis of $14.00 per share, the fair market value of the Common Stock at December 31, 1995, as determined by the Company's Board of Directors, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

  The Company and OCI entered into an employment agreement with Mr. Schmitt effective October 1, 1995, which provides for an annual salary of $175,000, which is guaranteed by the Company, in addition to certain other benefits. Pursuant to the agreement, Mr. Schmitt serves as President of OCI and Executive Vice President of the Company. Mr. Schmitt is eligible for an annual bonus of up to $50,000 or such greater amount as determined by the Compensation Committee; provided that the bonus for 1995 is pro rated from October 1, 1995. In the event the agreement is terminated without cause by the Company or upon the occurrence of certain events, for a period of up to two years following termination, Mr. Schmitt is entitled to receive severance compensation in the amount of the base salary, bonus compensation and medical benefits for the most recent 12-month period which would otherwise be payable to Mr. Schmitt. Mr. Schmitt's employment agreement also provides for forgiveness of the principal and interest payments due under a note from Mr. Schmitt to the Company for the purchase of 125,000 shares of Common Stock. See "Certain Relationships and Related Transactions--Loans to Certain Officers." Mr. Schmitt's shares are subject to a five year repurchase option by the Company that declines by 20% per year (a "Five Year Repurchase Option"). Mr. Schmitt's employment agreement provides that during the employment period and for two years thereafter, Mr. Schmitt will not engage in the business of providing wireless personal communication services anywhere in the territory covering the New York MTA or other geographic regions covered by licenses for which Mr. Schmitt has managerial responsibility.

  The Company granted to Mr. Schmitt an option to purchase 437,500 shares at a purchase price of $6.00 per share; an option to purchase 250,000 shares at a purchase price of $16.00 per share; an option to purchase 250,000 shares at a purchase price of $20.00 per share and an option to purchase 125,000 shares at a purchase price of $24.00 per share. All options vest in annual installments over a five year period except the 125,000 share option which vests as to 12,500 shares on the first anniversary of the grant, 25,000 shares on each of the next four anniversaries and 12,500 shares on the sixth anniversary.

  On April 17, 1995, Mr. Sparks entered into an employment agreement with the Company, pursuant to which Mr. Sparks serves as Vice President, Finance and Chief Financial Officer of the Company. The agreement provides for an initial annual base salary of $142,500, in addition to certain other benefits. Mr. Sparks participates in the Executive Bonus Plan whereby he is eligible for annual bonus payments in an amount up to 20% of his base salary, at the discretion of the Chief Executive Officer and the Board of Directors. See "-- Executive Bonus Plan." Upon termination of the agreement by the Company without cause, Mr. Sparks is entitled to receive the compensation and benefits which would otherwise be payable to Mr. Sparks for a maximum of six months following such termination. Mr. Sparks' employment agreement provides for annual forgiveness of the principal and interest payments due under a note from Mr. Sparks to the Company for the purchase of 12,500 shares of Common Stock. See "Certain Relationships and Related Transactions--Loans to Certain Officers." Mr. Sparks' shares are subject to a Five Year Repurchase Option. The Company granted Mr. Sparks an option to purchase 100,000 shares at a purchase price of $6.00 per share, vesting over a five year period.

  In December 1994, Mr. Meals entered into an employment agreement with the Company pursuant to which Mr. Meals serves as Chief Operating Officer of the Company's Technology Division, and provides for a base salary of $175,000 per year in addition to certain other benefits. Mr. Meals participates in the Executive Bonus Plan whereby he is eligible to receive annual bonus payments in an amount up to 20% of his base salary, at the discretion of the Board of Directors. See "--Executive Bonus Plan." Mr. Meals' employment agreement provides for a annual forgiveness of the principal and interest payments due under a note from Mr. Meals to the Company for the purchase of 25,000 shares of Common Stock. See "Certain Relationships and Related Transactions--Loans to Certain Officers." Mr. Meals' shares are subject to a Five Year Repurchase Option. The Company granted to Mr. Meals an option to purchase 125,000 shares at a purchase price of $6.00 per share, vesting over a five year period.

  Mr. Plonskier entered into an employment agreement with OCI effective July 5, 1994, to serve as Vice President, Finance with an annual base salary of $125,000 per year, in addition to certain other benefits. The agreement further provides that Mr. Plonskier participates in the Executive Bonus Plan whereby he is eligible for an annual bonus in an amount up to 20% of his base salary, at the discretion of the Compensation Committee of the Board of Directors. During 1994, the Company granted Mr. Plonskier options to purchase 37,762 shares at a purchase price of $6.00 per share, vesting over a five year period.

  Each of Mr. Meals', Mr. Sparks', Mr. Plonskier's and Mr. Schmitt's employment agreements provides that the agreement may be terminated by the employee upon 30 days prior written notice, or by the Company upon seven days (30 days in the case of Mr. Plonskier) prior written notice. Additionally, each agreement (other than Mr. Schmitt's) contains a general noncompete provision applicable during the employment period and for one year thereafter (180 days in the case of Mr. Schmitt in addition to the two year non-compete described above), which prohibits the employee from directly or indirectly engaging in the business of the Company (OCI in the case of Mr. Plonskier), and from soliciting the employees, clients or customers of the Company (OCI in the case of Mr. Plonskier). Mr. Schmitt's agreement provides in addition to the two year non-compete described above, a 180 day general non-compete. Such noncompetition provision is not violated by the employee's ownership of less than 1% of the outstanding stock of a publicly held corporation.

  Certain key employees of the Company are required to sign agreements which prohibit the employee from directly or indirectly competing with the business of the Company while employed by the Company and generally for a period of one year thereafter. All employees have executed agreements which prohibit the disclosure of confidential or proprietary information of the Company.

EXECUTIVE BONUS PLAN

  Senior managers of the Company are eligible to receive an annual cash bonus award from a bonus pool amount generally not exceeding 20% of the combined annual base compensation of the senior managers. Each eligible manager is measured against individually established goals and objectives that will determine the award.

STOCK OPTION PLAN

  The Company's 1990 Stock Option Plan (the "Option Plan") authorizes the issuance of 6,250,000 shares of Common Stock pursuant to stock option grants. At December 31, 1996, 747,974 shares had been issued under the Option Plan, options for 4,184,301 shares were outstanding and 1,317,725 shares remained available for future grant. There are also outstanding options for 472,188 shares issued outside of the Option Plan, but which contain terms similar to the agreements issued under the Option Plan. 430,312 shares have been issued pursuant to options granted outside of the Option Plan.

  The Option Plan provides for grants of options to employees, consultants and directors of the Company. Each stock option granted under the Option Plan is evidenced by a written stock option agreement between the Company and the optionee. The Option Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory options. The Option Plan is administered by the Board of Directors which has sole discretion and authority, consistent with the provisions of the Option Plan, and has the right, among other things, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares that will be subject to options granted under the Option Plan. The Board may also appoint a committee to administer the Option Plan and, subject to applicable law, to exercise all of the powers of the Board under the Option Plan.

  The exercise price of stock options must be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value with respect to optionees who own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company ("10% Owners")). The Board of Directors has the authority to determine the time or times at which options granted under the Option Plan become exercisable; provided that options must expire no later than ten years from the date of grant (five years with respect to 10% Owners). Options are non-assignable and non-transferable, other than upon death, by will or the laws of descent and distribution, and generally may be exercised only while the optionee is either employed by, or rendering service to, the Company or within three months thereafter (12 months in the event of death or disability). The Board may accelerate the date of exercise of any option or waive any condition or restriction pertaining to such option at any time. Unless terminated sooner by the Board, the Option Plan will terminate on April 31, 2000, or the date on which all shares available for issuance shall have been issued pursuant to the exercise or cancellation of options granted under the Option Plan.

EMPLOYEE STOCK PURCHASE PLAN

  The Company's stockholders approved the 1996 Employee Stock Purchase Plan (the "Purchase Plan") at the annual meeting of stockholders held on May 30, 1996. The Purchase Plan authorizes the issuance of 200,000 shares of Common Stock through payroll deductions to employees of the Company and its participating subsidiaries. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

  Employees of the Company and participating subsidiaries, who are regularly scheduled to work 20 or more hours per week and are employed as of the first day of each Offering Period, as defined below, will be eligible to participate in the Purchase Plan. Approximately 705 employees would be eligible to participate. The Purchase Plan will be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. The Board or the Committee will be able to make rules and computations, and take any other appropriate actions to administer the Purchase Plan.

  Except for the initial offering, which consisted of a six-month period from July 1, 1996 through December 31, 1996, each offering under the Purchase Plan will be for the 12-month calendar year (the "Offering Period"). Each Offering Period other than the initial Offering Period will consist of two six-month purchase periods commencing on the first business day on or after January 1 or July 1 of each year (each, a "Purchase Period"). Eligible employees may elect to enroll in the Purchase Plan as of the first day of any Purchase Period. Eligible employees will be re-enrolled automatically for each new Purchase Period; provided, however, employees will be able to cancel their enrollment at any time, in accordance with the Purchase Plan rules. Employee contributions to the Purchase Plan will be made through payroll deductions. Participating employees may contribute from 1% to 10% (in whole percentages) of compensation through payroll deductions. Participating employees will be able to decrease or discontinue the contribution percentage once during any Purchase Period by submitting a new payroll deduction authorization form, and will not be able to increase the contribution percentage during an Purchase Period. On the last business day of each Purchase Period (the "Exercise Date"), the employee's payroll deductions will be used to purchase shares of the Company's Common Stock for the employee. The price of the shares purchased will be the lower of
(i) 85% of the stock's closing price on the commencement date of the Offering Period or (ii) 85% of the stock's closing price on the Exercise Date. The maximum aggregate purchases which an employee will be able to make in a single calendar year is $25,000, based on the fair market value of such Common Stock determined at the commencement date of the Offering Period. Participation in the Purchase Plan terminates when a participating employee's employment with the Company or its subsidiaries ceases for any reason, the employee withdraws, or the Purchase Plan is terminated or amended such that the employee is no longer eligible to participate.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and
(iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision of the Company's Certificate of Incorporation is to limit or eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in those circumstances described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

  The Company's Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company intends to obtain officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the 1933 Act.

  At present, there is no pending litigation or proceeding involving any officer or director, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

  In January 1995, the Company entered into a $10 million line of credit facility with Madison Dearborn Capital Partners, L.P. ("MDCP"). In connection with the facility, in March 1995, the Company issued to MDCP a warrant for the purchase of 50,000 shares of Common Stock at an exercise price of $.004 per share, and a warrant for the purchase of 179,167 shares of Common Stock at an exercise price of $6.00 per share. In March and April 1995, the Company issued to MDCP an aggregate of 151,714 shares of Series B Preferred Stock as accrued dividends on its Series B Preferred Stock. The Series B Preferred Stock and certain accrued dividends were converted into an aggregate of 4,273,082 shares of Common Stock upon the closing of the Company's initial public offering and accrued dividends of $236,892 through such date were paid in cash.

  In mid-1995, the Company sold an aggregate of 1,866,338 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") at a price of $15.00 per share, for an aggregate consideration of approximately $28 million, to certain investors, including MDCP, Allen & Company Incorporated ("Allen"), Quantum Industrial Partners LDC ("Quantum") and S-C Phoenix Holdings, L.L.C. ("S-C Phoenix"). MDCP paid for its Series C Preferred Stock by exchanging the outstanding balance of the line of credit facility. The Company paid to Allen a fee of $600,000 for services provided by Allen to the Company in connection with this financing. Each of the holders of Series C Preferred Stock received a transaction fee equal to two percent of its investment, for an aggregate transaction fee of approximately $560,000. The Series C Preferred Stock was converted into an aggregate of 4,665,842 shares of Common Stock upon the closing of the Company's initial public offering and accrued dividends of $1,299,326 through such date were paid in cash.

LOANS TO CERTAIN OFFICERS

  Each of Mr. Meals and Mr. Sparks executed a five year promissory note for the benefit of the Company in the original principal amount of $250,000 and $75,000, respectively, plus interest on the unpaid principal balance from time to time outstanding at the rate of 8.5% per year. Mr. Meals and Mr. Sparks executed such promissory notes on December 5, 1994, and April 17, 1995, respectively, as consideration for the purchase of Common Stock. Principal payments under each of the notes are to be made in five equal annual installments, together with interest accrued on such principal amount in arrears. Mr. Meals' and Mr. Sparks' employment agreements each provide for forgiveness of the principal and interest payments due under the notes, provided that such person has been continuously employed by the Company at the time such payments are due. Each note is immediately due and payable upon default or the termination of employment with the Company. Additionally, on September 19, 1995, Mr. Meals executed a three year promissory note for the benefit of the Company in the original principal amount of $87,100, plus interest on the unpaid principal balance from time to time outstanding at the rate of 8.5% per year, on similar terms and conditions including the special forgiveness provision. The note is related to relocation expenses. See "Management--Employment Agreements."

  Mr. Schmitt executed a five year balloon promissory note for the benefit of the Company on October 1, 1995 in the original principal amount of $750,000, plus interest on the unpaid principal balance from time to time outstanding at the rate of 8% per year, as consideration for the purchase of 125,000 shares of Common Stock at $6.00 per share. The principal and interest payment due under the note may be forgiven pursuant to Mr. Schmitt's employment agreement, provided that he has been continuously employed by the Company at the time such payment is due. The note is immediately due and payable upon default or the termination of Mr. Schmitt's employment with the Company. See "Management-- Employment Agreements."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of January 1, 1997, by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors; (iii) each of the Named Officers; and (iv) all current officers and directors as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to them.

                                                             COMMON STOCK
                                                          BENEFICIALLY OWNED
                                                       AS OF JANUARY 1, 1997(1)
                                                       ------------------------
        BENEFICIAL OWNER                               NUMBER OF SHARES PERCENT
Avance Capital(2).....................................     8,968,000     17.55%
Madison Dearborn Capital Partners, L.P.(3)............     6,190,156     12.06
Allen & Company Incorporated(4).......................     3,657,895      6.93
Richard Fields(5).....................................     3,657,895      6.93
Paul J. Finnegan(6)...................................     6,190,156     12.06
Evelyn R. Goldfine(7)(15).............................       352,924       *
Arjun Gupta...........................................             0       --
Randall R. Meals(8)(15)...............................        75,300       *
James N. Perry, Jr.(9)................................     6,190,156     12.06
Harry Plonskier(10)(15)...............................        32,923       *
James J. Ross(11).....................................     1,719,720      3.31
George F. Schmitt(12)(15).............................       230,000       *
Douglas G. Smith(13)(15)..............................    11,343,000     22.20
Bradley E. Sparks(14)(15).............................        51,630       *
All officers and directors as a group (12
 persons)(16).........................................    23,653,548     43.57

---------------------
  *Less than one percent.
 (1) As of January 1, 1997, the Company had outstanding 51,089,880 shares of Common Stock. Amounts include outstanding options or warrants which are exercisable within 60 days of January 1, 1997. Shares of Common Stock subject to outstanding options or warrants which are exercisable within 60 days of January 1, 1997, are deemed outstanding for computing the percentage ownership of the persons holding such options but are not deemed outstanding for the percentage ownership of any other person.
 (2) Avance Capital is a proprietorship. Mr. Smith has voting and investment power with respect to these shares. Its address is 8300 Boone Blvd., Suite 500, Vienna, VA 22180.
 (3) Includes 229,167 shares of Common Stock issuable upon exercise of outstanding warrants. All of such shares are held of record by Madison Dearborn Capital Partners, L.P. ("MDCP"). MDCP is a limited partnership. Madison Dearborn Partners, L.P. ("MDP") is the general partner of MDCP. Investment and voting control over securities owned by MDCP is shared by a committee of the limited partners of MDP (the "L.P. Committee"). The address of MDCP is Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
 (4) Includes 1,665,000 of Common Stock issuable upon exercise of outstanding warrants. Allen disclaims beneficial ownership of 780,018 shares and 364,398 shares issuable upon exercise of warrants which are beneficially owned by certain officers of Allen and related persons, respectively. Allen's address is 711 Fifth Avenue, New York, NY 10022.
 (5) Represents 3,657,895 shares owned by Allen (including shares issuable upon exercise of outstanding warrants) held by certain officers of Allen and related parties. Mr. Fields is a Managing Director of Allen. Of such amounts, Mr. Fields does not exercise voting or investment power over, and disclaims beneficial ownership of the 1,824,889 shares and 1,388,250 shares issuable upon exercise of outstanding warrants which are held by Allen and other officers and related persons, respectively.

 (6) All of such shares are held of record by MDCP. Mr. Finnegan is a member of the L.P. Committee. Mr. Finnegan may therefore be deemed to share investment and voting control with respect to the shares of Common Stock owned by MDCP and may therefore be deemed to have beneficial ownership of shares of Common Stock owned by MDCP. Mr. Finnegan expressly disclaims beneficial ownership of such shares of Common Stock. The business address of Mr. Finnegan is c/o MDP Inc., Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
 (7) Includes 245,841 shares of Common Stock issuable upon exercise of outstanding options and 80,025 shares held in a family limited partnership; Ms. Goldfine is a general partner in such partnership and shares voting and investment power with regard to 80,025 shares so held.
 (8) Includes 50,000 shares of Common Stock issuable upon exercise of outstanding options and 300 shares owned by his minor children.
 (9) All of such shares are held of record by MDCP. Mr. Perry is a member of the L.P. Committee. Mr. Perry may therefore be deemed to share investment and voting control with respect to the shares of Common Stock owned by MDCP and may therefore be deemed to have beneficial ownership of shares of Common Stock owned by MDCP. Mr. Perry expressly disclaims beneficial ownership of such shares of Common Stock. The business address of Mr. Perry is c/o MDP Inc., Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
(10) Includes 30,423 shares of Common Stock issuable upon exercise of outstanding options.
(11) Includes 840,375 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Ross and 286,900 shares owned by Mr. Ross' children. With respect to shares owned by his children, Mr. Ross shares voting and investment and voting power with regard to 143,450 shares and has sole voting and investment power with respect to 143,450 shares. As a result, Mr. Ross may be deemed to be the beneficial owner of such shares. Mr. Ross' address is c/o Becker Ross Stone DeStefano & Klein, 317 Madison Avenue, New York, NY 10017.
(12) Includes 100,000 shares of Common Stock issuable upon exercise of outstanding stock options.
(13) Includes 31,720 shares owned by Mr. Smith's minor children, 8,968,000 shares held by Avance Capital, a sole proprietorship, and 1,180,569 shares held in a trust. Mr. Smith does not exercise voting or investment power over, and disclaims beneficial ownership of, the shares held in the trust. Mr. Smith has voting and investment power with respect to the other shares.
(14) Includes 400 shares held as custodian for Mr. Sparks' minor child and 33,330 shares of Common Stock issuable upon exercise of outstanding options.
(15) The address of each of Mr. Smith, Mr. Schmitt, Ms. Goldfine, Mr. Plonskier, Mr. Meals and Mr. Sparks, is c/o the Company, 2000 N. 14th Street, Arlington, VA 22201.
(16) Includes 3,199,626 shares issuable upon exercise of outstanding options and warrants.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NORTHERN TELECOM CREDIT FACILITY

  The Company has a $382.5 million credit facility with Northern Telecom to finance purchases and installations of telecommunications equipment, engineering services, certain related construction costs, third-party equipment and other expenses.

  The NT Credit Facility is secured by a pledge of all capital stock of OCI owned by a wholly-owned subsidiary of the Company (which constitutes a 95.58% ownership interest) and substantially all of OCI's assets. Under the terms of the NT Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on OCI's ability to pay dividends, restrictions on indebtedness and certain financial maintenance requirements. Additionally, the NT Credit Facility provides that, among other events, the failure of OCI to pay when due amounts owing the FCC shall constitute an event of default. Interest on the NT Credit Facility is payable quarterly.

  A portion of the NT Credit Facility, which may be used for working capital purposes including interest payments on the principal of such facility, matures on June 30, 1997. Borrowings for working capital purposes which are repaid may be subsequently borrowed for the other purposes allowed under the NT Credit Facility. Other portions of the NT Credit Facility which are borrowed and repaid are not available for reborrowing other than (a) that portion of the facility which may be used for equipment purchases from Northern Telecom, and (b) a reborrowing of up to approximately $73.8 million, which was repaid during the third quarter of 1996 and can be reborrowed for general corporate and working capital purposes through March 31, 1997. As of September 30, 1996, the Company had no outstanding balance.

  The principal amount of the non-working capital portions of the NT Credit Facility is payable in installments beginning in 2000, with the final payment due on December 31, 2004. As of September 30, 1996, the Company had no outstanding balance under the non-working capital portions of this facility, and has agreed not to make any additional borrowings or reborrowings of prepaid amounts under the facility until January 2, 1997.

  Northern Telecom has executed a non-binding commitment letter to extend the NT Credit Facility from $382.5 million to $612.0 million on substantially the same terms. Such extension is subject to approval by the Board of Directors of Northern Telecom. If a definitive agreement is reached, the Company expects to use these funds in the New York MTA or other markets which the Company acquired in the Entrepreneurs' Band auction.

ERICSSON CREDIT FACILITY

  The Company entered into a credit facility with Ericsson, dated as of August 7, 1996, to provide financing to the Company for up to $132.0 million for the purposes of financing the purchase of equipment and services from Ericsson for the New York MTA market. A portion of the Ericsson Credit Facility, which may be used for interest payments accruing under such facility, and a portion which may be used to purchase handsets, mature on June 30, 1998. The principal amount on other portions of the facility is payable in twenty consecutive quarterly installments beginning in 2000, with the final payment due on December 31, 2004. Amounts borrowed and repaid are not available for reborrowing. Interest on the Ericsson Credit Facility is payable quarterly at varying interest rates at a base or LIBOR rate at the Company's election.

  Under the terms of the Ericsson Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on OCI's ability to pay dividends, restrictions on indebtedness and certain financial maintenance requirements. Additionally, the Ericsson Credit Facility provides that, among other events, the failure of OCI to pay when due amounts owing the FCC shall constitute an event of default.

  The Ericsson Credit Facility is secured by substantially all of the assets of OCI, including a pledge of all capital stock of OCI owned by a wholly-owned subsidiary of the Company (which constitutes a 95.58% ownership interest). All collateral is held by a collateral agent and is shared on a pari passu basis with Northern Telecom.

PCS LICENSE OBLIGATIONS

  The Company will pay $347.5 million for the New York MTA License, pursuant to an FCC order dated March 8, 1996. The Company is required to pay only interest on the total amount due until March 8, 1998 and to pay the principal balance and remaining interest during the period March 1998 to March 2001. The interest rate adopted by the FCC is 7.75%. Payments are due on the last day of each financial quarter. The Company's New York MTA License is conditioned upon the full and timely performance of payment obligations under the Company's installment plan. If the Company is more than 90 days delinquent in any payment, it will be deemed to be in default.

  The Company bid successfully for Entrepreneurs' Band licenses with an aggregate license fee of approximately $509.1 million (net of the 25% small business discount). On September 17, 1996, the FCC granted the Company's 18 Entrepreneurs' Band C Block PCS licenses. The Company made a 10% down payment, or approximately $51.0 million, to the FCC for these licenses. The Company will pay interest only until 2003. The balance of approximately $458.2 million will be due in quarterly installments beginning in the year 2003 and continuing until 2006 and will bear interest at the 10-year Treasury note rate on the date the licenses are awarded.

  On January 14, 1997, the Company successfully bid for 109 D, E and F Block licenses for an aggregate of $181.4 million (net of the 25% small business discount for the F Block licenses). The Company will make its first payment of $28.8 million utilizing the $60 million deposit with the FCC; the remaining $31.2 million of such deposit will be refunded to the Company. The Company is preparing its long-form application for these licenses. At the time the licenses are awarded, the Company will pay an additional $93.1 million. The remaining $59.5 million for the Block F licenses is payable over a 10-year period. The Block F licenses require interest-only payments for the first two years at the 10-year Treasury Bill rate on the date the licenses are awarded. Principal and interest will be due over the remaining eight years.

AUGUST NOTES

  On August 27, 1996 the Company issued $250.0 million aggregate principal amount of the August Notes. The interest rate on and covenants with respect to the August Notes are substantially identical to the interest rate on and covenants with respect to the Notes.

SENIOR NOTES

  On November 22, 1995, the Company issued to two institutional investors warrants to purchase an aggregate of 625,000 shares of Common Stock at $.004 per share (of which 346,999 shares have been exercised) and two five-year term Senior Notes in the aggregate principal amount of $25.0 million. The Company is subject to certain restrictions and requirements regarding the issuance of indebtedness senior or pari passu to the Senior Notes. Under the terms of the Senior Notes the Company is subject to certain covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to incur additional indebtedness; pay dividends or make distributions in respect of its capital stock or make certain restricted payments; create liens; or merge or sell all or substantially all of its assets. In the event that the employment of a senior officer of the Company is terminated prior to June 30, 1998, the Company must either pay the Senior Notes in full or pay a one time fee in an amount equal to 5% of the then outstanding principal amount of the Senior Notes. The Company may prepay the Senior Notes at any time. Interest is payable at 6% for the period November 22, 1995 to November 22, 1996, and thereafter is payable at 12% semiannually for the period from November 22, 1996 to November 22, 2000. Interest accrued as of December 31, 1995 and June 30, 1996 was $162,500 and $125,000, respectively.

                         DESCRIPTION OF THE NEW NOTES

  The Old Notes have been, and the New Notes will be, issued under an Indenture, dated as of the December 2, 1996 (the "Indenture"), between the Company, as issuer, and Marine Midland Bank, as Trustee (the "Trustee"). The terms of the Indenture will also be governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summary contains a description of all of the material provisions of the Indenture but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. A copy of the Indenture is available upon request. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions."

GENERAL

  The New Notes will be senior, unsecured, general obligations of the Company, limited to $200 million aggregate principal amount and will mature on August 15, 2006. Interest on the New Notes will accrue at the rate of 11 5/8% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date) on February 15 and August 15 of each year, commencing February 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  Principal of, premium and Liquidated Damages (as defined), if any, and interest on the Notes will be payable at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 140 Broadway, New York, NY 10005,
Attention: Corporate Trust Administration). At the option of the Company, payment of interest may be made by check mailed to the address of the Holder as such address appears in the Security Register, provided that all payments with respect to Global Notes (as defined), and Certificated Securities (as defined) the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

  The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Notes issued to "qualified institutional buyers" will initially be represented by one or more Global Notes (the "Global Notes") and will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of a nominee of the Depository. Except as set forth in "Book-Entry, Delivery and Form," owners of beneficial interests in such Global Notes who are "qualified institutional buyers" will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture. See "Book- Entry, Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

DISBURSEMENT OF FUNDS--ESCROW ACCOUNT

  In accordance with the Indenture, the Company has placed approximately $37.4 million of the net proceeds realized from the sale of the Old Notes, representing funds that together with the proceeds from the investment thereof will be sufficient to pay interest on the Notes through August 15, 1998, in an escrow account (the "Escrow Account") held by the Escrow Agent for the benefit of the Trustee and the Holders of the Notes under the Indenture in accordance with the Escrow Agreement dated as of December 2, 1996 among the Company, the Trustee and the Escrow Agent. The Company has entered into the Escrow Agreement, which provides, among other things, that funds may be disbursed from the Escrow Account to reimburse the Company for interest payments the Company makes on the Notes (and, if a portion of the Notes has been retired by the Company, funds representing the lesser of (A) the excess of the amount sufficient to pay interest through and including August 15, 1998 on the Notes not so retired and (B) the interest payments which have not previously been made on such retired Notes for each interest payment date through August 15, 1998 shall be paid to the Company if no Default or Event of Default then exists under the Indenture). Upon the acceleration of the maturity of the Notes, the Escrow Agreement provides for payment of the amount remaining in the Escrow Account to the Trustee to be applied on account of amounts owing on the Notes. Pending disbursement, the Company will instruct the Escrow Agent to cause all funds contained in the Escrow Account to be invested in Temporary Cash Investments. Interest earned on these Temporary Cash Investments will be added to the Escrow Account.

  The New Notes to be issued are collateralized by a first priority security interest in the Escrow Account. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

RANKING

  The Indebtedness evidenced by the Notes will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Company is permitted under the Indenture to secure such indebtedness. The New Notes will be effectively subordinated to such security interests to the extent of such security interests. In addition, all existing and future liabilities (including trade payables and indebtedness under the NT Credit Facility and Ericsson Credit Facility) of the Company's subsidiaries will be effectively senior to the Notes. As of September 30, 1996, the Company has approximately $1,185.1 million of consolidated indebtedness and the Company's subsidiaries have approximately $737.0 million of aggregate indebtedness (including trade payables) to which the Notes would be effectively subordinated. The Company and the Restricted Subsidiaries will be permitted to incur additional indebtedness to finance the acquisition of telecommunications licenses, inventory, equipment and to buildout and otherwise develop telecommunications systems, and up to $100 million of indebtedness under one or more revolving credit or working capital facilities.

OPTIONAL REDEMPTION

  The New Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant regular record date that is prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing August 15, of the years set forth below:

       YEAR                                                     REDEMPTION PRICE
       2001....................................................     105.81%
       2002....................................................     103.88%
       2003....................................................     101.94%
       2004 and thereafter.....................................     100.00%

  In addition, at any time prior to August 15, 1999, the Company may redeem up to one-third of the aggregate principal amount of the Notes originally issued, at any time as a whole or from time to time in part, with the proceeds of one or more Public Equity Offerings or sales of Capital Stock (other than Redeemable Stock) to one or more Strategic Equity Investors, each such Public Equity Offering or sale to Strategic Equity Investors resulting in Net Cash Proceeds of $50 million or more, at a redemption price (expressed as a percentage of principal amount) of 111.625%, provided that after any such redemption at least two-thirds of the aggregate principal amount of Notes originally outstanding remains outstanding and each such redemption is effected not more than 60 days after the consummation of such Public Equity Offering or sale to Strategic Equity Investors.

  If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the Old Note.

COVENANTS

  The Indenture will contain, among others, the following covenants:

 LIMITATION ON INDEBTEDNESS

  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Debt), provided, however, that the Company may Incur Indebtedness and any of its Restricted Subsidiaries may issue shares of Redeemable Stock if (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Consolidated Leverage Ratio is no greater than 7 to 1, for any Incurrence from the Closing Date through the sixth anniversary of the Closing Date, or 6 to 1 thereafter.

  Notwithstanding the foregoing, as long as no Default or Event of Default shall have occurred and be continuing, the Company and (except as specified below) any Restricted Subsidiary may issue or Incur each and all of the following: (i) Indebtedness due and owing to government entities in connection with telecommunications license fees or Indebtedness incurred to finance the payment of deposits with and license fees to the FCC in connection with FCC license auctions; (ii) Indebtedness Incurred by the Company or any Restricted Subsidiary the proceeds of which are (or the credit support provided by any such Indebtedness is) used to finance the development, construction, expansion or operation of Telecommunications Assets; (iii) Indebtedness Incurred by the Company or any Restricted Subsidiary the proceeds of which are (or the credit support provided by any such Indebtedness is) used to finance the acquisition of Telecommunications Assets or the Capital Stock of a Telecommunications Business; (iv) Indebtedness outstanding as of the date hereof;
(v) Indebtedness under one or more revolving credit or working capital facilities in an aggregate principal amount outstanding or available at any time not to exceed $100 million; (vi) Indebtedness owed to the Company or any of its Restricted Subsidiaries, provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary owed such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness; (vii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clauses (v) and (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses), provided that (x) Indebtedness Incurred to refinance or refund the Notes or Indebtedness does not have a higher relative seniority to the Notes than the Indebtedness being refinanced or refunded, (y) the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (z) Indebtedness Incurred to refinance Indebtedness of the Company may only be Incurred by the Company;
(viii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements, provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuation or interest rates or by reason of fees, indemnities and compensation payable thereunder or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and (ix) Indebtedness represented by the Notes.

  Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary, may Incur pursuant to this "Limitation on

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Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and
(ii) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 LIMITATION ON RESTRICTED PAYMENTS

  The Company will not, and will not permit any Restricted Subsidiary, to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than (a) the Company, (b) any of its Restricted Subsidiaries, or (c) any other shareholder of such Restricted Subsidiaries (so long as the Company and its Restricted Subsidiaries receive their pro rata share of such dividend or distribution based on their ownership of such class or series of such Restricted Subsidiaries Capital Stock on which such dividend or distribution is being made), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or a Restricted Subsidiary), (iii) make any payments on indebtedness subordinate to the Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted Payment: (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company would be permitted to incur additional indebtedness pursuant to the first paragraph of the covenant "Limitation on Indebtedness" and (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of the Indenture shall not exceed the sum of (1) the amount by which Consolidated EBITDA exceeds 1.5 times Consolidated Interest Expense for the period from the Closing Date through the end of the last completed fiscal quarter for which financial statements are available plus (2) 100% of the aggregate Net Cash Proceeds received by the Company on or after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company.

  The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes (including, premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, Indebtedness incurred under clause
(vii) of the second paragraph of the "Limitation on Indebtedness" covenant;
(iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or any Restricted Subsidiary or any other Person in exchange for shares of Capital Stock (other than Redeemable Stock) of the Company; (iv) the acquisition of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock of the Company (other than Redeemable stock); (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) the distribution to shareholders of the Company or any Restricted Subsidiary of shares of Capital Stock of any Unrestricted Subsidiary or the distribution to shareholders of the Company of shares of Capital Stock of any Subsidiary holding only the assets of the Company's technology business, provided that in such latter case, after giving effect to such transaction on a pro forma basis, (x) the Company would be permitted to incur additional indebtedness pursuant to the first paragraph of the covenant "Limitation on Indebtedness" or (y) the Company's Annualized Consolidated EBITDA would not decrease, provided, further, in such latter case, that such Subsidiary has working capital not in excess of $5 million; and (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent required by FCC rules in order to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary, provided that except in the case of clause (i) of this paragraph no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (ii) hereof) and each payment pursuant to clause
(vi) of the definition of Permitted Investment shall be included in calculating the aggregate amount of Restricted Payments for purposes of clause
(C) of the first paragraph of this "Limitation on Restricted Payments."

  Any Investment in a Subsidiary that becomes an Unrestricted Subsidiary shall become a Restricted Payment made on such date in the amount of the greater of
(x) the book value of such Subsidiary on the date such Subsidiary becomes an Unrestricted Subsidiary and (y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors if such fair market value is determined to be less than $10 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $10 million. Any Restricted Payment made by contribution or transfer of assets shall be valued in the amount of the greater of (x) the book value of such asset on the date of transfer or (y) the fair market value on such date as determined (A) in good faith by the Board of Directors if such fair market value is determined to be less than $10 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $10 million.

  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which any calculations required by the "Limitation on Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available financial statements.

 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

  The Company will not, and will not permit any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or
(iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law, (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any

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

Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a license or contract or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture; or (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of such Restricted Subsidiary.

  Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant, (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries, or (3) restricting the payment of dividends or distributions or other disposition of property or assets of or the making of loans by any Restricted Subsidiary in connection with any financing for the Telecommunications Business of such Restricted Subsidiary, provided that in the case of clause (3) such restriction may be entered into only if at such time the total amount, without duplication, of
(i) Mirror Indebtedness owed by Restricted Subsidiaries, less (ii) proceeds of such Mirror Indebtedness that are invested in another Person, other than (x) Investments in other Restricted Subsidiaries conducting no operations other than the holding of government licenses or (y) Investments in Mirror Indebtedness of other Restricted Subsidiaries, plus (iii) capital contributions to the Special Subsidiary, plus (iv) the cash and Temporary Cash Investments held by the Company (not on a consolidated basis), equals or exceeds the outstanding principal amount of the Notes and the August Notes.

 LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES

  Except for any agreement entered into on or before the Closing Date, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any Voting Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

  In addition to the foregoing, transactions with any holder (or any Affiliate of such holder) of 10% or more of any Voting Stock (i) having a fair market value or involving payments equal to or in excess of $3 million shall be approved by a majority of the disinterested members of the Board of Directors and (ii) having a fair market value or involving payments equal to or in excess of $7 million shall require the Company or a Restricted Subsidiary to deliver to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. The foregoing limitation shall not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and any employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (iii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; or (iv) any transaction pursuant to an agreement in effect on the Closing Date.

 LIMITATION ON LIENS

  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness

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

of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien. The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary, (iv) Liens securing obligations under revolving credit or working capital facilities under clause
(v) of the second paragraph of the "Limitation on Indebtedness" covenant, provided that the aggregate amount of Indebtedness secured by any such Liens shall not at any time exceed the amount of Indebtedness permitted to be Incurred under clause (v) of the second paragraph of the "Limitation on Indebtedness" covenant; (v) Liens securing Indebtedness under clauses (i),
(ii) or (iii) of the second paragraph of the "Limitation on Indebtedness" covenant granted on or after the Closing Date on the Capital Stock or assets of any Restricted Subsidiary, including any Lien granted in connection with a refinancing thereof, provided that Lien does not extend to any additional assets not originally pledged pursuant to such refinanced Indebtedness; (vi) Liens on telecommunications licenses securing obligations to government entities; (vii) Liens on property of a person existing at the time such person is merged into, or the assets of such person are acquired by, the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or acquisition and do not secure any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens prior to such merger or acquisition; or (viii) Permitted Liens.

 LIMITATION ON SALE-LEASEBACK TRANSACTIONS

  The Company will not, and will not permit any Restricted Subsidiary to enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

 LIMITATION ON ASSET SALES

  The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments, provided, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Temporary Cash Investments (to the extent of the Temporary Cash Investments received in such conversion) for the purposes of this clause (ii). In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring after the Closing Date in any period of twelve consecutive months exceed $5 million, then the Company shall or shall cause the relevant Restricted Subsidiary to (1) within twelve months after the date Net Cash Proceeds so received exceed such an amount (a) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of the Company or any Restricted Subsidiary or (b) invest an equal amount, or the amount not so applied pursuant to clause (a), (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement) in Telecommunications Assets (or in a company engaged in a Telecommunications Business) and/or (2) apply (no later than the end of the twelve-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to

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

be applied) during such twelve month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant equals or exceeds $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case accrued interest (if any) to the Payment Date. Notwithstanding the foregoing, to the extent that any amount of Excess Proceeds remains after completion of any such Offer to Purchase, the Company may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero.

  Notwithstanding anything to the contrary contained in this covenant, the Company may distribute all or a portion of the capital stock of any Subsidiary holding only the assets of the technology business of the Company to the Company's shareholders, provided that after giving effect to such transaction on a pro forma basis (A) the Company would be permitted to incur additional indebtedness pursuant to the first paragraph of the covenant "Limitation on Indebtedness" or (B) the Company's Annualized Consolidated EBITDA would not decrease.

 LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES

  The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (b) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, provided, however, that this covenant will not prohibit (i) the sale or other disposition of all of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the other provisions of the Indenture; (ii) the ownership by directors of director's qualifying shares of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law; (iii) the ownership of Capital Stock of a Restricted Subsidiary issued and outstanding either (A) as of the Closing Date or (B) prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary of the Company or otherwise being acquired by the Company; (iv) the issuance of Capital Stock of a Restricted Subsidiary pursuant to an employee stock option plan approved by the Boards of Directors of the Restricted Subsidiary and the Company; or (v) the issuance or sale of Capital Stock of a Restricted Subsidiary in a transaction not prohibited by the covenant entitled "Limitation on Asset Sales", provided that such Restricted Subsidiary will remain a Restricted Subsidiary, and only if at the time of such sale, the total amount, without duplication, of (i) Mirror Indebtedness owed by Restricted Subsidiaries, less (ii) proceeds of such Mirror Indebtedness that are invested in another Person, other than (x) Investments in other Restricted Subsidiaries conducting no operations other than the holding of government licenses or (y) Investments in Mirror Indebtedness of other Restricted Subsidiaries, plus (iii) capital contributions to the Special Subsidiary, plus (iv) the cash and Temporary Cash Investments held by the Company (not on a consolidated basis), equals or exceeds the outstanding principal amount of the Notes.

 LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES

  The Company will not permit any Restricted Subsidiary to Guarantee or assume the payment of any Indebtedness of the Company unless (i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary and (B) with respect to any Guarantee of Subordinated Indebtedness of the Company by such Restricted Subsidiary, any such Guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full. The incurrence by a Restricted Subsidiary as a primary obligor

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

of any Indebtedness that is guaranteed by the Company will not be deemed a Guarantee of the Company's Indebtedness for purposes of this covenant.

  Notwithstanding the foregoing, any Guarantee of the relevant Notes or waiver of rights created pursuant to the provisions described in the foregoing paragraph will provide by their terms that they will be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such Guarantee), at a time when (A) no other Indebtedness of the Company has been Guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is Guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such Guarantee).

 CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company or any entity or person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will be at least equal to the Consolidated Net Worth of the Company before such transaction.

 LIMITATION ON MIRROR INDEBTEDNESS

  The Company will not forgive principal of or interest on Mirror Indebtedness, or reduce the interest payable thereon, unless the remaining principal amount of Mirror Indebtedness owed by Restricted Subsidiaries to the Company, plus cash and Temporary Cash Investments held by the Company (not on a consolidated basis), equals or exceeds the outstanding principal amount of the Notes. The Company shall not need to maintain Mirror Indebtedness if the conditions requiring Mirror Indebtedness no longer exist.

 COMMISSION REPORTS AND REPORTS TO HOLDERS

  The Company shall file with the Commission the annual, quarterly and other reports and other information required by Section 13 (a) or 15 (d) of the Exchange Act, regardless of whether such sections of the Exchange Act are applicable to the Company. If the Commission will not accept such filings, the Company shall mail or cause to be mailed copies of such reports to Holders and the Trustee within 15 days after the date it would have been required to file such reports with the Commission had it been subject to such sections; provided, however, that the copies of such reports mailed to Holders may omit exhibits, which the Company will supply to any Holder at such Holder's request.

 REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

  The Company shall commence, within 30 days of the occurrence of a Change of Control and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the Payment Date.

  There can be no assurances that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time).

 LIMITATION ON ACTIVITIES OF THE SPECIAL SUBSIDIARY

  The Company shall not permit the Special Subsidiary to conduct any business or operations other than the making of Temporary Cash Investments and investments in Mirror Indebtedness of Restricted Subsidiaries, the holding of Temporary Cash Investments, Mirror Indebtedness and cash and the payment of dividends or distributions to the Company. Without limiting the foregoing, the Company shall not permit the Special Subsidiary to make any Investment (other than Temporary Cash Investments and investments in Mirror Indebtedness of Restricted Subsidiaries), make any Restricted Payment, Incur any Indebtedness, or issue any Equity Interest or Capital Stock except to the Company. The Company shall not sell any Equity Interest or Capital Stock of the Special Subsidiary or designate the Special Subsidiary an Unrestricted Subsidiary.

EVENTS OF DEFAULT

  The following events will be defined as "Events of Default" in the
Indenture: (a) defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) defaults in the payment of interest (or Liquidated Damages, if any) on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the provisions of the "Limitation on Asset Sales" covenant or the "Repurchase of Notes upon a Change of Control" covenant; (d) defaults in the performance of or breaches of any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount greater than $10 million in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or
(ii) the failure to make a principal payment and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
(f) any final judgment or order (not covered by insurance or indemnification by a Person other than the Company or a Restricted Subsidiary, which indemnity party is solvent and has acknowledged responsibility) (treating any deductibles, self-insurance or retention as not so covered) for the payment of money greater than $10 million in the aggregate for all such final judgments or orders shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged or bonded over, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged or bonded over to exceed $10 million during which a stay of enforcement of such final judgment or order by reason of a pending appeal or otherwise shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant

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Subsidiary or for all or substantially all of the property and assets of the
Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

  If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium and Liquidated Damages, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium and Liquidated Damages, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium and Liquidated Damages, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if
(i) all existing Events of Default, other than the nonpayment of the principal amount of, premium and Liquidated Damages, if any, and interest on the Notes that have become due solely by such declaration of acceleration have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "Modification and Waiver."

  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy,
(iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal amount of, premium and Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

  The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.


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

DEFEASANCE

  Defeasance and Discharge. The Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of the Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,
(C) immediately after giving effect to such deposit on a pro forma basis no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Covenants. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clause
(iii) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants" upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B) (ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

  Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.


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

MODIFICATION AND WAIVER

  Modifications, amendments and waivers of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium and Liquidated Damages, if any, or interest on any Note,
(iii) change the place or currency of payment of principal of, or premium and Liquidated Damages, if any, or interest on any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes or (vii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

  In addition, the Company and the Trustee may make certain amendments to the Indenture without notice to or the consent of any Holder, including among other things, to cure any ambiguity, defect or inconsistency in the Indenture and to make any change that does not adversely affect the rights of any Holder.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

  The Indenture provides that no recourse for the payment of the principal of premium and Liquidated Damages, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

  The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except or the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions provided, however, that if it acquires any convicting interest, it must eliminate such conflict or resign.

ESCROW AGREEMENT--SECURITY

  The Notes will be collateralized, pending disbursement pursuant to the Escrow Agreement, by a pledge of the Escrow Account, which will initially contain approximately $37.4 million of the net proceeds from the sale of the Old Notes issued pursuant to the offering (the "Escrow Collateral"), representing funds that together with the proceeds from the investment thereof will be sufficient to pay interest on the Old Notes through August 15, 1998.

  The Company will enter into the Escrow Agreement providing for the grant by the Company to the Trustee for the benefit of the holders of security interests in the Escrow Collateral. All such security interests will collateralize the payment and performance when due of all of the obligations of the Company under the Indenture with respect to the Notes to be issued pursuant to the offering and under such Notes, as provided in the Escrow Agreement. The liens created by the Escrow Agreement will be first priority security interests in the Escrow Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

  Funds will be disbursed from the Escrow Account to reimburse the Company for interest payments made by the Company on the Notes, and, in certain circumstances, upon retirement of Notes. See "--Disbursement of Funds--Escrow Account." Pending such disbursements, all funds contained in the Escrow Account will be invested in Temporary Cash Investments. Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity, the Escrow Agreement will provide for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and second, to the obligations under the Notes and the Indenture.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a majority interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; and (iv) all extraordinary gains and extraordinary losses.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Annualized Consolidated EBITDA" means, with respect to any Person, such Person's Consolidated EBITDA for the latest two fiscal quarters for which financial statements are available multiplied by two.

  "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Person's primary business is a Telecommunication Business or (ii) an acquisition by the Company or any of its Restricted

Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute all or substantially all of the assets of such Person or a division or line of business of such Person, provided that the property and assets acquired are Telecommunications Assets.

  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, and any sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries disposed of outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company, provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets, (ii) substantially simultaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets, provided that the Telecommunications Assets received by the Company or such Restricted Subsidiary have at least substantially equal market value to the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), provided further that, after giving pro forma effect to such exchange, the Consolidated Leverage Ratio shall be no greater than the Consolidated Leverage Ratio immediately prior to such exchange, (iii) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million, (iv) any sale or other disposition of any or all the Capital Stock of an Unrestricted Subsidiary or
(v) any sale or other disposition of Temporary Cash Investments. Additionally, the contribution of Telecommunication Assets to an Unrestricted Subsidiary whereby the Company or a Restricted Subsidiary receives Capital Stock of an Unrestricted Subsidiary shall be deemed a Restricted Payment only and shall not be deemed an Asset Sale.

  "Average Life" means, at any date of determination with respect to any Indebtedness, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then, outstanding principal amount of such Indebtedness.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and preferred stock.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

  "Change of Control" means (a) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than Existing Shareholders (except in connection with a liquidation or dissolution of the Company that does not constitute a Change of Control under clause (b) below), (b) the approval by the requisite shareholders of the Company of a plan of liquidation or statutory dissolution (which shall not be construed to include a plan of merger or consolidation) of the Company, unless Existing Shareholders "beneficially own" (as defined in Rule 13d-3 under the Exchange
Act) at least the same percentage of voting power after the consummation of such plan as before or otherwise retain the right or ability, by voting power, to control the Person that acquires the proceeds of such liquidation or dissolution, (c) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Existing Shareholders, becomes the "beneficial owner" (as so defined) of more than 35% of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, provided that Existing Shareholders "beneficially own" (as so defined) in the aggregate a percentage of such Voting Stock or warrants having a lesser percentage of voting power than such other "person" or "group" and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Company's Board of Directors, or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of the Existing Shareholders or a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

  "Closing Date" means the date on which the Notes are originally issued under the Indenture.

  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (x) (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets and (y) actually payable with respect to such period), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a wholly owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements, and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Leases paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof), all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

  "Consolidated Leverage Ratio" means, on any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the two most recent fiscal quarters for which financial statements of the Company have become available prior to such date (the "Reference Period") to (ii) the aggregate amount of Annualized Consolidated EBITDA. In making the foregoing calculation,
(A) Indebtedness shall be calculated after giving pro forma effect to (x) any Indebtedness (including, if applicable, the Notes) Incurred subsequent to the end of the Reference Period and on or prior to such date of determination, in each case as if such Indebtedness had been Incurred and the proceeds thereof had been applied on the last day of such Reference Period and (y) any Indebtedness that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on such date of determination in each case as if such Indebtedness was repaid on the last day of such Reference Period; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occurred in such Reference Period or thereafter and on or prior to such date of determination as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and on or prior to such date of determination and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; and (D) the aggregate amount of indebtedness outstanding as of the end of the Reference Period will be deemed to include the total amount of funds outstanding and/or available on the date under any revolving credit facilities of the Company or its Restricted Subsidiaries.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available consolidated balance sheet, whether quarterly or annual, of the Company and its Restricted Subsidiaries, less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Escrow Account" means the Escrow Account for the initial deposit of approximately $37.4 million of the net proceeds from the sale of the Notes under the Escrow Agreement.

  "Escrow Agent" means The Chase Manhattan Bank, as Escrow Agent under the Escrow Agreement, or any successor thereto appointed pursuant to such Agreement.

  "Escrow Agreement" means the Escrow Agreement, dated as of the date of the Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account, as amended.

  "Existing Shareholders" means Douglas G. Smith, Madison Dearborn Capital Partners, L.P., Allen & Company Incorporated and Chatterjee Management Company and their respective Affiliates at the Closing Date.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Holder" means the registered holder of any Note.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) the maximum fixed redemption price of Redeemable Stock of such Person at the time of determination, provided, however, if such Redeemable Stock is not permitted to be redeemed at the date of determination, the price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person (whether purchased or acquired from the issuer or from a third party) and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

  "Mirror Indebtedness" means Indebtedness, which may be subordinated in right of payment to Indebtedness of the Restricted Subsidiaries permitted to be Incurred pursuant to the "Limitation on Indebtedness" covenant, in the form of either (i) a demand note or (ii) a term note having a final maturity no later than the final maturity of the Notes, in each case owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary having interest payment or accrual dates and an interest rate (whether current pay or accrual) equal to, or more frequent than or greater than, the Notes.

  "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments net of
(i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not paid or payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or
(B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Offer to Purchase" means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
(i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis, (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is a Telecommunications Business; (ii) a Temporary Cash Investment;
(iii) stock, obligations or securities received in satisfaction of judgments;
(iv) any repurchase of stock, stock options, or warrants from employees pursuant to agreements entered by the Company or any Restricted Subsidiary for consideration not to exceed $2 million in any fiscal year; (v) any Investment, together with all other Investments under this clause (v), less any previous Investments in Persons pursuant to this clause (v) who subsequently become Restricted Subsidiaries, not to exceed two times the Net Cash Proceeds received by the Company on or after July 3, 1996 from the issuance and sale of its Capital Stock (other than (A) Redeemable Stock and (B) Preferred Stock that provides for the payment of dividends in cash) to a Person that is not a Subsidiary of the Company, in a Person in a Telecommunications Business; and
(vi) any Investment or Investments not to exceed $50 million in the aggregate.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property, provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with "Limitation on Indebtedness" covenant described above (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens in favor of the Company or any Restricted Subsidiary, (xii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof, (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xv) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates or the price of commodities; (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; and (xvii) Liens on or sales of receivables.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Public Equity Offering" means an underwritten public offering by the Company of primary shares of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes, provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than

10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "Special Subsidiary" means a direct wholly-owned Subsidiary of the Company designated as such by an officers' certificate, which designation may not be revoked, and subject to the covenant "Limitation on Activities of the Special Subsidiary."

  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Strategic Equity Investor" means a corporation or other entity with an equity market capitalization, a net asset value or annual revenues of at least $2 billion which is a Telecommunications Business.

  "Subsidiary" means, with respect to any Person, any corporation. association or other business entity of which more than 50% of the outstanding Voting Stock is owned directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of telecommunications equipment, inventory, systems and/or services, including without limitation, any mobile telephone, PCS, microwave or paging assets. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where substantially all of the assets of the entity consist of Telecommunications Assets.

  "Telecommunications Business" means a business primarily involved in the ownership, design, development, construction, acquisition, installation, integration, management and/or provision of Telecommunications Assets.

  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof not having a maturity of more that two years from the date of acquisition, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organizing (as defined in Rule 436 under the Securities
Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (ii) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

  "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, except for payables that are more than 60 days past due and not contested in good faith.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any property of the Company or any Restricted Subsidiary, provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000 that such designation would be permitted under the covenant "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of the covenant "Limitation on Indebtedness" and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate that such designation complied with the foregoing provisions.

  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

BOOK-ENTRY, DELIVERY AND FORM

  All New Notes will be represented by a permanent Global Note in fully registered form without coupons (the "Global Note"), which will be deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or of a nominee of the Depositary.

  Upon issuance of the Global Note, the Depositary will credit, on its internal system, the respective amount of the individual beneficial interests in the Global Note to persons who have accounts with the Depositary ("Participants"). Such accounts initially were designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). Holders may hold their interests in the Global Note directly through the Depositary if they are Participants, or indirectly through organizations which are Participants.

  So long as the Depositary or its nominee is the registered owner of the Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner of the New Notes represented by the Global Note for all purposes under the Indenture and the New Notes. Accordingly, beneficial owners of an interest in the Global Note must rely on the procedures of the Depositary, and if such person is not a participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights and fulfill any obligations of a holder under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for in the Indenture.

  Payments of the principal of, premium, if any, and interest on, the Global Note will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium or interest in respect of the Global Note will credit Participants' accounts with payments in amounts proportionate to such Participants' respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

  The Depositary has advised the Company that it will take any action permitted to be taken by a holder of New Notes (including the presentation of Old Notes for exchange as described below) only at the direction of one or more Participants to whose accounts interests in the Global Note is credited and only in respect of such portion of the aggregate principal amount of New Notes, as the case may be, as to which such Participant or Participants has or have given such direction.

  The Depositary has advised the Company as follows: The Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant ("Indirect Participants").

  Although the Depositary and its Participants are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trustee or any Paying Agent will have any responsibility for the performance by the Depositary, Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Owners of beneficial interests in the Global Note will be entitled to receive Notes in definitive form ("Definitive Notes") if the Depositary is at any time unwilling or unable to continue as, or ceases to be, a "clearing agency" registered under Section 17A of the Exchange Act, and a successor to the Depositary registered as a "clearing agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 days. Any Definitive Notes issued in exchange for beneficial interests in the Global Note will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in the Global Note.

  In addition to the foregoing, on or after the occurrence of an Event of Default under the Indenture, owners of beneficial interests in the Global Note will be entitled to request and receive Definitive Notes. Such Definitive Notes will be registered in such name or names as the Depositary shall instruct the Trustee.

TRANSFER AND EXCHANGE

  A holder may transfer or exchange New Notes in accordance with the Indenture. The Company, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture.

EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  In connection with the initial issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchasers for the benefit of the holders of the Old Notes. Pursuant to such Registration Rights Agreement, the Company has agreed for the benefit of the holders of the Old Notes, that it will, at its cost, (i) on or before January 16, 1997 (45 days after December 2, 1996, the Issue Date of the Old Notes) file a registration statement under the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the New Notes, which have terms substantially identical in all material respects to the Old Notes (except that the New Notes do not contain terms with respect to transfer restrictions) and
(ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to February 28, 1997 (90 days after December 2, 1996). Promptly after the Exchange Offer Registration Statement is declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered pursuant to the Exchange Offer, the holder of such Note will receive the New Notes having a principal amount equal to that of the surrendered Note.

  Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers a prospectus meeting the requirements of the Securities Act must be delivered as required. The Company has agreed for a period of at least 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes so acquired. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including, without limitation, certain indemnification and contribution rights and obligations).

  Each holder of the Old Notes who wishes to exchange such Notes for the New Notes in the Exchange Offer will be required to make certain representations including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for the Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

  In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 135 days after December 2, 1996, the Company will, at its own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Registration Statement and
(c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of 36 months following December 2, 1996 and such time as all of the Notes have been sold thereunder, or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement). The Company will, in the event a Shelf Registration Statement is required to be filed, provide to each holder of the Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of the Notes who sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a holder (including certain indemnification and contribution rights and obligations).

  If (a) neither of the registration statements described above is filed on or before January 16, 1997, (b) neither of such registration statements is declared effective by the Commission on or prior to February 28, 1997 (the 90th day following the Issue Date, the "Effectiveness Target Date"), (c) an Exchange Offer Registration Statement becomes effective, and the Company fails to consummate the Exchange Offer within 45 days of the earlier of the effectiveness of such registration statement or the Effectiveness Target Date, or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each holder of the Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of the Notes held by such holder. Upon a Registration Default, liquidated damages will accrue at the rate specified above until such Registration Default is cured and the amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Notes (regardless of whether one or more than one Registration Default is outstanding). All accrued liquidated damages will be paid by the Company on February 15 and August 15 of each year to the holders of the Notes.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of New Notes received in exchange for the Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until            , 1997, all dealers effecting transactions in the
New Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Notes offered hereby and certain other legal matters regarding the debt securities will be passed upon by Piper & Marbury L.L.P., Washington, D.C., counsel to the Company.

                                    EXPERTS

  The consolidated balance sheets of the Company as of December 31, 1994 and 1995, and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995 included in this Prospectus and Registration Statement, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Any reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York, 7 World Trade Center, 13th Floor, New York, NY. 10048, and in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rate. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants, including the Company, that file such information electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market (Symbol:OMPT), and such reports, proxy statements and other information concerning the Company can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has also agreed to furnish to each purchaser and prospective purchaser of the New Notes with annual reports containing audited financial statements certified by its independent auditors and quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information.

                               GLOSSARY OF TERMS

  "1.9 GHz"--Generally, the radio spectrum between 1850 MHz and 1990 MHz.

  "10-Year Buildout Requirement"--The requirement that a holder of a 30 MHz MTA license build out its network so that service is available to two-thirds of the population in the MTA within 10 years of the date the license was issued.

  "A Block"--One of two PCS 30MHz licenses covering an MTA.

  "AIN"--Advanced Intelligent Network.

  "airtime charges"--Charges for use of the wireless communication system based on minutes of use (above any included in a monthly subscription) that are in addition to any charges for access to the PSTN or for long distance.

  "alternative bypass facilities"--Other access mechanisms for connecting a telephone customer to a network other than using the regulated LEC, including fiber optics.

  "ASIC"--Application-specific integrated circuit.

  "bandwidth on-demand protocol"--A protocol that allows a user to access variable data rates dependent on it requirements and available bandwidth at the time of access.

  "base station"--A fixed site with network equipment that is used for RF communications with mobile stations, and is part of a cell, or a sector within a cell, and is backhauled to an MTSO or other part of a cellular system.

  "B Block"--One of two PCS 30 MHz covering an MTA.

  "Broadband PCS"--High frequency, next generation of wireless services.

  "BTA"--Basic Trading Area.

  "CAI"--Common Air Interface. A standard radio and protocol definition that helps ensure interoperability of mobile and portable radios across multiple vendors' base stations and/or handsets.

  "CAP"--Competitive Access Provider services. Carriers that offer local transport facilities to other interconnecting carriers in competition with the LEC.

  "CATV"--Community access (cable) television.

  "CDMA"--Code Division Multiple Access is a digital wireless transmission technology for use in cellular telephone communications, personal communications services and other wireless communications systems. CDMA is a spread spectrum technology in which calls are assigned a pseudo random code to encode digital bit streams. The coded signals are then transmitted over the air on a frequency between the end user and a cell site, where they are processed by a base station. CDMA allows more than one wireless user to simultaneously occupy a single radio frequency band with reduced interference.

  "cellular system"--A telephone system based on a grid "cells" deployed at 800 MHz. Each cell contains transmitters, receivers, antennas, and is connected to switching gear and control equipment.

  "Centrex"--The switching system of a local telephone operator.

  "channel"--A single path, either RF or voice, for transmitting electrical signals.

  "churn rate"--Expressed as a rate for a given measurement period, equal to the number of subscriber units disconnected divided by the average number of units of the entire installed base of customers.

  "CTIA"--The Cellular Telecommunications Industry Association, and industry group in North America comprised primarily of cellular telephone service companies and recently some PCS license holders.

  "digital"--A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission/switching technologies employ a sequence of discrete, distinct pulses to represent information, as opposed to the continuously variable analog signal.

  "digitized compressed imaging"--The compression of very large static pictorial files in digitized form for transmission or storage.

  "digitized compressed video"--The compression of video in digitized form for transmission or storage, currently primarily to picturephone quality video.

  "digital protocols"--Methodologies which serve to manage the communication for digital signal transmission. CDMA and TDMA are examples of high level digital protocols.

  "dual mode operation"--A wireless system which is capable of supporting either different digital protocols or both digital and analog technologies, including at different frequencies.

  "dual mode phone"--A mobile or portable phone which is capable of dual mode operation.

  "ESMR"--Enhanced Specialized Mobile Radio is a radio communications system that employs digital technology with a multi-site configuration that permits frequency reuse but used in SMR frequencies, offering enhanced dispatch services to traditional analog SMR users.

  "FCC"--The Federal Communications Commission.

  "FDMA"--Frequency Division Multiple Access involves communicating with devices by means of a technique that allocates different frequencies to different users.

  "Five-Year Buildout Requirement"--The requirement that a holder of a 30 MHz MTA license buildout its network so that service is available to one-third of a population in the MTA within five years of the date the license was issued.

  "frequency"--The number of cycles per second, measure in hertz, of a periodic oscillation or wave in radio propagation.

  "frequency reuse"--A measure of relative efficiency in the use of frequency.

  "GSM"--Global System for Mobile Communications is a distributed networking architecture designed for managing digital mobile telephone users which was designed in Europe to provide pan European roaming.

  "hand-off"--The act of transferring communication with a mobile unit from one base station to another. a hand-off transfers a call from the current base station to the new base station. A "soft" hand-off establishes communications with a new cell before termination communications with the old cell.

  "infrastructure equipment"--Fixed infrastructure equipment consisting of base stations, base station controllers, antennas, switches, management information systems and other equipment making up the backbone of the wireless communication system that receives, transmits and processes signals from and to subscriber equipment and/or between wireless systems and the public switched telephone network.

  "IS"--Interim Standard.

  "ISDN"--Integrated Services Digital Network.

  "LANs"--Local Area Networks.

  "LEC"--Local Exchange Carrier.

  "mobile network systems"--Satellite systems designed for communications in remote locations where terrestrial wireless systems such as PCS are neither feasible nor economical.

  "MSA"--Metropolitan Statistical Area.

  "MTA"--Major Trading Area.

  "Network Equipment"--The fixed infrastructure consisting of base stations, base station controllers, mobile switching centers and related information processing control points that manages communications between the mobile unit and the public switched telephone network.

  "New York MTA License"--Omnipoint's 30 MHz A-Block license to provide 1.9 GHz PCS services of the New York MTA.

  "PBX"--A Private Branch Exchange is a telephone system designed for use on private premises such as offices.

  "PCIA"--Personal Communications Industry Association is a North America trade association whose members either have PCS or paging licenses.

  "PCS"--Personal Communications Services.

  "PCS-1900"--A 1.9 GHz upbanded version of 900 MHz RF access protocol to GSM, proposed for use in PCS systems in the U.S.

  "PSTN"--Public Service Telephone Network.

  "radio card"--A card contained in a base station that spreads, despreads and modulates the radio signal and utilizes a technique to improve radio performance.

  "RF"--Radio frequency. Frequencies of the electromagnetic spectrum that are associated with radio wave propagation.

  "RF access system"--The portion of the wireless network which involves the communication of the handset to the base station.

  "RF bandwidth"--The amount of radio frequency spectrum assigned to a channel or license that encompasses a relative range of frequencies that can be passed through a transmission medium without distortion (normally with respect to one channel). The greater the bandwidth, the greater the information carrying capacity. Bandwidth is measured in hertz.

  "roaming"--A service offered by mobile communications network operators which allows a subscriber to use his/her handset while in the service area of another carrier. Roaming requires an agreement between operators or different individual markets to permit customers of either operator to access the other's system.

  "SMR"--Specialized Mobile Radio is a public two-way analog radio communications network, using simplex push-to-talk technology, whereby typically services such as dispatch for taxis, delivery, service, and utility repair services use mobile radios in vehicles and/or portable radios, and typically operate on a repeater network that "repeats" an incoming transmission on one channel onto an appropriate outgoing designated or available channel.

  "spread spectrum"--A technology originally developed for military applications which spreads a signal over a wider spectrum than would be used with narrow band radio signals.

  "subscriber equipment"--Mobile or portable wireless telephone handsets.

  "switching platform"--A platform that provides interconnection of the RF access system to the PSTN and supports the network with databases and other support services.

  "TDMA"--Time Division Multiple Access is a digital wireless transmission technology which converts analog voice signals into digital data and puts more than one voice channel on the single RF channel by separating the users in time.

  "vocoder"--A speech compression device which encodes voice signals to reduce the amount of bandwith required for a voice transmission.

  "wide call delivery network"--Networks over which calls directed to the subscriber are delivered to the subscriber are processed.

  "WLL"--Wireless Local Loop is a system that eliminates the need for a wire
(loop) connecting users to the public switched telephone network, which is used in conventional wired telephone systems, by transmitting voice messages over radio waves for the "last mile" connection between the location of the customer's telephone and a base station connected to the network equipment.

                             OMNIPOINT CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
Report of Independent Accountants......................................... F-2
Consolidated Balance Sheets at December 31, 1994 and 1995 and September
 30, 1996 (unaudited)..................................................... F-3
Consolidated Statements of Operations for the years ended December 31,
 1993, 1994 and 1995 and for the nine months ended September 30, 1995 and
 1996 (unaudited)......................................................... F-4
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended
 September 30, 1996 (unaudited)........................................... F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1993, 1994 and 1995 and for the nine months ended September 30, 1995 and
 1996 (unaudited)......................................................... F-6
Notes to Consolidated Financial Statements................................ F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Omnipoint Corporation:

  We have audited the accompanying consolidated balance sheets of Omnipoint Corporation as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Omnipoint Corporation as of December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 15, 1996

                             OMNIPOINT CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 DECEMBER 31,      SEPTEMBER 30,
                                               ------------------      1996
                                                 1994      1995     (UNAUDITED)
                   ASSETS
Current assets:
 Cash and cash equivalents...................  $  5,543  $ 57,784   $  161,669
 Short term investments......................       --        --        57,023
 Escrow deposit..............................       --        --        27,123
 Prepaid expenses and other assets (Note 4)..       200     5,040        1,146
 Inventory (Note 3)..........................       605     1,310        7,964
                                               --------  --------   ----------
  Total current assets.......................     6,348    64,134      254,925
                                               --------  --------   ----------
Fixed assets, net (Notes 5 and 11)...........     3,016    18,957       93,666
FCC deposit (Note 8).........................       --     40,000          --
Other assets.................................       --        879          --
FCC licensing costs, net of accumulated
 amortization of $428, $9,116 and $15,632 as
 of December 31, 1994 and 1995, and September
 30, 1996, respectively......................   347,090   338,402      743,241
Network infrastructure deposit...............       --        --         2,052
FCC Deposit..................................       --        --        60,000
Escrow deposit...............................       --        --        26,357
Long-term investments........................       --        --         5,063
Deferred financing costs and other intangible
 assets, net of accumulated amortization of
 $87, $987 and $1,736 as of December 31, 1994
 and 1995, and September 30, 1996,
 respectively................................     4,492    12,618       20,522
                                               --------  --------   ----------
  Total assets...............................  $360,946  $474,990   $1,205,826
                                               ========  ========   ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
                  (DEFICIT)
Current liabilities:
 Accounts payable............................  $    896  $  3,331   $    2,575
 Accrued expenses (Note 6)...................     2,096     4,593        7,238
 Payable for Network Infrastructure
  equipment..................................       --         --       24,518
 Accrued interest payable (Note 9)...........       --        388          500
 Capital lease obligations--current portion
  (Note 11)..................................       262       182           95
 Credit agreement (Note 8)...................       --     36,500          --
 Convertible Subordinated Notes (Note 8).....       --     16,250          --
 Deferred revenue............................       --      4,300          --
                                               --------  --------   ----------
  Total current liabilities..................     3,254    65,544       34,926
Capital lease obligations--long-term portion
 (Note 11)...................................       231       106           12
Accrued interest payable (Note 9)............     1,457       --           --
Loan payable under financing agreement (Note
 8)..........................................       --     31,758          --
Senior notes (Note 8)........................       --     16,485       18,136
11 5/8 Senior notes due 2006 (Note 19).......       --        --       250,000
FCC license obligations (Note 9 and 19)......   347,518   347,518      707,960
Commitments and contingencies (Notes 9, 10
 and 11)
Redeemable convertible preferred stock, $.01
 par value, 4,000,000 shares authorized at
 December 31, 1994 and 5,750,000 shares
 authorized at December 31, 1995 (Notes 7 and
 8):
 Series A; 666,667 shares issued and
  outstanding at December 31, 1994 and 1995
  (at liquidation preference)................     1,500     1,500          --
 Series B; cumulative preferred stock;
  1,500,000 shares issued and outstanding at
  December 31, 1994 and 1,651,714 shares
  issued and outstanding at December 31, 1995
  (liquidation preference of $16,268 and
  $17,244 at December 31, 1994 and 1995,
  respectively), net of issuance costs.......    14,402    15,919          --
 Series C; cumulative preferred stock;
  1,866,338 shares issued and outstanding at
  December 31, 1995 (liquidation preference
  of $29,106), net of issuance costs.........       --     26,708          --
Stockholders' equity (deficit) (Notes 7, 8
 and 12):
 Common stock, par value $.01 per share;
  authorized 75,000,000 shares, issued and
  outstanding 24,428,424 shares at December
  31, 1994, 24,658,618 shares at December 31,
  1995 and 50,456,561 shares at September 30,
  1996.......................................       244       247          505
 Additional paid-in capital..................    14,334    29,860      321,078
 Accumulated deficit.........................   (21,728)  (59,498)    (124,762)
 Unearned compensation.......................       (20)      (23)        (831)
 Notes receivable (Note 2)...................      (246)   (1,134)      (1,198)
                                               --------  --------   ----------
  Total stockholders' equity (deficit).......    (7,416)  (30,548)     194,792
                                               --------  --------   ----------
  Total liabilities and stockholders' equity
   (deficit).................................  $360,946  $474,990   $1,205,826
                                               ========  ========   ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                             OMNIPOINT CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            NINE MONTHS ENDED
                                YEARS ENDED DECEMBER 31,      SEPTEMBER 30,
                                --------------------------  ------------------
                                 1993     1994      1995      1995      1996
                                                              (UNAUDITED)
Revenues:
 License fees (Note 10).......  $   --   $ 3,000  $    --   $    --   $    --
 Contract revenue (Note 2)....    1,618      --        --        --        --
                                -------  -------  --------  --------  --------
  Total revenues..............    1,618    3,000       --        --        --
Operating expenses:
 Research and development.....    4,593    7,018    14,345     8,820    21,669
 Sales, general and
  administrative..............    2,974    6,290    12,619     8,098    21,457
 Depreciation and
  amortization................      246    1,125    11,038     8,288     9,374
                                -------  -------  --------  --------  --------
  Total operating expenses....    7,813   14,433    38,002    25,206    52,500
                                -------  -------  --------  --------  --------
  Loss from operations........   (6,195) (11,433)  (38,002)  (25,206)  (52,500)
                                -------  -------  --------  --------  --------
Other income (expense):
 Interest income..............      201      363       749       579     5,830
 Interest expense (Notes 8 and
  9)..........................     (233)  (1,519)     (517)  (24,605)  (18,594)
 Miscellaneous income.........      --        65       --        --        --
 Gain on sale of subsidiary
  stock (Note 12).............      --     3,194       --        --        --
                                -------  -------  --------  --------  --------
  Net loss....................  $(6,227) $(9,330) $(37,770) $(49,232) $(65,264)
                                =======  =======  ========  ========  ========
Pro forma net loss per common
 share
 (unaudited) (Note 1).........                    $   (.96)
                                                  ========
Pro forma weighted average
 common shares outstanding
 (unaudited) (Note 1).........                      39,529
                                                  ========
Net loss per common share.....                              $  (1.28) $  (1.44)
                                                            ========  ========
Weighted average common shares
 outstanding..................                                38,597    45,458
                                                            ========  ========



   The accompanying notes are an integral part of the consolidated financial statements.

                             OMNIPOINT CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               TOTAL
                            COMMON STOCK    ADDITIONAL                                     STOCKHOLDERS'
                          -----------------  PAID-IN   ACCUMULATED   UNEARNED     NOTES       EQUITY
                            SHARES   AMOUNT  CAPITAL     DEFICIT   COMPENSATION RECEIVABLE   (DEFICIT)
Balance, December 31,
 1992...................  22,822,443  $228   $  6,314   $  (6,171)    $(120)     $  (151)    $    100
Exercise of stock
 options................      13,343   --          12         --        --           --            12
Stock options granted
 below market value.....         --    --          14         --        (14)         --           --
Amortization of unearned
 compensation...........         --    --         --          --         91          --            91
Interest on employee
 note receivable........         --    --         --          --        --            (7)          (7)
Net loss................         --    --         --       (6,227)      --           --        (6,227)
                          ----------  ----   --------   ---------     -----      -------     --------
Balance, December 31,
 1993...................  22,835,786   228      6,340     (12,398)      (43)        (158)      (6,031)
                          ----------  ----   --------   ---------     -----      -------     --------
Issuance of common stock
 in exchange for
 convertible
 subordinated note......     382,308     4      3,213         --        --           --         3,217
Issuance of common stock
 in exchange for an
 option held by third
 party to purchase
 shares of subsidiary...   1,125,000    11      4,489         --        --           --         4,500
Issuance of restricted
 stock to employee......       2,500   --          25         --        --           --            25
Issuance of common
 stock..................         270   --         --          --        --           --           --
Exercise of stock
 options................      57,560     1         17         --        --           --            18
Issuance of restricted
 stock in exchange for
 employee note
 receivable.............      25,000   --         250         --        --          (250)         --
Amortization of unearned
 compensation...........         --    --         --          --         23          --            23
Interest on employee
 notes receivable.......         --    --         --          --        --            (2)          (2)
Forgiveness of employee
 notes receivable.......         --    --         --          --        --           164          164
Net loss................         --    --         --       (9,330)      --           --        (9,330)
                          ----------  ----   --------   ---------     -----      -------     --------
Balance, December 31,
 1994...................  24,428,424   244     14,334     (21,728)      (20)        (246)      (7,416)
                          ----------  ----   --------   ---------     -----      -------     --------
Issuance of 151,714
 shares of Series B
 preferred stock in
 payment of Series B
 dividend...............         --    --      (1,517)        --        --           --        (1,517)
Dividends accrued on
 Series B and Series C
 preferred stock........         --    --      (1,839)        --        --           --        (1,839)
Issuance of warrants....         --    --      17,797         --        --           --        17,797
Issuance of common stock
 in exchange for
 services...............       8,700   --          58         --        --           --            58
Exercise of stock
 options................      83,994     1         91         --        --           --            92
Issuance of options as
 form of advanced
 compensation...........         --    --         112         --       (112)         --           --
Amortization of unearned
 compensation...........         --    --         --          --        109          --           109
Issuance of restricted
 stock in exchange for
 employee notes
 receivable.............     137,500     2        824         --        --          (826)         --
Issuance of employee
 note receivable........         --    --         --          --        --           (87)         (87)
Interest on employee
 notes receivable.......         --    --         --          --        --           (29)         (29)
Forgiveness of employee
 note receivable........         --    --         --          --        --            54           54
Net loss................         --    --         --      (37,770)      --           --       (37,770)
                          ----------  ----   --------   ---------     -----      -------     --------
Balance, December 31,
 1995...................  24,658,618   247     29,860     (59,498)      (23)      (1,134)     (30,548)
                          ----------  ----   --------   ---------     -----      -------     --------
Dividends accrued on
 Series B and Series C
 preferred stock........         --    --        (273)        --        --           --          (273)
Shares issued in
 connection with initial
 public offering, net of
 expenses...............   8,050,000    80    118,357         --        --           --       118,437
Shares issued at
 secondary public
 offering, net of
 expenses...............   4,500,000    45    110,639         --        --           --       110,684
Conversion of
 subordinated debt......   1,562,500    16     16,234         --        --           --        16,250
Conversion of preferred
 stock..................  10,605,591   106     44,597         --        --           --        44,703
Exercise of stock
 options................     732,853     7        684         --        --           --           691
Exercise of stock
 warrants...............     346,999     4         (2)        --        --           --             2
Issuance of options in
 form of advanced
 compensation...........         --    --         982         --       (982)         --           --
Amortization of unearned
 compensation...........         --    --         --          --        174          --           174
Interest on employee
 notes receivable.......         --    --         --          --        --           (80)         (80)
Forgiveness of employee
 note receivable........         --    --         --          --        --            16           16
Net loss................         --    --         --      (65,264)      --           --       (65,264)
                          ----------  ----   --------   ---------     -----      -------     --------
Balance, September 30,
 1996...................  50,456,561  $505   $321,078   $(124,762)    $(831)     $(1,198)    $194,792
                          ==========  ====   ========   =========     =====      =======     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                             OMNIPOINT CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                 YEARS ENDED DECEMBER 31,      SEPTEMBER 30,
                                 --------------------------  ------------------
                                  1993     1994      1995      1995      1996
                                                                (UNAUDITED)
Cash flows used in operating
 activities:
 Net loss......................  $(6,227) $(9,330) $(37,770) $(49,232) $(65,264)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
 Amortization and
  depreciation.................      246    1,125    11,038     8,288     9,374
 Compensation expense from
  stock grants.................       91       23       109        70       174
 Delivery of pilot system
  equipment funded by the
  financing agreement..........      --       --      1,053       --        540
 Gain on sale of subsidiary
  stock........................      --    (3,194)      --        --        --
 Increase in employee notes
  receivable and related
  accrued interest.............       (7)      (2)     (116)     (108)      (80)
 Forgiveness of employee notes
  receivable...................      --       164        54       --         16
 Accrued interest..............      213      217       --        --        112
 Interest income associated
  with restricted cash.........      --       --        --        --       (265)
 Payment in kind interest on
  financing agreement..........      --       --        553       --        --
 Accrued interest on New York
  MTA License obligation and
  reversal based on FCC order..      --     1,457    (1,457)      --        --
 Interest expense associated
  with warrants................      --       --        533       300       --
 Interest expense associated
  with amortization of
  discount and issuance costs..      --       --        --        --      1,921
 Issuance of common stock in
  exchange for services........      --       --         58        59       --
 Changes in assets and
  liabilities:
  (Increase) decrease in
   operating assets:
   Accounts receivable.........      601      110       --        --        --
   Prepaid expenses and other
    assets.....................      (29)    (149)        1       (41)      (79)
   Inventory...................      (84)    (143)   (1,584)     (342)   (6,655)
  Increase (decrease) in
   operating liabilities:
   Accounts payable and accrued
    expenses...................      201    1,827     3,481      (220)    3,728
   Accrued interest on New York
    MTA License obligation,
    reversed in December 1995..      --       --        --     23,826       --
   Deferred revenue............      --       --      4,300       --        --
                                 -------  -------  --------  --------  --------
Net cash used in operating
 activities....................   (4,995)  (7,895)  (19,747)  (17,400)  (56.478)
                                 -------  -------  --------  --------  --------
Cash flows from investing
 activities:
 Purchase of fixed assets......     (480)  (2,424)   (3,991)   (1,334)  (64,611)
 Deposit for FCC auctions......      --       --        --        --    (60,000)
 Purchase of investment
  securities...................      --       --        --        --    (62,085)
 Deposit for network
  infrastructure equipment.....      --       --        --        --     (2,052)
 Down payment for FCC license..      --       --        --        --    (50,913)
 Refund of FCC deposit.........      --       --    (40,000)      --     40,000
 Purchase of license...........      --       (50)      --        --        --
 Proceeds from sale of
  subsidiary stock.............      --     3,194       --        --        --
                                 -------  -------  --------  --------  --------
Net cash provided by (used in)
 investing activities..........     (480)     720   (43,991)   (1,334) (199,661)
                                 -------  -------  --------  --------  --------
Cash flows from financing
 activities:
 Proceeds from line of credit
  loan agreement...............      --       --     10,000    10,000       --
 Proceeds from issuance of
  preferred stock, net of
  issuance costs...............   14,402      --     16,708    16,708       --
 Proceeds from issuance of
  debt.........................    3,000      --        --        --        --
 Proceeds from issuance of
  common stock associated with
  warrants and options.........       12       43        92        89       693
 Payments of obligations under
  capital leases...............      (38)     (19)     (284)     (241)     (180)
 Proceeds from convertible
  subordinated and senior
  notes........................      --       --     50,000       --        --
 Proceeds from credit
  agreement....................      --       --     40,000       --     60,000
 Payments on credit agreement..      --       --     (3,500)      --    (96,500)
 Proceeds from financing
  agreement....................      --       --      4,500       --     55,549
 Payments on financing
  agreement....................      --       --        --        --    (75,178)
 Proceeds from credit facility
  net of issuance costs........      --       --        --      1,233       --
 Proceeds from offering of
  Senior Notes.................      --       --        --        --    188,056
 Payment of deferred financing
  costs........................      --       --     (1,527)      --        --
 Payments of short-term debt
  and notes payable............      --      (150)      (10)      --        --
 Proceeds from initial public
  offering, net of expenses....      --       --        --        --    118,437
 Proceeds from secondary public
  offering, net of expenses....      --       --        --        --    110,684
 Dividends accrued and paid....      --       --        --        --     (1,537)
                                 -------  -------  --------  --------  --------
Net cash provided by (used in)
 financing activities..........   17,376     (126)  115,979    27,789   360,024
                                 -------  -------  --------  --------  --------
Net increase (decrease) in cash
 and cash equivalents..........   11,901   (7,301)   52,241     9,055   103,885
Cash and cash equivalents at
 beginning of period...........      943   12,844     5,543     5,543    57,784
                                 -------  -------  --------  --------  --------
Cash and cash equivalents at
 end of period.................  $12,844  $ 5,543  $ 57,784  $ 14,598  $161,669
                                 =======  =======  ========  ========  ========
Supplemental cash flow
 information (Note 16):
 Cash paid for interest........  $    16  $   107  $    501  $    322  $  7,612
 Cash paid for taxes...........        3        9        32        23        83

   The accompanying notes are an integral part of the consolidated financial statements.

                             OMNIPOINT CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RISKS:

 General

  Omnipoint Corporation ("Omnipoint" or the "Company"), was incorporated in Delaware on June 18, 1987 to design, develop and market proprietary digital wireless products based on spread spectrum. Substantially all of the Company's revenues have been derived from contracts related to research and development, prototype equipment sales and related services in the field of wireless digital communication products. The Company's success in developing its technology for the first digital personal communication service ("PCS") system in 1991 and 1992 was instrumental in the Federal Communications Commission ("FCC") awarding Omnipoint Communications Inc. ("OCI"), a subsidiary of the Company, a Pioneer's Preference in 1993. As a result of the Pioneer's Preference, the FCC issued to OCI in December 1994 a 30 MHz license to provide PCS services for the New York MTA (the "New York MTA License"). During 1994, an unrelated party acquired a 4.42% minority interest in OCI.

  On January 31, 1996, the Company completed an initial public offering in which 8,050,000 shares of common stock were issued which provided the Company with proceeds of approximately $118.4 million, net of expenses. On July 3, 1996, the Company completed a secondary offering in which 4,500,000 shares of Common Stock were issued which provided the Company with proceeds of approximately $110.7 million, net of expenses. On August 27, 1996, the Company completed the sale of $250.0 million of the August Notes, which provided the Company with net proceeds of approximately $188.1 million, net of offering expenses, and cash of $53.3 million deposited in escrow to pay the first two years' interest.

 Principles of Consolidation

  The consolidated financial statements include the accounts of Omnipoint Corporation, OCI and Omnipoint Corporation's wholly-owned subsidiaries. Losses in consolidated corporations attributable to minority interest holders in excess of their respective share of the subsidiary's net equity are not eliminated in consolidation. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Unaudited Consolidated Financial Statements

  The accompanying consolidated financial statements of the Company as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation thereof. Results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the full year or for any future period.

 Nature of Operations

  The Company is currently in the acquisition and buildout phases of the New York MTA network. The Company anticipates that it will take several years to complete the buildout over the entire geographic area of the New York MTA. To date, the Company has sold PCS equipment only for trials, and the Company does not expect to have significant PCS services or equipment revenue before 1997.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

 Current Vulnerability Due to Certain Concentrations

  The Company substantially relies upon its relationship with Northern Telecom Inc. ("Northern Telecom"). The Company has entered into a series of OEM and equipment supply agreements, a collaborative development agreement, and a vendor financing agreement with Northern Telecom. The Company has agreed to purchase from Northern Telecom $250.0 million of equipment and services over the next five years. The Company relies substantially on the vendor financing arrangement through which Northern Telecom provides a $382.5 million financing agreement for the buildout of the New York MTA Network, including the purchase of equipment (see Notes 7, 8, and 9).

  The Company has had limited revenues and has been dependent on a limited number of customers for its revenues. In 1994, the Company received all of its revenue, $3.0 million from Northern Telecom, representing a non-refundable license fee received upon entering into a non-exclusive OEM agreement. Under the terms of the agreement, Northern Telecom may pay up to an aggregate of $12.0 million in license and OEM fees under certain circumstances. The Company expects Northern Telecom to be a source of significant revenue in the future. If the agreement were terminated, the lack of revenues from sales to Northern Telecom would have a material adverse effect upon the Company's financial condition and results of operations.

 Dependence Upon Key Employees

  The Company is highly dependent upon the technical and management skills of its key employees.

  The Company's growth may cause a significant strain on its management, operational and financial resources. The Company's ability to manage its growth effectively will require it to continue to implement and improve its operational and financing systems. The Company's success also depends in large part on a limited number of key technical, marketing and sales employees and on the Company's ability to continue to attract and retain additional highly talented personnel. Competition for qualified personnel in the PCS equipment and service industries is intense.

 Uncertainty of Protection of Patents and Proprietary Rights

  The Company's technology business relies on a combination of patents, trademarks, and nondisclosure and developments agreements in order to establish and protect its proprietary rights. The Company has filed and intends to continue to file applications as appropriate for patents covering its technology and products. There can be no assurance that additional patents will issue, that the existing patents and such additional patents allowed will be sufficiently broad to protect the Company's technology or that the confidentiality agreements and other methods on which the Company relies to protect its trade secrets and proprietary information will be adequate.

 Pro Forma Presentation (Unaudited)

  The unaudited pro forma net income (loss) per common share as of December 31, 1995 is shown on the face of the income statement because the Company believes the pro forma presentation is more meaningful since it includes the conversion of the Redeemable Convertible Preferred Stock and the conversion of the Convertible Subordinated Notes. The unaudited pro forma net income (loss) per common share is computed based upon the weighted average number of common and common equivalent shares outstanding after certain adjustments described below. Common equivalent shares are included in the calculations where the effect on their inclusion would be dilutive. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83 ("SAB No. 83"), all common and common equivalent shares and other potentially dilutive instruments which include stock options, stock warrants and the Series C Preferred Stock issued during the twelve month period

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)
prior to the filing of the Registration Statement have been included in the calculation as if they were outstanding for all periods. As permitted under SAB No. 83, the common equivalent shares for stock options and warrants, were determined using the treasury stock method at the initial public offering price of $16.00 per share. In addition, outstanding shares of Series A and Series B Preferred Stock that were converted into common stock upon the effectiveness of the initial public offering are treated as having been converted into Common Stock at the date of original issuance. The Series C Preferred Stock, which is considered a common stock equivalent, from the date of original issuance, was also included pursuant to SAB No. 83 on an as-if converted basis from January 31, 1995 until the date of its original issuance. The Convertible Subordinated Notes were treated as if they were converted on the date of their issuance.

 Net Income (Loss) Per Common Share

  Net income (loss) per common share on a historical basis is computed in the same manner as pro forma net income (loss) per common share, except that Redeemable Convertible Preferred Stock and the Convertible Subordinated Notes are not assumed to be converted. In the computation of net income (loss) per common share, dividends on Redeemable Convertible Preferred Stock are included as an increase to net income (loss) to common stockholders.

  Net income (loss) per common share on a historical basis is as follows:

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                     1993     1994      1995
                                                     (IN THOUSANDS, EXCEPT
                                                        PER SHARE DATA)
Net income (loss).................................. $(6,227) $(9,330) $(37,770)
Dividends on Redeemable Convertible Preferred
 Stock.............................................     --       --      3,357
                                                    -------  -------  --------
Net income (loss) to common Stockholders........... $(6,227) $(9,330) $(41,127)
                                                    =======  =======  ========
Net income (loss) per common share................. $ (0.21) $ (0.30) $  (1.31)
                                                    =======  =======  ========
Weighted average number of common shares
 outstanding.......................................  29,702   30,752    31,410

 Cash and Cash Equivalents

  Cash equivalents consist primarily of highly liquid investments with original maturities of three months or less at date of acquisition.

 Investments

  Short term investments consist primarily of money market notes and preferred stock, commercial paper and corporate fixed income bonds with original maturities of less than twelve months.

  Pursuant to Statement of Financial Accounting Standards No. (SFAS) No. 115, debt securities that the Company has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as either available-for-sale or trading and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of stockholders' equity. Unrealized holdings gains and losses on securities classified as trading are reported as earnings. The fair value of investments is determined based on quoted market prices. The Company determines the appropriate classification of marketable securities at the time of purchase and evaluates such designation at each balance sheet date. The costs of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization, interest income, realized gains and losses and declines in value judged to be other than temporary are included in interest and other income. The cost of securities is based on specific identification.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

  At September 30, 1996, $25.4 million of trading securities and $31.6 million of held to maturity securities were included in short-term investments. The trading securities consists of money market preferred stock. The held to maturity securities consist of commercial paper and fixed income corporate bonds.

 Inventory

  Inventory is recorded at the lower of cost or market on the basis of average cost. Inventory consists of raw materials and other items used in development of the Company's technology.

 Prepaid Expenses and Other Assets

  Included in prepaid expenses and other assets is an advance payment for pilot system equipment financed through the financing agreement.Upon receipt the pilot system equipment will be expensed and will be included in research and development expense in the consolidated statement of operations.

 Fixed Assets and Depreciation

  Fixed assets are recorded at cost. Major renewals and improvements are capitalized; repairs and maintenance are charged to expense. Depreciation is provided by use of the straight-line method over estimated useful lives of three to five years. Depreciation begins when the fixed asset is placed into service. Upon retirement or sale, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

 Other Assets

  Included in other assets are costs incurred in the preparation of the Company's initial public offering. The offering costs, which were included in accounts payable and accrued expense at December 31, 1995, were charged to additional paid-in capital upon completion of the offering on January 31, 1996.

 Licensing Costs and Other Intangible Assets

  Licensing costs represent the license fees of $347.5 million for the New York MTA License granted by the FCC in December 1994. Among other conditions, the New York MTA License requires that the Company construct a 30 MHz system in the New York MTA that offers coverage to at least one-third of the population of the New York MTA within five years of the license grant date and at least two-thirds of the population within 10 years. The New York MTA License also contains a condition that requires the Company to construct a PCS system that "substantially uses" the design and technology upon which the Pioneer's Preference Award was based. The condition expires upon the system providing coverage for one-third of the population of the New York MTA.

  The New York MTA License expires in December 2004; however, FCC rules provide for renewal expectancy provisions. The Company expects to exercise the renewal provisions, and accordingly the New York MTA License is being amortized from the date of grant using the straight-line method over a period of 40 years. The Entrepreneurs' Band BTA licenses and any other licenses the Company purchases in the future will be accounted for in accordance with the recently agreed upon industry practices. Accordingly, interest incurred for licenses will be capitalized during the buildout phase and amortization of the license cost will begin with the commencement of service to customers.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

  Deferred financing costs include amounts paid related to obtaining proceeds under debt, credit facilities and financing agreements. These costs are amortized over the life of the related debt agreement, generally one to ten years.

  Other intangible assets include an asset recorded in connection with shares of the Company's Common Stock issued in exchange for a previously granted option to purchase from the Company shares of common stock of OCI (See Note
11). This asset is being amortized using the straightline method over a 40 year period. Other intangible assets also include costs incurred for the rights to certain information and technologies. These costs are being amortized over their estimated useful lives of five to 10 years.

  Periodically management assesses, based on undiscounted cash flows, if there has been a permanent impairment in the carrying value of its intangible assets and, if so, the amount of any such impairment by comparing anticipated discounted future operating income resulting from intangible assets with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends and prospects, in addition to other economic factors.

  The Company is required to implement Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in 1996. As the Company continually evaluates the realizability of its long-lived assets, including intangibles, adoption of the statement is not anticipated to have a material effect on the Company's financial statements at the date of adoption.

 Common and Preferred Stock

  On December 27, 1995, the Board of Directors authorized, and on December 28, 1995, the stockholders approved, a 2.5-for-one stock split of the Common Stock, effected in the form of a stock dividend. All share and per share data have been restated in these financial statements for all periods presented to reflect this stock split.

  Effective on the closing of the initial public offering, the Company's Board of Directors authorized 5,000,000 shares of preferred stock. The Board of Directors has the authority to issue these shares and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the stockholders.

 Revenue Recognition

  Income from contracts is recognized on the percentage-of-completion basis. Percentage of completion is determined by relating the actual cost of work performed to date for each contract to its current estimated final cost. When current contract estimates indicate a loss, provision is made for the total anticipated loss. Revenue from license fees or equipment sales and related support services is recognized when hardware or software has been delivered, providing other obligations are no longer significant, customer acceptance is reasonably assured and collectibility is deemed probable.

 Research and Development

  Expenditures for research and development are charged to operations as incurred. Research and development expenses include costs for both new product development and ongoing efforts to improve existing technologies. Costs of internally developed software which qualify for capitalization are immaterial.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

 Income Taxes

  Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes, including the recognition of future tax benefits, such as net operating loss carryforwards to the extent that realization of such benefits are more likely than not.

 Accounting for Stock-Based Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which is effective for fiscal year 1996. The Company is evaluating the impact of this pronouncement but currently expects to elect the disclosure alternative. As a result, the adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with nine month presentation.

2. RELATED PARTY TRANSACTIONS:

  Employee notes receivable included a demand note of $158,315 as of December 31, 1993 due from an employee of the Company with a stated interest rate of 5%. In accordance with an agreement, the note receivable was forgiven on April 14, 1994 and recorded as compensation expense. During 1994 and 1995, two employees executed five-year promissory notes payable to the Company in the original principal amount of $250,000 and $75,000, respectively, with interest at the rate of 8.5% per year as consideration for the purchase of Common Stock. The annual payments due under these notes may be forgiven pursuant to a special bonus provision contained in the employment agreements. In accordance with this provision, $54,250 of the $250,000 note was forgiven during 1995 representing $50,000 principal and $4,250 of interest.

  On September 19, 1995, an employee executed a three-year promissory note payable to the Company in the original principal amount of $87,100, plus interest on the unpaid principal balance from time to time at the rate of 8.5%. The annual payment due under the note may be forgiven pursuant to a special bonus provision contained in an amendment to the employee's employment agreement.

  On October 1, 1995, an employee executed a five-year balloon promissory note payable to the Company in the original principal amount of $750,000, plus interest on the unpaid principal balance from time to time outstanding at the rate of 8% per year, as consideration for the purchase of 125,000 shares of restricted Common Stock at $6.00 per share. The payment due under the note may be forgiven pursuant to a special bonus provision contained in the employee's employment agreement.

  Interest earned under all employee notes was $2,259 and $29,579 for the years ended December 31, 1994 and 1995, respectively.

  Included in contract revenues is $300,000 for the year ended December 31, 1993 received from a customer that, in an unrelated transaction, became a stockholder in 1994.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

3. INVENTORY:

  There are two major inventory components, raw materials and GSM handsets. Raw materials are used in development of the Company's technology. GSM handsets are recorded at the lower of cost or market and available for sale to subscribers in the New York MTA. Inventory consists of the following at December 31, 1994 and 1995, and September 30, 1996:


                                                        DECEMBER
                                                           31,
                                                       ----------- SEPTEMBER 30,
                                                       1994  1995      1996
                                                            (IN THOUSANDS)
      GSM Handsets.................................... $--  $  --     $6,994
      Raw Materials...................................  605  1,310       970
                                                       ---- ------    ------
                                                       $605 $1,310    $7,964
                                                       ==== ======    ======

4. PREPAID EXPENSES AND OTHER ASSETS:

  Prepaid expenses and other assets consist of the following at December 31, 1994 and 1995 and September 30, 1996:

                                                   DECEMBER 31,
                                                   ------------- SEPTEMBER 30,
                                                    1994   1995      1996
                                                         (IN THOUSANDS)
      Advance payment for pilot system equipment
       financed through financing agreement....... $  --  $4,840    $  --
      Prepaid rent................................    --     --        144
      Insurance...................................    --     --        189
      Deposits....................................    128     83       476
      Other.......................................     72    117       337
                                                   ------ ------    ------
                                                   $  200 $5,040    $1,146
                                                   ====== ======    ======

5. FIXED ASSETS:

  Fixed assets including equipment under capital leases consist of the following at December 31, 1994 and 1995 and September 30, 1996:

                                                  DECEMBER 31,
                                                 ----------------  SEPTEMBER 30,
                                                  1994     1995        1996
                                                        (IN THOUSANDS)
   Building..................................... $   --   $ 1,190     $ 1,843
   Office equipment.............................     369      649       2,253
   Lab equipment................................   2,491    3,693      10,095
   Network infrastructure equipment.............     --    12,634      57,422
   Cell sites...................................     --       --       17,500
   Furniture and fixtures.......................     107      265         674
   Purchased software...........................     786    1,453       3,496
   Building and Leasehold improvements..........     281    1,325       4,490
   Vehicles.....................................     --       214         454
                                                 -------  -------     -------
                                                   4,034   21,423      98,227
   Less: accumulated depreciation...............  (1,018)  (2,466)     (4,561)
                                                 -------  -------     -------
                                                 $ 3,016  $18,957     $93,666
                                                 =======  =======     =======

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

  Network infrastructure equipment includes approximately $1.3 million of capitalized interest at September 30, 1996.

  Depreciation expense for the years ended December 31, 1993, 1994 and 1995 was $241,875, $628,747 and $1,448,751, respectively. Network infrastructure equipment consists of equipment which has not been placed into service at this time. Accordingly, no depreciation was recorded.

6. ACCRUED EXPENSES:

  Accrued expenses consist of the following at December 31, 1994 and 1995 and September 30, 1996:

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                    -------------
                                                     1994   1995      1996
                                                          (IN THOUSANDS)
   Salaries and benefits........................... $  425 $  724    $2,333
   Bonuses.........................................    --     350       --
   Relocation......................................    147    539       510
   Professional fees...............................  1,181    464     3,674
   Accrued bond issuance costs.....................    --     --        292
   Dividends.......................................    --   1,839       --
   Initial public offering/secondary offering
    costs..........................................    --     593       --
   Other...........................................    343     84       429
                                                    ------ ------    ------
                                                    $2,096 $4,593    $7,238
                                                    ====== ======    ======

  Amounts accrued for dividends as of December 31, 1995 include $338,722 payable in 33,872 shares of Series B Preferred Stock and Series B and C dividends of $1,500,310 to be paid in cash.

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  The Company authorized 3,000,000 shares of Redeemable Convertible Preferred Stock in 1991 and an additional 1,000,000 shares in 1993. The Company authorized an additional 1,750,000 shares of convertible stock in 1995. During 1991, the Company sold 666,667 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") for $1.5 million. In August 1993, the Company sold 1,500,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") for $15.0 million. During 1995, the Company sold 1,866,338 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") resulting in gross proceeds of $27,995,070, including 666,667 shares issued in satisfaction of a $10.0 million outstanding balance under a line of credit loan agreement (see Note 7). Issuance costs of the Series C Preferred Stock included a $600,000 brokerage commission, transaction fees of $559,861 to certain investors and $127,276 of other related issuance costs.

  Shares of Common Stock reserved for conversion of the Company's outstanding Series A, B and C Preferred Stock were 1,666,667, 7,550,000 and 4,665,842 at December 31, 1995, respectively.

  The Series A Preferred Stock was convertible at any time into Common Stock of the Company at a conversion rate of one share of Common Stock for each share of Series A Preferred Stock, subject to adjustment in the event of any stock dividend, stock split or other recapitalization. The Company at its option could require each share of the Series A Preferred Stock to be converted into shares of Common Stock at any time on or after the closing of the sale of shares of Common Stock at an initial public offering meeting certain defined criteria. The holders of the Series A Preferred Stock were entitled to receive, when and only if declared by the Board of Directors, dividends in an amount per share equal to the per share amount to be declared for the Common Stock.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)
No dividends were declared. Each holder of outstanding shares of the Series A Preferred Stock was entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares are convertible at that time. Upon the closing of the initial public offering on January 31, 1996, the Series A Preferred Stock was converted into 1,666,667 shares of Common Stock.

  The holders of the Series B Preferred Stock had the right to convert such stock at any time into shares of Common Stock at a one for one conversion rate, subject to, and automatically convert into Common Stock in the event of a public offering meeting certain defined criteria. The holders of the Series B Preferred Stock had the right to vote that number of shares equal to the number of shares of Common Stock issuable upon conversion. The Series B Preferred Stock accrued a cumulative dividend on a daily basis, whether declared or not, at the rate of 1.467% of the original purchase price per quarter, compounded quarterly on principal investment plus accrued dividends not paid in cash, payable on the last day of each quarter either in cash or original shares of Series B Preferred Stock and valued at the original purchase price. In the event of equity offerings or qualified fundraisings meeting certain criteria, the dividend rate would have been reduced to zero. Under an amendment to the Series B Stock Purchase Agreement, unpaid and previously undeclared cumulative dividends, through April 4, 1995 were paid by the issuance of 151,714 shares of Series B Preferred Stock. As of December 31, 1995, Series B accrued dividends were $728,197. Upon the closing of the initial public offering, the Series B Preferred Stock and certain accrued dividends were converted into 4,273,082 shares of Common Stock. Additionally, accrued dividends of $236,892 through such date were paid in cash.

  The holders of Series C Preferred Stock had the right to convert the Series C Preferred Stock at any time into shares of Common Stock at a one for one conversion rate, and could be required by the Company to be converted into Common Stock in the event of a public offering meeting certain defined criteria. The holders of the Series C Preferred Stock had the right to vote that number of shares equal to the number of shares of Common Stock issuable upon conversion. The Series C Preferred Stock accrued a cumulative dividend, whether declared or not, at the rate of 1.9427% per quarter, compounded quarterly on the stated value (plus cumulative dividends which were accrued but which were not paid). As of December 31, 1995, Series C accrued dividends of $1,110,835 were payable in cash. Upon the closing of the initial public offering, the Series C Preferred Stock was converted into 4,665,842 shares of Common Stock and accrued dividends of $1,299,326 through such date were paid in cash.

8. NOTES PAYABLE AND FINANCING AGREEMENTS:

  On January 29, 1993, the Company received $3.0 million from an investor in exchange for a $3.0 million face value convertible subordinated note and warrants to purchase 972,223 shares of Common Stock. The convertible subordinated note accrued interest at one percent over prime and principal and interest were payable on January 29, 1994. Interest expense accrued for the period from January 29, 1993 through December 31, 1993 was $199,698 at an interest rate of 7%. On January 29, 1994, the $3.0 million face value convertible subordinated note plus accrued interest of $217,493 was converted into 382,307 shares of Common Stock of the Company at approximately $8.40 per share.

  On January 31, 1995, the Company entered into a $10.0 million Line of Credit Loan Agreement with the holder of the Series B Preferred Stock of the Company, bearing interest at 12%. On March 10, 1995 and April 4, 1995, the Company was advanced $3.0 million and $7.0 million under the line, respectively. The Company's shares of OCI stock were pledged as collateral for the Line of Credit. The Line of Credit expired upon the closing of the Series C Preferred Stock equity financing on June 29, 1995. The Company issued warrants to purchase 50,000 shares of Common Stock at $.004 per share at the initial closing, and issued additional warrants to

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)
purchase 179,168 shares of Common Stock at $6.00 per share, which expire on March 10, 2002. In connection with the warrants, the Company recorded interest expense and an increase to additional paid-in capital of $299,800 in 1995.

  On June 29, 1995, the $10.0 million outstanding balance under the Line of Credit expired, and was exchanged for 666,667 shares of Series C Convertible Preferred Stock.

 Northern Telecom Financing Agreement

  On July 21, 1995 OCI entered into a $382.5 million credit facility with Northern Telecom to finance future purchases and installations of telecommunications equipment, engineering services, certain related construction costs, third-party equipment and other expenses.

  A portion of the financing agreement, which may be used for working capital purposes including interest payments on the amounts outstanding on the financing agreement, matures June 30, 1997. Any amounts repaid can be subsequently borrowed for other purposes allowed under the financing agreement. The principal amount on the other portions of the financing agreement are payable in twenty consecutive quarterly installments beginning in 2000, with the final payment due on December 31, 2004. Interest on the unpaid principal balance on all loans payable quarterly in arrears at varying interest rates at a base or LIBOR rate at the Company's election. On each interest payment date which occurs prior to June 30, 1997, unless otherwise paid by the Company, all accrued and payable interest on the outstanding balance of the facility will be paid in kind by increasing the principal balance under a portion of the financing agreement, provided that no default or event of default has occurred and is continuing.

  The Company, at its election, can prepay the outstanding amount of loans at any time without penalty or premium.

  The financing agreement is collateralized by a pledge of stock of OCI owned by a wholly-owned subsidiary of the Company and by substantially all of OCI's assets. Under the terms of the financing agreement, the Company is subject to certain financial and operational covenants including restrictions on the payment of dividends by OCI, restrictions on additional indebtedness and financial maintenance obligations. Additionally, the financing agreement provides that, among other things, the failure to pay when due amounts owed to the FCC shall constitute an event of default. As of December 31, 1995 and June 30, 1996, OCI had an outstanding balance (principal and payment in kind interest) of approximately $31.8 million and $84.5 million, respectively. Of the outstanding balance at June 30, 1996, approximately $13.1 million is due June 30, 1997, with the remaining balance due in consecutive installments beginning March 31, 2000.

 Credit Agreement

  On November 21, 1995, the Company, through its subsidiary Omnipoint PCS Entrepreneurs, Inc. ("OPCSE"), signed a credit agreement and a term note with a bank in the original principal amount of $40.0 million. This note was used to fund the deposit with the Federal Communications Commission in connection with the C Block Auction.

  Interest periods on the term note ranged from one to fourteen days with interest rates set by the bank based on wholesale money market rates available to the bank which at December 31, 1995 was 6.375%. The agreement and term note was collateralized by all assets of OPCSE. Interest accrued as of December 31, 1995 was $58,172. The Company's outstanding balance at December 31, 1995 was $36.5 million. Subsequent to year end, the Company repaid the outstanding balance with the proceeds from the convertible subordinated and senior notes and initial public offering proceeds.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

 Senior Notes

  On November 22, 1995, the Company issued to two institutional investors both warrants to purchase an aggregate of 625,000 shares of Common Stock at $.004 per share and two five year term Senior Notes in the aggregate principal amount of $25.0 million. The Senior Notes contain sinking fund provisions requiring the Company to redeem in the aggregate $5.0 million in principal amount at the third and fourth anniversary dates of the date of issuance. The Company is subject to certain restrictions and requirements regarding the issuance of indebtedness senior or pari passu to the Senior Notes. Under the terms of the notes the Company is subject to certain covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to incur additional indebtedness; pay dividends or make distributions in respect of its capital stock or make certain restricted payments; create liens; or merge or sell all or substantially all of its assets. In the event that the employment of a senior officer of the Company is terminated prior to June 30, 1998, the Company must either pay the Senior Notes in full or pay a one time fee in an amount equal to 5% of the then outstanding principal of the Senior Notes. The Company may prepay the Senior Notes at any time. Interest is payable at 6% for the period November 22, 1995 to November 22, 1996, and thereafter is payable at 12% semiannually for the period from November 22, 1996 to November 22, 2000. Interest accrued as of December 31, 1995 and June 30, 1996 was $162,500 and $125,000, respectively. Associated with the valuation of the warrants, the Company recorded a debt discount and increase in additional paid-in capital of $8,747,500. The discount will be amortized over the five-year life of the notes and resulted in $232,739 and $1,066,962 of amortization included in interest expense as of December 31, 1995 and June 30, 1996, respectively.

 10% Convertible Subordinated Notes

  On November 29, 1995, the Company issued Convertible Subordinated Notes in the aggregate amount of $15.0 million, together with warrants to purchase 375,000 shares of Common Stock at an exercise price of $.004 per share. On December 18, 1995, the Company issued Convertible Subordinated Notes in the aggregate amount of $10.0 million, together with warrants to purchase 250,000 shares of Common Stock at an exercise price of $.004 per share. These notes are together known as the "Convertible Subordinated Notes". The Convertible Subordinated Notes have a stated interest rate of 10%, payable semiannually on March 31 and September 30, commencing on March 31, 1996. Interest accrued as of December 31, 1995 was $166,982. The Convertible Subordinated Notes were converted upon the closing of the initial public offering into an aggregate of 1,562,500 shares of Common Stock at $16.00 per share. Associated with the valuation of the warrants, the Company recorded a debt discount and an increase in additional paid-in capital of $8,747,500.

  The Company paid $1.0 million for investment banking services rendered in connection with the issuance of the Senior Notes and $15.0 million of the Convertible Subordinated Notes. The unamortized amounts are included in deferred financing costs and other intangible assets.

  Total interest expense associated with the notes payable and financing agreements was $1,931,693 and $3,314,291 for the year ended December 31, 1995 and for the six months ended June 30, 1996, respectively.

9. NEW YORK MTA LICENSE OBLIGATION:

  In December 1993, OCI was awarded a final Pioneer's Preference for a license that required no payment from OCI. Subsequent legislation mandated a methodology for charging for the New York MTA License. In accordance with terms defined in that legislation, OCI is obligated to pay a license fee to the FCC for the New York MTA License awarded in December 1994. The license fee was derived from 85% of the average per population price (based on the 1990 population) paid by the winning MTA auction bidders of the top 23 MTAs excluding the three MTA areas awarded by Pioneer's Preference. This derived number of $13.158 is multiplied by the 1990 New York MTA population of 26,411,597 to arrive at the total obligation of $347.5 million.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

  Prior to December 31, 1995, the FCC had not implemented the exact terms for principal and interest payments on the New York MTA License. The initial terms generally allow for installment payments over the first five years of the New York MTA License; with interest-only for at least the first two years. Since payments did not begin until after the New York MTA License and Pioneer's Preference orders were no longer subject to judicial review, the FCC had not yet determined the interest rate to be charged, the timing and nature of the installment payments and related issues. Therefore, OCI estimated and accrued interest at the prime rate (8.5% at December 31, 1994 and 1995) from the date the New York MTA License obligation was awarded, and had recorded as of December 31, 1995 accrued interest on the New York MTA License of $33.5 million.

  On March 8, 1996, the FCC adopted an Order which specifies the license payment terms, such as the interest rate and timetable for payment of the principal obligations for recipients of the Pioneer's Preference license. The Order provides for the Pioneers to make their payments in installments over five years. Based on this Order, the payments will be interest only for the first two years and the unpaid principal balance and interest will be paid over the remaining three years. The FCC adopted an interest rate of 7.75%. Payments commence 30 days from the Order date or April 8, 1996, and thereafter will be due on the last day of each financial quarter over the next five years. The five year payment period will run and interest will accrue from the adoption date of March 8, 1996.

  Based on the Order, the Company has revised its estimate and accrual of interest. Pursuant to Accounting Principles Board Opinion No. 20, "Accounting Changes," this change in accounting estimate was recorded in the Company's financial statements during December 1995, resulting in a decrease in 1995 interest expense of $33.5 million. Had this adjustment not been made, the historical net loss and loss per common share for the year ended December 31, 1995 would have been $74.6 million and $2.37, respectively, after giving effect to the dividends on Redeemable Convertible Preferred Stock.

  In addition, the license is conditioned upon the full and timely performance of payment obligations under the Company's installment plan. If the Company is more than ninety days delinquent in any payment, it will be deemed to be in default.

10. AGREEMENTS WITH NORTHERN TELECOM:

  Northern Telecom and the Company have signed a series of OEM equipment and supply agreements, as well as a vendor financing agreement (see Note 7). Northern Telecom will make varying payments as it purchases core electronics (primarily radio and digital cards for base stations) and software from the Company. Northern Telecom made an initial $3.0 million license payment in 1994 (part of up to $12.0 million in license and OEM fees to be paid to the Company under certain circumstances) and may make additional royalty payments based on shipments of the Company's products. Northern Telecom will then sell Omnipoint/Northern Telecom integrated systems to PCS operators, including the Company. The Company's purchases to build out the New York network will be financed by Northern Telecom under a financing agreement. The Company has agreed to make certain product upgrades and warranties available to Northern Telecom's customers. No equipment, hardware or software sales were made to Northern Telecom under the OEM Agreement during 1994 or 1995.

  During 1994, the Company entered into an agreement to purchase $100.0 million of equipment and services over the next five years with Northern Telecom. Under the terms of the Supply Agreement, if the conditions of OCI's purchase obligation are satisfied and OCI fails to purchase $100.0 million of equipment and services, it may have to pay a penalty of 10% of the unsatisfied portion of the $100.0 million which may be waived under certain conditions. On July 21, 1995, the Company entered into an amendment to this supply agreement to increase the purchase commitment from $100.0 million to $250.0 million. The Company has purchased approximately $19.0 and $57.3 million under this purchase commitment as of December 31, 1995 and June 30, 1996, respectively.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

 Manufacturing License Agreement

  On February 28, 1995, the Company entered into an agreement (the "Manufacturing License Agreement") with Northern Telecom in conjunction with the OEM Supply Agreement. Under the terms of the Manufacturing License Agreement, the Company will give Northern Telecom an option to receive the non-exclusive worldwide right to use, modify, manufacture or have manufactured all of the products supplied by the Company under the OEM Supply Agreement, subject to certain terms and restrictions. This option can be exercised if:
(i) there is a breach of the OEM Supply Agreement by the Company, (ii) a termination of supply of licensed product under the OEM Supply Agreement by the Company, or (iii) mutual agreement to terminate the OEM Supply Agreement by the Company and Northern Telecom. Additionally, if Northern Telecom meets certain purchasing thresholds from the Company, Northern Telecom may also elect to exercise this option. If the option is exercised under this circumstance, Northern Telecom has agreed to pay the Company a one-time license fee. In addition, in all cases, certain royalties on the products licensed are to be paid. The Manufacturing License Agreement has an initial five-year term unless terminated earlier in accordance with terms and conditions specified in the agreement. The agreement may extend for additional one-year terms.

 Collaborative Development Agreement

  On March 4, 1995, the Company entered into a five-year agreement (the "Collaborative Development Agreement") with Northern Telecom to collaborate with Northern Telecom on their mutual planning and development activities for PCS products. Under the terms of the Collaborative Development Agreement, Northern Telecom and the Company have agreed to commit resources to joint projects. The Collaborative Development Agreement may be renewed for successive one-year periods, and is subject to earlier termination by mutual agreement of the parties or by either party upon written notice to the other party thirty days prior to the end of the initial term or a renewal term.

11. COMMITMENTS AND CONTINGENCIES:

 Commitments

  The Company has entered into various leases for its office, facilities and for equipment used in the development of its products. The leases are typically three to five years in length and payable monthly. The Company also has acquired the rights to approximately 4,500 sites in the New York MTA as possible locations for cell sites. Future minimum rentals under these noncancelable operating and capital leases as of December 31, 1995 are as follows, in thousands:

   PERIOD                                       OPERATING LEASES CAPITAL LEASES
   1996........................................      $  907          $ 210
   1997........................................         760            108
   1998........................................         277             13
   1999........................................         280            --
   2000........................................         217            --
                                                     ------          -----
     Total.....................................      $2,441            331
                                                     ======
   Less amount representing interest...........                         43
                                                                     -----
   Present value of minimum lease payments.....                        288
   Less current portion........................                        182
                                                                     -----
   Long-term portion of capital lease obliga-
    tions......................................                      $ 106
                                                                     =====

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

  Total rental expense for the years ended December 31, 1993, 1994 and 1995 was $201,670, $398,978 and $957,167, respectively. Capital leases in the amount of $551,139, $591,191, net of $116,068 and $234,867 accumulated depreciation, respectively, are included in fixed assets at December 31, 1994 and 1995, respectively.

  On December 12, 1995, the Company and Hansol Paper Co., Ltd. ("Hansol") and its telecom affiliates entered into a strategic alliance for the promotion of the Omnipoint System in the Republic of Korea and other parts of Asia, and the grant of a license to Hansol to manufacture Omnipoint System handsets. The agreement provides that Omnipoint will enter into a purchase order, subject to certain preconditions, including competitive pricing, to acquire from Hansol handsets for sale to subscribers in areas covered by licenses, if any, purchased by the Company in the Entrepreneurs' Band auction.

 Litigation

  The Company is not currently aware of any pending or threatened litigation that could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

12. STOCK OPTIONS AND WARRANTS:

  During 1991, the Company granted a warrant to purchase 915,000 shares of Common Stock at an exercise price of $0.008 per share, a price below market value, exercisable for a period of 10 years in exchange for investment banking services over five years. In connection with the warrants, the Company recorded a charge to operations and an increase to paid-in-capital of $0.8 million in 1991. The Company also issued a warrant to purchase 750,000 shares of Common Stock originally exercisable for a period of five years from the date of issuance. The warrants are exercisable for a price of $1.00 per share for the first 250,000 shares exercised, $1.10 per share for the next 250,000 shares exercised and $1.20 per share for the remaining 250,000 shares exercised. Subsequent to December 31, 1994, the Company and the warrant holder agreed that the warrant holder could loan to the Company an amount equal to the aggregate exercise price of the warrant on or before the original expiration date. In such event the expiration date of the warrant would be extended for an additional five years.

  In connection with the Senior Notes and Convertible Subordinated Notes issued in 1995, the Company granted to the holders of the notes warrants to purchase 1,250,000 shares of Common Stock at an exercise price of $.004 per share, a price below market value, exercisable for a period of five years from the date of issuance. In connection with the warrants, the Company recorded a discount on the notes and an increase to paid-in capital of $17.5 million.

  The 1990 stock option plan authorizes the grant of options exercisable for a maximum of 6,250,000 shares of Common Stock to key employees, consultants, officers and directors of the Company. Options under the plan expire 10 years from the date of the grant for incentive stock options and 10 years plus 30 days for nonstatutory options. Prior to the approval of the 1990 stock option plan, the Company granted a total of 890,000 nonstatutory stock options at an exercise price below the fair value of the stock. The Company recorded $91,024 of compensation expense in 1993, associated with these options. During 1995, the Company granted 5,044 additional stock options at an exercise price below the fair value of the stock. The Company recorded $24,255 of compensation expense during 1995 associated with these options.

  In June 1994, an unrelated party acquired 1,125,000 shares of Common Stock of the Company in exchange for an option held by such unrelated party an option to purchase a 9.85% interest in OCI. The estimated fair value of the Common Stock of $4.5 million at the time of the exercise of the option has been recorded as an

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)
additional investment in the subsidiary, with a corresponding intangible asset. Also in June 1994, an unrelated party exercised its option to purchase 549 shares (4.42%) of Omnipoint's stock in OCI for $3.2 million resulting in a gain of the same amount. The Company issued the options in 1992 to other Pioneer's Preference applicants, who were ultimately unsuccessful in obtaining a preference award.

  Information regarding the Company's stock option plans and warrants are summarized below:

                             INCENTIVE STOCK        NONSTATUTORY STOCK
                               OPTION PLAN              OPTION PLAN               WARRANTS
                          ----------------------- ------------------------ -----------------------
                          NUMBER OF     PRICE     NUMBER OF      PRICE     NUMBER OF     PRICE
                           SHARES     PER SHARE    SHARES      PER SHARE    SHARES     PER SHARE
Outstanding at December
 31, 1992...............   462,483    $0.44-$0.90 2,407,741   $0.008-$0.90 1,665,000  $0.008-$1.20
                          --------   ------------ ---------  ------------- ---------  ------------
Granted during 1993.....   107,633           4.00    55,000           4.00   972,223          7.20
Expired during 1993.....   (29,430)          0.90   (17,778)          0.90  (972,223)         7.20
Exercised during 1993...   (13,343)          0.90       --             --        --            --
                          --------   ------------ ---------  ------------- ---------  ------------
Outstanding at December
 31, 1993...............   527,343      0.44-4.00 2,444,963     0.008-4.00 1,665,000    0.008-1.20
                          --------   ------------ ---------  ------------- ---------  ------------
Exercisable at December
 31, 1993...............   272,650      0.44-0.90 2,165,888     0.008-0.90 1,665,000    0.008-1.20
                          --------   ------------ ---------  ------------- ---------  ------------
Granted during 1994.....   243,458          10.00    86,668          10.00       --            --
Expired during 1994.....      (285)          0.90    (1,110)          0.90       --            --
Exercised during 1994...   (16,828)     0.44-0.90   (40,733)    0.008-0.90       --            --
                          --------   ------------ ---------  ------------- ---------  ------------
Outstanding at December
 31, 1994...............   753,688     0.44-10.00 2,489,788    0.008-10.00 1,665,000    0.008-1.20
                          --------   ------------ ---------  ------------- ---------  ------------
Exercisable at December
 31, 1994...............   377,815      0.44-4.00 2,304,198     0.008-4.00 1,665,000    0.008-1.20
                          --------   ------------ ---------  ------------- ---------  ------------
Granted during 1995.....   402,834     6.00-14.00 1,149,636    0.004-24.00 1,479,168    0.004-6.00
Expired during 1995.....  (104,033)    0.90-10.00       --             --        --            --
Exercised during 1995...   (83,992)     0.90-4.00       --             --        --            --
                          --------   ------------ ---------  ------------- ---------  ------------
Outstanding at December
 31, 1995...............   968,497     0.90-14.00 3,639,424    0.004-24.00 3,144,168    0.004-6.00
                          --------   ------------ ---------  ------------- ---------  ------------
Exercisable at December
 31, 1995...............   390,491     0.44-14.00 2,423,133    0.004-24.00 3,144,168    0.004-6.00
                          --------   ------------ ---------  ------------- ---------  ------------
Granted during 1996.....   312,838    14.00-32.00    62,995    16.00-27.75       --            --
Expired during 1996.....   (25,281)    4.00-30.00    (3,370)          4.00       --            --
Exercised during 1996...  (334,908)    0.44-10.00  (397,945)    0.004-4.00  (346,999)        0.004
                          --------   ------------ ---------  ------------- ---------  ------------
Outstanding at September
 30, 1996...............   921,146   $0.44-$32.00 3,304,474  $0.004-$24.00 2,797,169  $0.004-$6.00
                          ========   ============ =========  ============= =========  ============
Exercisable at September
 30, 1996...............   135,313   $0.44-$32.00 2,063,413  $0.004-$24.00 2,797,169  $0.004-$6.00

  At December 31, 1995, 7,140,000 shares of Common Stock are reserved for the exercise of stock options, and 3,144,168 shares are reserved for the exercise of warrants.

  In July 1995, the Board of Directors repriced the stock options granted at $10.00 per share to $6.00 per share to reflect the adjusted fair market value of the Common Stock.

13. INCOME TAXES:

  At December 31, 1995, the Company had net operating loss carryforwards of approximately $64.2 million to be used to offset future taxable income; these carryforwards expire during the years through 2010, subject to certain limitations. Under the Tax Reform Act of 1986, the amount of and benefits from net operating losses that can be carried forward may be impaired or limited in certain circumstances. Due to the losses, the Company has not recorded income tax expense.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

  Deferred tax assets and liabilities are comprised of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1994      1995
                                                               (IN THOUSANDS)
     Deferred tax assets:
       Inventory............................................. $   112  $    244
       Compensation related..................................     --        361
       Deferred revenue......................................     --      1,720
       Other.................................................     --        144
       Net operating loss carryforwards......................   7,585    25,680
       Valuation allowance...................................  (7,056)  (21,611)
     Deferred tax liabilities:
       FCC License...........................................    (601)   (6,393)
       Fixed assets..........................................     (40)     (145)
                                                              -------  --------
       Net deferred tax assets............................... $   --   $    --
                                                              =======  ========

  Due to the uncertainty surrounding the realization of the favorable tax attributes on future tax returns, the Company has placed a valuation allowance against its otherwise recognizable net deferred tax assets.

14. MAJOR CUSTOMERS:

  In 1993, three customers each accounted for approximately 53%, 19% and 18% of total revenues. In fiscal year 1994, one customer accounted for 100% of total revenues. The customers included in these percentages vary from period to period.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                       DECEMBER 31, 1994    DECEMBER 31, 1995
                                      -------------------- --------------------
                                      CARRYING  ESTIMATED  CARRYING  ESTIMATED
                                       AMOUNT  FAIR VALUE   AMOUNT  FAIR VALUE
                                               (UNAUDITED)          (UNAUDITED)
                                                   (IN THOUSANDS)
Credit Agreement..................... $    --   $    --    $ 36,500  $ 36,500
Convertible Subordinated Notes.......      --        --      16,250    25,000
Loan payable under financing
 agreement...........................      --        --      19,479    19,479
Senior Notes.........................      --        --      16,485    25,000
New York MTA License Obligation......  347,518   347,518    347,518   347,518

 Cash and Cash Equivalents, Prepaid Expenses and Other Assets, Accounts Payable and Accrued Expenses

  The carrying amounts of these items are a reasonable estimate of their fair value.

 Long-Term and Short-Term Debt

  The fair value of these securities are estimated based on recent transactions. The value of these transactions are based on interest rates that are available to the Company for issuance of debt with similar terms and maturities because there are no public market quotes available for these securities.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

 New York MTA License Obligation

  The fair value of this obligation on the prevailing terms the United States Government offers other Pioneer Preference license holders. The terms and conditions for this obligation are set by the FCC based on authority granted by the Congress of the United States of America.

  The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1994 and December 31, 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

16. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                 NINE MONTHS
                                         YEARS ENDED DECEMBER       ENDED
                                                  31,           SEPTEMBER 30,
                                         --------------------- ----------------
                                         1993   1994    1995    1995     1996
                                                                 (UNAUDITED)
                                                     (IN THOUSANDS)
Non cash investing and financing
 activities:
  Liability incurred for acquisition of
   the license.......................... $--  $347,518 $   --  $   --  $360,442
  Capital lease obligations incurred and
   notes payable issued in exchange for
   fixed assets.........................  278      233      88      88      --
  Common Stock issued upon conversion of
   subordinated note....................  --     3,217     --      --    16,250
  Common Stock issued in exchange for an
   option held by a third-party to
   purchase shares of subsidiary........  --     4,500     --      --       --
  Common Stock issued in exchange for
   employee notes receivable............  --       250     825      75      --
  Issuance of Series B preferred stock
   in payment of Series B dividend......  --       --    1,517   1,517      576
  Issuance of Series C preferred stock
   in exchange for amounts due under
   line of credit.......................  --       --   10,000  10,000      --
  Dividends accrued on Series B and
   Series C preferred stock.............  --       --    1,839   1,030      --
  Proceeds from financing agreement used
   to pay origination fee...............  --       --    7,500     750      --
  Common Stock issued in exchange for
   services.............................  --       --       59      59      --
  Fixed assets and capitalized interest
   funded by the financing agreement....  --       --   13,312     --       --
  Advance payment of pilot system
   equipment financed through financing
   agreement............................  --       --    4,840     --       --
  Pilot system equipment funded by
   financing agreement..................  --       --    1,053     --     1,321
  Issuance of options as form of
   advanced compensation................  --       --      112     --       982
  Conversion of preferred stock in
   connection with offering.............  --       --      --      --    44,703

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

17. INDUSTRY SEGMENT INFORMATION, IN THOUSANDS:

                                        NINE MONTHS ENDED SEPTEMBER 30, 1996
                                        ---------------------------------------
                                         EQUIPMENT      SERVICE
                                          DIVISION     DIVISION       TOTAL
Revenues............................... $       --    $       --   $        --
Income (loss) from operations..........     (25,881)      (26,619)      (52,500)
Identifiable assets....................     305,135       900,691     1,205,826
Depreciation and amortization..........       1,503         7,871         9,374
Interest income (expense), net.........       3,442       (16,206)      (12,764)


                                            YEAR ENDED DECEMBER 31, 1995
                                        ---------------------------------------
                                         EQUIPMENT      SERVICE
                                          DIVISION     DIVISION       TOTAL
Revenues............................... $       --    $       --   $        --
Income (loss) from operations..........     (23,839)      (14,163)      (38,002)
Identifiable assets....................     108,684       366,306       474,990
Depreciation and amortization..........       1,900         9,138        11,038
Interest income (expense), net.........          57           175           232
                                            YEAR ENDED DECEMBER 31, 1994
                                        ---------------------------------------
                                         EQUIPMENT      SERVICE
                                          DIVISION     DIVISION       TOTAL
Revenues............................... $     3,000   $       --   $      3,000
Income (loss) from operations..........       3,217       (14,650)      (11,433)
Identifiable assets....................      13,810       347,136       360,946
Depreciation and amortization..........         688           437         1,125
Interest income (expense), net.........         301        (1,457)       (1,156)
                                            YEAR ENDED DECEMBER 31, 1993
                                        ---------------------------------------
                                         EQUIPMENT      SERVICE
                                          DIVISION     DIVISION       TOTAL
Revenues............................... $     1,618   $       --   $      1,618
Income (loss) from operations..........       3,589        (9,784)       (6,195)
Identifiable assets....................      14,465           --         14,465
Depreciation and amortization..........         246           --            246
Interest income (expense), net.........         (32)          --            (32)

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

18. QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

  The following table provides quarterly data for the fiscal years ended December 31, 1995 and 1994.


                                                      1995
                                   --------------------------------------------
                                   MARCH 31  JUNE 30   SEPTEMBER 30 DECEMBER 31
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.......................... $    --   $    --     $    --     $    --
Operating expenses:
  Research and development........    2,317     2,860       3,643       5,525
  Sales, general, and
   administrative.................    1,785     2,639       3,649       4,546
  Depreciation and amortization...    2,690     2,690       2,907       2,751
                                   --------  --------    --------    --------
    Total operating expenses......    6,792     8,189      10,199      12,822
                                   --------  --------    --------    --------
  Loss from operations............   (6,792)   (8,189)    (10,199)    (12,822)
Other income (expense):
  Interest income.................       50       102         400         197
  Interest expense (Note 8).......   (7,982)   (8,352)     (8,270)     24,087
                                   --------  --------    --------    --------
    Net income (loss)............. $(14,724) $(16,439)   $(18,069)   $ 11,462
                                   ========  ========    ========    ========
    Net income (loss) per common
     share........................   $(0.47)   $(0.52)     $(0.58)      $0.36
                                   ========  ========    ========    ========
Weighted average number of common
 shares outstanding...............   31,345    31,870      31,397      31,529
                                                      1994
                                   --------------------------------------------
                                   MARCH 31  JUNE 30   SEPTEMBER 30 DECEMBER 31
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.......................... $    --   $    --     $  3,000    $    --
Operating expenses:
  Research and development........    1,102     1,575       1,952       2,389
  Sales, general, and
   administrative.................      990     1,298       1,715       2,287
  Depreciation and amortization...       94       115         182         734
                                   --------  --------    --------    --------
    Total operating expenses......    2,186     2,988       3,849       5,410
                                   --------  --------    --------    --------
  Loss from operations............   (2,186)   (2,988)       (849)     (5,410)
Other income (expense):
  Interest income.................       94        84          95          90
  Interest expense................      (25)      (11)        (11)     (1,472)
  Miscellaneous income............      --         65         --          --
  Gain on sale of subsidiary
   stock..........................      --      3,194         --          --
                                   --------  --------    --------    --------
    Net income (loss)............. $ (2,117) $    344    $   (765)   $ (6,792)
                                   ========  ========    ========    ========
    Net income (loss) per common
     share........................   $(0.07)    $0.01      $(0.02)     $(0.22)
                                   ========  ========    ========    ========
Weighted average number of common
 shares outstanding...............   29,969    30,488      31,266      31,274

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

19. SUBSEQUENT EVENTS (UNAUDITED):

ERICSSON AGREEMENTS

  On April 16, 1996, Ericsson, Inc. ("Ericsson") and the Company entered into definitive agreements governing (i) the licensing and supply arrangement related to the Omnipoint System, (ii) the purchase by OCI or other Omnipoint affiliates of GSM handsets, (iii) the sale by Ericsson of IS-661 and GSM infrastructure equipment, and (iv) cooperation on marketing, standards and technical activities.

  Under the terms of the licensing and supply agreements, Ericsson will pay license fees and royalties, including an initial $4.5 million license fee.

  In addition, under the agreement for the sale of Ericsson infrastructure equipment, the Company and its affiliates will purchase $250.0 million of a mix of IS-661 and PCS 1900 infrastructure equipment. Under the handset agreement, the Company will purchase GSM handsets. These commitments are to be fulfilled within five years of the date upon which the definitive agreement was executed.

  In April 1996, the Company entered into a non-binding memorandum of understanding with Orbitel Mobile Communications Ltd., ("Orbitel"), a wholly-owned subsidiary of Ericsson, which contemplates agreements pursuant to which Orbitel will develop, manufacture and supply to the Company IS-661 and dual mode IS-661/PCS 1900 handsets in a mutually agreeable timetable upon OCI agreeing to a minimum purchase commitment to be determined when the parties have ascertained the resources necessary for the development and manufacture of such handsets.


  The Company has a credit facility with Ericsson to provide financing to the Company for up to $132.0 million for the purposes of financing the purchase of equipment and services from Ericsson for the New York MTA market. A portion of the Ericsson Credit Facility, which may be used for interest payments accruing under such facility, matures on June 30, 1998. The principal amount on other portions of the facility are payable in twenty consecutive quarterly installments beginning in 2000, with the final payment due on December 31, 2004. Amounts borrowed and repaid are not available for reborrowing. Interest on the Ericsson Credit Facility is payable quarterly at varying interest rates at a base or LIBOR rate at the Company's election.

  Under the terms of the Ericsson Credit Facility, OCI is subject to certain financial and operational covenants including restrictions on OCI's ability to pay dividends, restrictions on indebtedness and certain financial maintenance requirements. Additionally, the Ericsson Credit Facility provides that, among other events, the failure of OCI to pay when due amounts owing the FCC shall constitute an event of default.

  The Ericsson Credit Facility is secured by substantially all of the assets of OCI, including a pledge of all capital stock of OCI owned by a wholly-owned subsidiary of the Company (which constitutes a 95.58% ownership interest). All collateral is held by a collateral agent and is shared on a pari passu basis with Northern Telecom.

  On April 16, 1996, the Company, through its subsidiary, Omnipoint Communications, Inc. ("OCI"), signed a five year agreement with Ericsson to purchase $85.0 million of infrastructure equipment, software and engineering, installation and testing services. Of this amount, $75.0 million shall relate to PCS 1900/GSM based equipment and services and $10.0 million or less shall relate to IS-661 based equipment and services. In addition, had the Company acquired C-Block licenses covering 27.0 million people, beyond those in the New York MTA, the Company would have been obligated to purchase $165.0 million in additional equipment and services, of which $105.0 million would relate to PCS 1900/GSM equipment and services. As the Company acquired less than the
27.0 million people beyond the New York MTA, the Company remains obligated to make additional purchases, but the $165.0 million and the $105.0 million will be reduced proportionately to the actual coverage

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)
level obtained or such purchase level commitments shall be reduced in such other manner as the parties agree is equitable. The Company placed purchase orders for approximately $46.9 million under this purchase commitment as of September 30, 1996.

  The NT and Ericsson Credit Facilities are secured by a pledge of all capital stock of OCI owned by a wholly-owned subsidiary of the Company (which constitutes a 95.58% ownership interest) and substantially all of OCI's assets.

  The Company paid all outstanding balances to NT and Ericsson on September 30, 1996, or approximately $73.2 and $2.1 million, respectively.

  On July 1, 1996, the Company, through its subsidiary, Omnipoint Communications, Inc. ("OCI"), signed a five year agreement with a provider of billing and customer-care services for which the Company will be provided with software products and services to support its billing and customer-service requirements. The Company guaranteed an annual voice services processing commitment of 22,800,000 voice services as defined in the agreement over the next five years or $14.1 million.

  On June 28, 1996, the Company, through its subsidiary, Omnipoint Communications, Inc. ("OCI"), signed a three year agreement to receive fault, configuration and performance management services for its GSM network through a nonexclusive license of certain software. The Company will pay a fee of $0.0866 per POP for each area that is managed, directly or indirectly, by this software. The Company made an initial commitment of 40 million POPs or $3.5 million. The Company made payments of $1.0 million related to this commitment prior to September 30, 1996 and the remaining $2.5 million is due prior to June 30, 1997.

ENTREPRENEURS' BAND C BLOCK LICENSES

  The Company bid successfully for C Block licenses with an aggregate license fee of approximately $509.1 million (net of the 25% small business discount). On September 17, 1996, the FCC granted the Company's 18 Entrepreneurs' Band C Block PCS licenses. The Company has made a 10% down payment, or approximately $51.0 million, to the FCC for these licenses. The Company will pay interest only until 2003 and will pay the balance of $458.2 million and remaining interest in quarterly payments during the period 2003 to 2006. This obligation will bear interest at 7% per annum until paid. The C Block BTA licenses and any other licenses the Company purchases in the future will be accounted for in accordance with the recently agreed upon industry practices. Based on the Company's estimate of borrowing costs for debt similar to that issued by the U.S. government, the Company used an 11% discount rate. Accordingly, the licenses were recorded at a net present value of $411.0 million. Interest incurred for such licenses will be capitalized during the buildout phase and amortization of such license costs will begin with the commencement of service to customers.

FOLLOW-ON EQUITY OFFERING

  On July 3, 1996, the Company completed a follow-on public offering of 4,500,000 shares of common stock. Net proceeds to the Company totaled approximately $110.7 million after underwriters' commissions and associated offering costs. The net proceeds are expected to be used principally for the second required principal payment and subsequent interest payments for the Entrepreneurs' Band C Block licenses, for working capital and capital expenditures related to the Entrepreneurs' Band networks and for the New York MTA operations.

                             OMNIPOINT CORPORATION

 (INFORMATION AS OF SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1995 AND 1996 IS UNAUDITED)

D, E AND F BLOCK AUCTION

  On January 14, 1997, the Company successfully bid for 109 D, E and F Block licenses for an aggregate of $181.4 million (net of the 25% small business discount for the F Block licenses). The Company will make its first payment of $28.8 million utilizing the $60 million deposit with the FCC; the remaining $31.2 million of such deposit will be refunded to the Company. The Company is preparing its long-form application for these licenses. At the time the licenses are awarded, the Company will pay an additional $93.1 million at which time payments will be complete for the D and E Block licenses. The remaining $59.5 million for the F Block licenses is payable over a 10-year period. The F Block licenses require interest-only payments for the first two years at the 10-year Treasury Bill rate on the date the licenses are awarded. Principal and interest will be due over the remaining eight years. The Company anticipates that these licenses will be issued by the end of June 1997, unless delayed by FCC proceedings or litigation. The D, E and F Block licenses and any other licenses purchased by the Company in the future will be accounted for in accordance with the recently agreed upon industry practices. Accordingly, interest incurred for the licenses will be capitalized during the buildout phase and amortization of the license cost will begin with the commencement of service to customers.

AUGUST NOTES

  On August 27, 1996, the Company completed the private placement of $250.0 million of the August Notes. The Company received approximately $188.1 million, net of offering expenses and placed $53.3 million in escrow to pay the first two years' interest. On November 11, 1996, the Company offered to exchange its 11 5/8% Senior Notes due 2006 (the "New August Notes"), which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding August Notes. By December 10, 1996, all of the outstanding $250.0 million aggregate principal amount of August Notes were tendered to exchange for the New August Notes. The interest rate on and covenants with respect to the New August Notes are substantially identical to the interest rate on and covenant with respect to the August Notes. The New August Notes are obligations of the Company evidencing the same indebtedness as the August Notes and are governed by the same indenture as the August Notes.

LINE OF CREDIT

  In August 1996, the Company, through its subsidiary, Omnipoint PCS Entrepreneurs Two, Inc. ("OPCSE Two"), entered into a credit facility with a bank. The agreement provides for up to $100.0 million in revolving credit for general working capital purposes with a draw down termination date and final repayment date of May 8, 1997. The initial funding took place on August 12, 1996, at which time the Company drew down $60.0 million (which amount was repaid on August 13, 1996). Subsequent to the initial drawing, the committed amount of the credit facility may not exceed the initial drawing and is subject to mandatory reduction under the terms of the credit agreement. Under the terms of the agreement, the Company paid a portion of the upfront fee and will pay additional fees based in part on amounts outstanding from time to time. Interest periods range from one to fourteen days, with interest rates set by the bank based on wholesale money market rates available to the bank. The facility is secured by all assets of OPCSE Two and a pledge of all capital stock of OPCSE Two owned by a wholly-owned subsidiary of the Company. The Company has also guaranteed the payment and performance of OPCSE Two's obligations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURI-TIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES OR IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  ------------

                               TABLE OF CONTENTS

                                                                           PAGE
 Prospectus Summary.......................................................   1
 Risk Factors.............................................................  11
 Use of Proceeds..........................................................  23
 Capitalization...........................................................  24
 Selected Consolidated Financial Data.....................................  25
 Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................  26
 The Exchange Offer.......................................................  33
 Business.................................................................  40
 Management...............................................................  58
 Certain Relationships and Related Transactions...........................  67
 Security Ownership of Certain Beneficial Owners and Management...........  68
 Description of Certain Indebtedness......................................  70
 Description of the New Notes.............................................  72
 Plan of Distribution.....................................................  97
 Legal Matters............................................................  98
 Experts..................................................................  98
 Available Information....................................................  98
 Index to Consolidated Financial Statements............................... F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                             OFFER TO EXCHANGE ITS
                         11 5/8% SERIES A SENIOR NOTES
                            DUE 2006 WHICH HAVE BEEN
                              REGISTERED UNDER THE
                            SECURITIES ACT OF 1933,
                          AS AMENDED, FOR ANY AND ALL
                               OF ITS OUTSTANDING
                         11 5/8% SERIES A SENIOR NOTES
                                    DUE 2006

                                ----------------

                                   PROSPECTUS

                                ----------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary.
Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

  At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

    3.1*   Amended and Restated Certificate of Incorporation of the Registrant.
    3.2    Amended and Restated Bylaws of the Registrant, as amended.
    4.1    Specimen certificate for the new 11 5/8% Series A Senior Note due
            2006 of the Registrant.
    4.2*** Indenture by and between the Registrant and Marine Midland Bank, as trustee, dated December 2, 1996.
    5.1    Opinion of Piper & Marbury L.L.P. regarding legality of securities being registered.
   10.1@   Registrant's Amended and Restated 1990 Stock Option Plan.
   10.2@   Form of Incentive Stock Option Agreement under Registrant's 1990
            Stock Option Plan.
   10.3@   Form of Stock Option Agreement under Registrant's 1990 Stock Option
            Plan for non-qualified options.
   10.4@   Form of Stock Option Agreement outside scope of Registrant's 1990
            Stock Option Plan for non-qualified options.
   10.5@   Warrant Certificate, dated August 2, 1991, by and between the
            Registrant and Allen
            & Company Incorporated.
   10.6@   Warrant Certificate, dated August 2, 1991, by and between the
            Registrant and Allen
            & Company Incorporated.
   10.7@   Letter agreement, dated June 29, 1995, by and between the Registrant and Allen
            & Company Incorporated (relating to Exhibit 10.6).
   10.8@   Common Stock Purchase Warrant issued March 10, 1995, granted to
            Madison Dearborn Capital Partners, L.P.
   10.9@   Common Stock Purchase Warrant issued March 10, 1995, granted to
            Madison Dearborn Capital Partners, L.P.
   10.10@  Proprietary Information, Development and Non-Compete Agreement,
            dated December 6, 1990, by and between the Registrant and Douglas
            G. Smith.
   10.11@  Employment Agreement, effective October 1, 1995, by and between the
            Registrant, Omnipoint Communications Inc. and George F. Schmitt.
   10.12@  Promissory Note, dated October 1, 1995, by George F. Schmitt.
   10.13@  Stock Restriction Agreement, dated October 1, 1995, by and between the Registrant and George F. Schmitt.

   10.14@ Employment Agreement, dated April 17, 1995, by and between the
           Registrant and Bradley E. Sparks.
   10.15@ Promissory Note, dated April 17, 1995, by Bradley E. Sparks.
   10.16@ Stock Restriction Agreement, dated April 17, 1995, by and between the
           Registrant and Bradley E. Sparks.
   10.17@ Employment Agreement, dated December 5, 1994, by and between the
           Registrant and Randall Meals.
   10.18@ Promissory Note, dated December 5, 1994, by Randall Meals.
   10.19@ Promissory Note, dated September 19, 1995, by Randall Meals.
   10.20@ Stock Restriction Agreement, dated December 5, 1995, by and between the Registrant and Randall Meals.
   10.21@ Employment Agreement, dated June 21, 1994, by and between Omnipoint
           Communications Inc. and Harry Plonskier.
   10.22@ Stock Restriction Agreement, dated July 5, 1994, by and between the
           Registrant and Harry Plonskier.
   10.23@ Employment Agreement, dated June 16, 1991, by and between the
           Registrant and Evelyn Goldfine.
   10.24@ Employment Agreement, dated April 15, 1994, by and between the
           Registrant and Robert Dixon.
   10.25  [Intentionally left blank]
   10.26@ Form of Employment Agreement by and between the Registrant and its employees.
   10.27@ Form of Non-Disclosure Agreement.
   10.28@ Form of Stock Restriction Agreement by and between the Registrant and certain stockholders.
   10.29@ Series A Convertible Preferred Stock Purchase Agreement, dated August
           2, 1991, by and between the Registrant and Allen & Company
           Incorporated.
   10.30@ Series B Convertible Preferred Stock Purchase Agreement, dated August
           9, 1993, by and among the Registrant and Madison Dearborn Capital
           Partners, L.P.
   10.31@ Amendment No. 1 to Series B Convertible Preferred Stock Purchase
           Agreement, dated June 29, 1995, by and between the Registrant and Madison Dearborn Capital Partners, L.P.
   10.32@ Series C Convertible Preferred Stock Purchase Agreement, dated June
           29, 1995, by and among the Registrant and the other parties named therein.
   10.33@ Stock Purchase Agreement, dated January 29, 1994, by and between the
           Registrant and Ameritech Development Corporation.
   10.34@ Stock Purchase Agreement, dated June 29, 1994, by and between the
           Registrant and Associated PCN Company.
   10.35@ Common Stock Purchase Agreement, dated June 1, 1994, by and between the Registrant and the parties named therein.
   10.36@ Amended and Restated Registration Rights Agreement, dated June 29,
           1995, by and among the Registrant and the parties named therein.
   10.37@ First Amended and Restated Voting Agreement, dated June 29, 1995, by and among the Registrant and the other parties named therein.
   10.38@ OEM Supply Agreement for Omnipoint PCS (Personal Communication
           Systems) Products, dated September 22, 1994, by and between the Registrant and Northern Telecom Inc.

   10.39@  Letter agreement dated December 9, 1994, by and between the
            Registrant and Northern Telecom Inc. (relating to Exhibit 10.38).
   10.40@  Manufacturing License and Escrow Agreement for Personal
            Communication Service Products, dated February 28, 1995, by and between the Registrant and Northern
            Telecom Inc.
   10.41@  Collaborative Development Agreement, dated March 1, 1995, by and between the Registrant and Northern Telecom Inc.
   10.42@  Reciprocal OEM Agreement Memorandum of Understanding, dated March
            30, 1995, by and between the Registrant and Northern Telecom Inc.
   10.43@  Supply Agreement, dated September 22, 1994, by and between Omnipoint
            Communications Inc. and Northern Telecom Inc.
   10.44@  Amendment No. 1 to Supply Agreement, dated July 21, 1995, by and between Omnipoint Communications Inc. and Northern Telecom Inc.
   10.45@  Loan Agreement, dated as of July 21, 1995, by and between Omnipoint
            Communications Inc. and Northern Telecom Inc.
   10.46   [Intentionally left blank]
   10.47@  Engineering Services Agreement, dated as of August 31, 1995, by and between the Registrant and JRC International Inc.
   10.48@  Office Sublease Agreement by and between the Registrant and United
            Technologies Microelectronics Center, Inc., commencing August 1,
            1994 or upon earlier occupation by the Registrant.
   10.49@ Amendment to Office Sublease Agreement, signed August 17, 1994, by and between the Registrant and United Technologies Microelectronics
            Center, Inc.
   10.50@  Office Building Lease for Courthouse Plaza Office Building, dated
            January 18, 1994, by and between the Registrant and Eastrich No.
            130 Corporation.
   10.51@  First Lease Amendment, dated January 20, 1995, by and between the
            Registrant and Eastrich No. 130 Corporation.
   10.52@  Pioneer's Preference License granted by the FCC to Omnipoint
            Communications Inc. on December 14, 1994.
   10.53@  Note and Warrant Purchase Agreement dated November 22, 1995, between the Registrant and the purchasers named therein.
   10.54@  Senior Note Due 2000 issued by the Registrant on November 22, 1995 to the holder identified therein.
   10.55@  Senior Note Due 2000 issued by the Registrant on November 22, 1995 to the holder identified therein.
   10.56@  Common Stock Warrant issued by the Registrant on November 22, 1995 to the holder identified therein.
   10.57@  Common Stock Warrant issued by the Registrant on November 22, 1995 to the holder identified therein.
   10.58@+ Credit Agreement, dated as of November 21, 1995, by and among OPCS
            Corp., Omnipoint PCS Entrepreneurs, Inc. and Bank of America
            National Trust and Savings Association.
   10.59@+ Memorandum of Understanding, dated November 22, 1995, by and between the Registrant and Ericsson Inc.

   10.60@    Letter Agreement, dated January 24, 1996, by and between the
              Registrant and between Ericsson Inc.
   10.61@    Convertible Subordinated Note and Warrant Purchase
              Agreement, dated December 12, 1995, by and between the
              Registrant and Hansol Paper Co., Ltd.
   10.62@    Convertible Subordinated Note and Warrant Purchase
              Agreement, dated as of November 29, 1995, by and among the
              Registrant and the entities identified therein.
   10.63@    Waiver of Registration Rights and Confirmation of 180-Day
              Lockup, dated as of October 31, 1995, by and between the
              Registrant and Ameritech Development Corporation.
   10.64@    Registration Rights Agreement dated as of April 26, 1994, by and among the Registrant and the parties thereto.
   10.65@    Contract for Sale of Real Estate, dated August 30, 1995, by and between F&R Bari Realty, Ltd., Inc. and Omnipoint
              Communications Inc.
   10.66@    Lease Agreement, dated October 15, 1995, by and between the
              Registrant and Baetis Properties, Inc.
   10.67**++ Acquisition Agreement for Ericsson CMS 40 Personal
              Communications Systems (PCS) Infrastructure Equipment,
              dated as of April 16, 1996, by and between Ericsson Inc.
              and Omnipoint Communications.
   10.68**++ Acquisition Supply and License Agreement for Omnipoint
              Personal Communications Systems (PCS) Infrastructure
              Equipment, dated as of April 16, 1996, by and between
              Ericsson Inc. and the Registrant.
   10.69**++ Agreement for Purchase and Sale of Ericsson Inc. Masko
              Terminal Units, dated as of April 16, 1996, by and between
              Ericsson, Inc. and Omnipoint Communications, Inc.
   10.70**++ Memorandum of Understanding, dated April 2, 1996, by and between Orbitel Mobile Communications Inc. and the
              Registrant
   10.71@@   License Agreement, dated March 22, 1996, by and between the
              Registrant and Bender & Company, Inc.
   10.72@@   Second License Agreement, dated April 17, 1996, by and
              between Registrant and Bender & Company, Inc.
   10.73@@   Lease Agreement, dated March 1, 1996, by and between Omniset
              Corporation and Roots Stone Limited Partnership.
   10.74***  Escrow Agreement by and among the Registrant, the Chase
              Manhattan Bank and Marine Midland Bank, dated December 2,
              1996.
   13.1#     Annual Report on Form 10-K for the fiscal year ended
              December 31, 1995.
   13.2##    Quarterly Report on Form 10-Q for the fiscal quarter ended
              March 31, 1996.
   13.3###   Amended Quarterly Report on Form 10-Q/A for the fiscal
              quarter ended March 31, 1996.
   13.4####  Quarterly Report on Form 10-Q for the fiscal quarter ended
              June 30, 1996.
   22.1@     Subsidiaries of the Registrant.
   23.1      Consent of Coopers & Lybrand L.L.P.
   23.2      Consent of Piper & Marbury L.L.P. (to be included as part of
              Exhibit 5.1 hereto).

   23.2  Consent of Piper & Marbury L.L.P. (to be included as part of Exhibit 5.1 hereto).
   24.1  Power of Attorney (included in signature pages).
   25.1  Statement of Eligibility and Qualification on Form T-1 of Marine Midland Bank, as Trustee, dated
                       ,     .
   99.1  Form of Letter of Transmittal.
   99.2  Form of Notice of Guaranteed Delivery.
   99.3  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
   99.4  Form of Letter to Clients.

---------------------
   @ Incorporated herein by reference to the Company's Registration Statement on Form S-1, No. 33-98360.
  @@ Incorporated herein by reference to the Company's Registration Statement on Form S-1, No. 33-03739.
   * Incorporated herein by reference to Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
  ** Incorporated by reference from the Company's Current Report on Form 8-K, filed May 3, 1996.
 *** Incorporated by reference from the Company's Current Report on Form 8-K, filed December 20, 1996.
   # Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
  ## Incorporated by reference from the Company's Quarterly Report on Form 10-
     Q for the fiscal quarter ended March 31, 1996.
 ### Incorporated by reference from the Company's Amended Quarterly Report on
     Form 10-Q for the fiscal quarter ended March 31, 1996.
#### Incorporated by reference from the Company's Quarterly Report on Form 10-
     Q for the fiscal quarterly ended June 30, 1996.
   + Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Act, which application was granted by the Commission.
  ++ Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 24b-2 under the Exchange Act of 1934, filed May 3,1996.

22. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporate Law, the Certificate of Incorporation and the Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ARLINGTON,
COUNTY OF ARLINGTON, COMMONWEALTH OF VIRGINIA, ON THE   DAY OF JANUARY, 1997.

                                          OMNIPOINT CORPORATION


                                          By:    /s/ Douglas G. Smith
                                              --------------------------------
                                                     DOUGLAS G. SMITH
                                              PRESIDENT AND CHIEF EXECUTIVE
                                                        OFFICER

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

  Each person whose signature appears below in so signing also makes, constitutes and appoints Douglas G. Smith and Edwin M. Martin, Jr. and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

              SIGNATURE                        TITLE                 DATE

     /s/ Douglas G. Smith              President, Chief                   , 1997
-------------------------------------   Executive Officer
          DOUGLAS G. SMITH              Chairman of the
                                        Board and Director


     /s/ George F. Schmitt             Executive Vice                     , 1997
-------------------------------------   President and
          GEORGE F. SCHMITT             Director; President
                                        of Omnipoint
                                        Communication, Inc.


     /s/ Bradley E. Sparks             Chief Financial                    , 1997
-------------------------------------   Officer
          BRADLEY E. SPARKS


       /s/ James J. Ross               Director and Vice                  , 1997
-------------------------------------   Chairman of the
            JAMES J. ROSS               Board

              SIGNATURE                         TITLE                DATE

      /s/ Evelyn Goldfine               Director                          , 1997
-------------------------------------
           EVELYN GOLDFINE



     /s/ Richard L. Fields              Director                          , 1997
-------------------------------------
          RICHARD L. FIELDS



     /s/ Paul J. Finnegan               Director                          , 1997
-------------------------------------
          PAUL J. FINNEGAN



    /s/ James N. Perry, Jr.             Director                          , 1997
-------------------------------------
         JAMES N. PERRY, JR.



        /s/ Arjun Gupta                 Director                          , 1997
-------------------------------------
             ARJUN GUPTA

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
  3.1*       Amended and Restated Certificate of Incorporation of the
              Registrant.
  3.2        Amended and Restated Bylaws of the Registrant, as amended.
  4.1        Specimen certificate for the new 11 5/8% Series A Senior
              Note due 2006 of the Registrant.
  4.2***     Indenture by and between the Registrant and Marine Midland
              Bank, as trustee, dated December 2, 1996.
  5.1        Opinion of Piper & Marbury L.L.P. regarding legality of
              securities being registered.
 10.1@       Registrant's Amended and Restated 1990 Stock Option Plan.
 10.2@       Form of Incentive Stock Option Agreement under Registrant's
              1990 Stock Option Plan.
 10.3@       Form of Stock Option Agreement under Registrant's 1990
              Stock Option Plan for non-qualified options.
 10.4@       Form of Stock Option Agreement outside scope of
              Registrant's 1990 Stock Option Plan for non-qualified
              options.
 10.5@       Warrant Certificate, dated August 2, 1991, by and between
              the Registrant and Allen & Company Incorporated.
 10.6@       Warrant Certificate, dated August 2, 1991, by and between
              the Registrant and Allen & Company Incorporated.
 10.7@       Letter agreement, dated June 29, 1995, by and between the
              Registrant and Allen & Company Incorporated (relating to
              Exhibit 10.6).
 10.8@       Common Stock Purchase Warrant issued March 10, 1995,
              granted to Madison Dearborn Capital Partners, L.P.
 10.9@       Common Stock Purchase Warrant issued March 10, 1995,
              granted to Madison Dearborn Capital Partners, L.P.
 10.10@      Proprietary Information, Development and Non-Compete
              Agreement, dated December 6, 1990, by and between the
              Registrant and Douglas G. Smith.
 10.11@      Employment Agreement, effective October 1, 1995, by and
              between the Registrant, Omnipoint Communications Inc. and
              George F. Schmitt.
 10.12@      Promissory Note, dated October 1, 1995, by George F.
              Schmitt.
 10.13@      Stock Restriction Agreement, dated October 1, 1995, by and between the Registrant and George F. Schmitt.
 10.14@      Employment Agreement, dated April 17, 1995, by and between the Registrant and Bradley E. Sparks.
 10.15@      Promissory Note, dated April 17, 1995, by Bradley E.
              Sparks.
 10.16@      Stock Restriction Agreement, dated April 17, 1995, by and
              between the Registrant and Bradley E. Sparks.
 10.17@      Employment Agreement, dated December 5, 1994, by and
              between the Registrant and Randall Meals.
 10.18@      Promissory Note, dated December 5, 1994, by Randall Meals.
 10.19@      Promissory Note, dated September 19, 1995, by Randall
              Meals.
 10.20@      Stock Restriction Agreement, dated December 5, 1995, by and between the Registrant and Randall Meals.
 10.21@      Employment Agreement, dated June 21, 1994, by and between
              Omnipoint Communications Inc. and Harry Plonskier.
 10.22@      Stock Restriction Agreement, dated July 5, 1994, by and
              between the Registrant and Harry Plonskier.

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 10.23@      Employment Agreement, dated June 16, 1991, by and between
              the Registrant and Evelyn Goldfine.
 10.24@      Employment Agreement, dated April 15, 1994, by and between the Registrant and Robert Dixon.
 10.25       [Intentionally left blank]
 10.26@      Form of Employment Agreement by and between the Registrant and its employees.
 10.27@      Form of Non-Disclosure Agreement.
 10.28@      Form of Stock Restriction Agreement by and between the
              Registrant and certain stockholders.
 10.29@      Series A Convertible Preferred Stock Purchase Agreement,
              dated August 2, 1991, by and between the Registrant and
              Allen & Company Incorporated.
 10.30@      Series B Convertible Preferred Stock Purchase Agreement,
              dated August 9, 1993, by and among the Registrant and
              Madison Dearborn Capital Partners, L.P.
 10.31@      Amendment No. 1 to Series B Convertible Preferred Stock
              Purchase Agreement, dated June 29, 1995, by and between
              the Registrant and Madison Dearborn Capital Partners, L.P.
 10.32@      Series C Convertible Preferred Stock Purchase Agreement,
              dated June 29, 1995, by and among the Registrant and the
              other parties named therein.
 10.33@      Stock Purchase Agreement, dated January 29, 1994, by and
              between the Registrant and Ameritech Development
              Corporation.
 10.34@      Stock Purchase Agreement, dated June 29, 1994, by and
              between the Registrant and Associated PCN Company.
 10.35@      Common Stock Purchase Agreement, dated June 1, 1994, by and between the Registrant and the parties named therein.
 10.36@      Amended and Restated Registration Rights Agreement, dated
              June 29, 1995, by and among the Registrant and the parties named therein.
 10.37@      First Amended and Restated Voting Agreement, dated June 29,
              1995, by and among the Registrant and the other parties
              named therein.
 10.38@      OEM Supply Agreement for Omnipoint PCS (Personal
              Communication Systems) Products, dated September 22, 1994, by and between the Registrant and Northern Telecom Inc.
 10.39@      Letter agreement dated December 9, 1994, by and between the
              Registrant and Northern Telecom Inc. (relating to Exhibit
              10.38).
 10.40@      Manufacturing License and Escrow Agreement for Personal
              Communication Service Products, dated February 28, 1995,
              by and between the Registrant and Northern Telecom Inc.
 10.41@      Collaborative Development Agreement, dated March 1, 1995,
              by and between the Registrant and Northern Telecom Inc.
 10.42@      Reciprocal OEM Agreement Memorandum of Understanding, dated
              March 30, 1995, by and between the Registrant and Northern
              Telecom Inc.
 10.43@      Supply Agreement, dated September 22, 1994, by and between
              Omnipoint Communications Inc. and Northern Telecom Inc.
 10.44@      Amendment No. 1 to Supply Agreement, dated July 21, 1995,
              by and between Omnipoint Communications Inc. and Northern
              Telecom Inc.
 10.45@      Loan Agreement, dated as of July 21, 1995, by and between
              Omnipoint Communications Inc. and Northern Telecom Inc.
 10.46       [Intentionally left blank]

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 10.47@      Engineering Services Agreement, dated as of August 31,
              1995, by and between the Registrant and JRC International
              Inc.
 10.48@      Office Sublease Agreement by and between the Registrant and
              United Technologies Microelec-tronics Center, Inc.,
              commencing August 1, 1994 or upon earlier occupation by
              the Registrant.
 10.49@      Amendment to Office Sublease Agreement, signed August 17,
              1994, by and between the Registrant and United
              Technologies Microelectronics Center, Inc.
 10.50@      Office Building Lease for Courthouse Plaza Office Building,
              dated January 18, 1994, by and between the Registrant and
              Eastrich No. 130 Corporation.
 10.51@      First Lease Amendment, dated January 20, 1995, by and
              between the Registrant and Eastrich No. 130 Corporation.
 10.52@      Pioneer's Preference License granted by the FCC to
              Omnipoint Communications Inc. on December 14, 1994.
 10.53@      Note and Warrant Purchase Agreement dated November 22,
              1995, between the Registrant and the purchasers named
              therein.
 10.54@      Senior Note Due 2000 issued by the Registrant on November
              22, 1995 to the holder identified therein.
 10.55@      Senior Note Due 2000 issued by the Registrant on November
              22, 1995 to the holder identified therein.
 10.56@      Common Stock Warrant issued by the Registrant on November
              22, 1995 to the holder identified therein.
 10.57@      Common Stock Warrant issued by the Registrant on November
              22, 1995 to the holder identified therein.
 10.58@+     Credit Agreement, dated as of November 21, 1995, by and
              among OPCS Corp., Omnipoint PCS Entrepreneurs, Inc. and
              Bank of America National Trust and Savings Association.
 10.59@+     Memorandum of Understanding, dated November 22, 1995, by
              and between the Registrant and Ericsson Inc.
 10.60@      Letter Agreement, dated January 24, 1996, by and between
              the Registrant and between Ericsson Inc.
 10.61@      Convertible Subordinated Note and Warrant Purchase
              Agreement, dated December 12, 1995, by and between the
              Registrant and Hansol Paper Co., Ltd.
 10.62@      Convertible Subordinated Note and Warrant Purchase
              Agreement, dated as of November 29, 1995, by and among the
              Registrant and the entities identified therein.
 10.63@      Waiver of Registration Rights and Confirmation of 180-Day
              Lockup, dated as of October 31, 1995, by and between the
              Registrant and Ameritech Development Corporation.
 10.64@      Registration Rights Agreement dated as of April 26, 1994,
              by and among the Registrant and the parties thereto.
 10.65@      Contract for Sale of Real Estate, dated August 30, 1995, by and between F&R Bari Realty, Ltd., Inc. and Omnipoint
              Communications Inc.
 10.66@      Lease Agreement, dated October 15, 1995, by and between the
              Registrant and Baetis Properties, Inc.

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 10.67**++   Acquisition Agreement for Ericsson CMS 40 Personal
              Communications Systems (PCS) Infrastructure Equipment,
              dated as of April 16, 1996, by and between Ericsson Inc.
              and Omnipoint Communications.
 10.68**++   Acquisition Supply and License Agreement for Omnipoint
              Personal Communications Systems (PCS) Infrastructure
              Equipment, dated as of April 16, 1996, by and between
              Ericsson Inc. and the Registrant.
 10.69**++   Agreement for Purchase and Sale of Ericsson Inc. Masko
              Terminal Units, dated as of April 16, 1996, by and between
              Ericsson, Inc. and Omnipoint Communications, Inc.
 10.70**++   Memorandum of Understanding, dated April 2, 1996, by and
              between Orbitel Mobile Communications Inc. and the
              Registrant.
 10.71@@     License Agreement, dated March 22, 1996, by and between the
              Registrant and Bender & Company, Inc.
 10.72@@     Second License Agreement, dated April 17, 1996, by and
              between Registrant and Bender & Company, Inc.
 10.73@@     Lease Agreement, dated March 1, 1996, by and between
              Omniset Corporation and Roots Stone Limited Partnership.
 10.74***    Escrow Agreement by and among the Registrant, the Chase
              Manhattan Bank and Marine Midland Bank, dated December 2,
              1996.
 13.1#       Annual Report on Form 10-K for the fiscal year ended
              December 31, 1995.
 13.2##      Quarterly Report on Form 10-Q for the fiscal quarter ended
              March 31, 1996.
 13.3###     Amended Quarterly Report on Form 10-Q/A for the fiscal
              quarter ended March 31, 1996.
 13.4####    Quarterly Report on Form 10-Q for the fiscal quarter ended
              June 30, 1996.
 22.1@       Subsidiaries of the Registrant.
 23.1        Consent of Coopers & Lybrand L.L.P.
 23.2        Consent of Piper & Marbury L.L.P. (to be included as part
              of Exhibit 5.1 hereto).
 24.1        Power of Attorney (included in signature pages).
 25.1        Statement of Eligibility and Qualification on Form T-1 of
              Marine Midland Bank, as Trustee, dated September 11, 1996.
 99.1        Form of Letter of Transmittal.
 99.2        Form of Notice of Guaranteed Delivery.
 99.3        Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees.
 99.4        Form of Letter to Clients.

---------------------
@ Incorporated herein by reference to the Company's Registration Statement on Form S-1, No. 33-98360.
@@ Incorporated herein by reference to the Company's Registration Statement on Form S-1, No. 33-03739.

   * Incorporated herein by reference to Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
  ** Incorporated by reference from the Company's Current Report on Form 8-K, filed May 3, 1996.
 *** Incorporated by reference from the Company's Current Report on Form 8-K, filed December 20, 1996.
   # Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
  ## Incorporated by reference from the Company's Quarterly Report on Form 10-
     Q for the fiscal quarter ended March 31, 1996.
 ### Incorporated by reference from the Company's Amended Quarterly Report on
     Form 10-Q for the fiscal quarter ended March 31, 1996.
#### Incorporated by reference from the Company's Quarterly Report on Form 10-
     Q for the fiscal quarterly ended June 30, 1996.
   + Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Act, which application was granted by the Commission.
  ++ Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 24b-2 under the Exchange Act of 1934, filed May 3, 1996.